AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 20, 1997
                                                      REGISTRATION NO. 333-11335

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 2
                                       TO

                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          CASTLE DENTAL CENTERS, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

               DELAWARE                                  8021
   (STATE OR OTHER JURISDICTION OF           (PRIMARY STANDARD INDUSTRIAL
    INCORPORATION OR ORGANIZATION)           CLASSIFICATION CODE NUMBER)

                                   76-0486898
                                (I.R.S. EMPLOYER
                               IDENTIFICATION NO.)

                              JACK H. CASTLE, JR.
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                            1360 POST OAK BOULEVARD
                                   SUITE 1300
                              HOUSTON, TEXAS 77056
                                 (713) 513-1400

      (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
 AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES AND AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

      WILLIAM D. GUTERMUTH                             F. MITCHELL WALKER, JR.
  BRACEWELL & PATTERSON, L.L.P.                        BASS, BERRY & SIMS PLC
   SOUTH TOWER PENNZOIL PLACE                        2700 FIRST AMERICAN CENTER
711 LOUISIANA STREET, SUITE 2900                     NASHVILLE, TENNESSEE 37238
    HOUSTON, TEXAS 77002-2781

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_____________________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]______________________________________________________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

******************************************************************************
*                                                                            *
*   INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A    *
*   REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED       *
*   WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT    *
*   BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE          *
*   REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT      *
*   CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR   *
*   SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH   *
*   OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR   *
*   QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.               *
*                                                                            *
******************************************************************************

                   SUBJECT TO COMPLETION, DATED JUNE 20, 1997
PROSPECTUS

                                2,500,000 SHARES

                          [LOGO CASTLE DENTAL CENTERS]

                                  COMMON STOCK

     The 2,500,000 shares of Common Stock (the "Common Stock") offered hereby are being sold by Castle Dental Centers, Inc. (the "Company"). Prior to this offering, there has been no public market for the Common Stock. It is currently anticipated that the initial public offering price for the Common Stock will be between $10.00 and $12.00 per share. See "Underwriting" for information relating to the factors considered in determining the initial public offering price. The Common Stock has been approved for listing on the Nasdaq Stock Market's National Market under the symbol "CASL."

     SEE "RISK FACTORS" BEGINNING ON PAGE 7 FOR A DISCUSSION OF CERTAIN
FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.

                               ------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

================================================================================
                              PRICE TO          UNDERWRITING        PROCEEDS TO
                               PUBLIC           DISCOUNT(1)          COMPANY(2)
------------------------------------------------------------------
Per Share................        $                   $                   $
------------------------------------------------------------------
Total(3).................        $                   $                   $
================================================================================

  (1) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

  (2) Before deducting estimated expenses of $1,225,000 payable by the Company.

  (3) The Company has granted the Underwriters a 30-day over-allotment option to purchase up to 375,000 additional shares of Common Stock on the same terms and conditions as set forth above. If all such shares are purchased by the Underwriters, the total Price to Public will be $________, the total Underwriting Discount will be $______ and the total Proceeds to the Company will be $________. See "Underwriting."

                               ------------------

     The shares of Common Stock are offered subject to receipt and acceptance by the several Underwriters, to prior sale and to the Underwriters' right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that certificates for the shares of Common Stock will be available for delivery on or about ___________, 1997.

                               ------------------
J.C. Bradford & Co.                                           Southcoast Capital
                                                                 Corporation

                                         , 1997

                          CASTLE DENTAL CENTERS, INC.

     [Graphics -- Map of the United States showing locations of the Company's headquarters and regional office locations. Locations identified include actual locations as of the date of the prospectus as well as locations to be acquired in pending transactions.]

     CASTLE DENTAL CENTER 2/5 AND CASTLE DENTAL CENTERS 2/5 ARE REGISTERED TRADEMARKS OF CASTLE DENTAL CENTERS, INC.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK. SPECIFICALLY, THE UNDERWRITERS MAY OVER-ALLOT IN CONNECTION WITH THIS OFFERING AND MAY BID FOR AND PURCHASE SHARES OF THE COMMON STOCK IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                               PROSPECTUS SUMMARY

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS APPEARING ELSEWHERE IN THIS PROSPECTUS. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER MATTERS SET FORTH UNDER "RISK FACTORS" HEREIN. UNLESS OTHERWISE INDICATED, ALL SHARE, PER SHARE AND FINANCIAL INFORMATION IN THIS PROSPECTUS (I) ASSUMES AN INITIAL PUBLIC OFFERING PRICE OF $11.00, (II) GIVES EFFECT TO A ONE-FOR-TWO REVERSE STOCK SPLIT OF THE COMMON STOCK EFFECTED IN JUNE 1997 AND
(III) ASSUMES THE UNDERWRITERS' OVER-ALLOTMENT OPTION IS NOT EXERCISED. THE INFORMATION IN THIS PROSPECTUS FURTHER ASSUMES THAT THE COMPANY WILL EITHER RECEIVE APPROPRIATE WAIVERS UNDER THE BANK CREDIT FACILITY (AS HEREINAFTER DEFINED) OR ENTER INTO AN AMENDED OR REPLACEMENT CREDIT FACILITY TO PERMIT THE COMPANY TO APPLY THE PROCEEDS OF THIS OFFERING AS DESCRIBED UNDER "USE OF PROCEEDS."

     EFFECTIVE DECEMBER 31, 1995, AS PART OF A REORGANIZATION AND RECAPITALIZATION PLAN (THE "REORGANIZATION"), THE COMPANY MERGED WITH AND SUCCEEDED TO THE BUSINESS OF FAMILY DENTAL SERVICES OF TEXAS, INC. ("FAMILY DENTAL"), A TEXAS CORPORATION FORMED IN 1981 AND WHOLLY-OWNED BY MEMBERS OF AND ENTITIES CONTROLLED BY MEMBERS OF THE FAMILY OF JACK H. CASTLE, D.D.S. (THE "CASTLE FAMILY"). SEE "THE COMPANY," "CERTAIN TRANSACTIONS" AND NOTES 1
AND 2 TO THE COMPANY'S FINANCIAL STATEMENTS. THE COMPANY DOES NOT ENGAGE IN THE PRACTICE OF DENTISTRY BUT RATHER ESTABLISHES INTEGRATED DENTAL NETWORKS BY ENTERING INTO MANAGEMENT SERVICES AGREEMENTS OBLIGATING THE COMPANY TO PROVIDE MANAGEMENT AND ADMINISTRATIVE SERVICES TO AFFILIATED DENTAL PRACTICES. UNLESS THE CONTEXT OTHERWISE REQUIRES, THE "COMPANY" REFERS TO CASTLE DENTAL CENTERS, INC., ITS PREDECESSOR, FAMILY DENTAL, AND ITS WHOLLY-OWNED SUBSIDIARIES, AND THE TERMS "AFFILIATED DENTAL PRACTICES" AND "AFFILIATED PRACTICES" REFER TO
DENTAL PRACTICES TO WHICH THE COMPANY PROVIDES MANAGEMENT SERVICES PURSUANT TO MANAGEMENT SERVICES AGREEMENTS.

                                  THE COMPANY

     Castle Dental Centers, Inc. (the "Company") develops, manages and operates integrated dental networks through contractual affiliations with general, orthodontic and multi-specialty dental practices in the United States. The Company currently conducts operations in the states of Texas, Florida and Tennessee and is managing and has agreed to acquire a multi-location dental practice located in Austin, Texas (the "Austin Acquisition") which the Company believes will complement its existing Austin operations. The Company establishes integrated dental networks through affiliations with dental practices providing high-quality care in selected markets with a view to achieving broad geographic coverage within those markets. The Company seeks to achieve operating efficiencies by consolidating and integrating affiliated practices into regional networks, realizing economies of scale in such areas as marketing, administration and purchasing. The Company also seeks to enhance the revenues of its affiliated dental practices by increasing both patient visits and the range of specialty services offered. As of June 1, 1997, the Company provided management services to 39 dental centers with 108 affiliated dentists, orthodontists and other dental specialists.

     Dental care services in the United States are generally delivered through a fragmented system of local providers, primarily sole practitioners, or small groups of dentists, orthodontists or other dental specialists, practicing at a single location with a limited number of professional assistants and business office personnel. Dental, orthodontic and other specialty practices are increasingly forming larger group practices in which a separate professional management team handles personnel, management, billing, marketing and other business functions. The annual aggregate domestic market for dental services is estimated to be approximately $42.9 billion for 1995, representing approximately 4.3% of total health care expenditures in the United States, and is projected to reach $79.1 billion by 2005. The dental services market has grown at a compound annual growth rate of approximately 8.0% from 1980 to 1995, and is projected to grow at a compound annual growth rate of approximately 6.0% through the year 2005. Management believes that the market size and trends of the dental service industry create an opportunity for the Company to implement its goal of developing, managing and operating a national network of affiliated dental practices.

     The Company's objective is to make each of its dental networks the leading group dental care provider in each market it serves. The Company applies traditional retail principles of business to the practice of dentistry, including situating practices in high-profile locations, offering more affordable fees and payment plans, expanding the range of services offered, increasing market share through targeted advertising and offering extended office hours. By using the Castle Dental Centers' approach to managing affiliated dental practices, the Company believes it will enable affiliated dentists, orthodontists and other dental specialists to focus on delivering high-quality patient care and to realize greater productivity than traditional individual and small-group dental practices.

     The Company believes that the provision of a full range of dental services through an integrated network is attractive to managed care payors and intends to continue to pursue managed care contracts. The Company currently maintains an aggregate of 11 capitated managed care contracts covering approximately 27,000 members, and, upon consummation of the Austin Acquisition, the Company will have an aggregate of 16 capitated managed care contracts covering approximately 55,000 members. The Company believes that the continued development of its networks will assist it in negotiating national and regional capitated arrangements with managed care payors.

     The Company's strategy is to develop integrated dental networks through affiliations with dental practices providing quality, cost-effective dental care in target markets. Key elements of this strategy are to (i) provide high-quality, comprehensive, one-stop family dental health care; (ii) actively pursue acquisitions and DE NOVO development in target markets; (iii) apply traditional retail principles of business to dental care; and (iv) market its networks to managed care entities.

                                  THE OFFERING

Common Stock offered by the Company.....  2,500,000 Shares
Common Stock to be outstanding after the
  offering..............................  5,780,239 Shares(1)
Use of proceeds.........................  To repay a portion of the Company's out- standing indebtedness and to
                                          fund a portion of the Austin
                                          Acquisition. See "Use of Proceeds."
Nasdaq National Market symbol...........  CASL

------------

(1) Gives effect to the conversion of 1,244,737 shares of Series A Convertible Preferred Stock into 705,552 shares of Common Stock, and 485,382 shares of Series C Convertible Preferred Stock into 242,691 shares of Common Stock, both of which will be effected simultaneously with and are conditioned upon the consummation of this offering; and excludes an aggregate of approximately 397,117 shares issuable on (i) the exercise of options to purchase an aggregate of 129,750 shares of Common Stock which the Company will have granted at the closing of this offering under the Company's Omnibus Stock and Incentive Plan (the "Plan") and the Non-Employee Directors Stock Option Plan (the "Directors' Plan"); (ii) the exercise of a warrant held by GulfStar Investments, Ltd. to purchase 56,579 shares of Common Stock (the "GulfStar Warrant"), (iii) the conversion of two Seller Notes (as hereinafter defined) into 69,879 shares of Common Stock and (iv) the conversion of 140,909 shares of Series B Convertible Preferred Stock into 140,909 shares of Common Stock.

                      SUMMARY FINANCIAL AND OPERATING DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

     THE PRO FORMA FINANCIAL AND OPERATING INFORMATION CONTAINED IN THE FOLLOWING TABLE ASSUMES THAT THE COMPANY WILL EITHER RECEIVE APPROPRIATE WAIVERS UNDER THE BANK CREDIT FACILITY OR ENTER INTO AN AMENDED OR REPLACEMENT CREDIT FACILITY TO PERMIT THE COMPANY TO APPLY THE PROCEEDS OF THIS OFFERING AS DESCRIBED UNDER "USE OF PROCEEDS."

                                                                                                                THREE MONTHS ENDED
                                                               YEAR ENDED DECEMBER 31,                              MARCH 31,
                                          ------------------------------------------------------------------   --------------------
                                                                                                  PRO FORMA
                                                                                                    (1)(2)
                                            1992       1993       1994       1995       1996         1996        1996       1997
                                          ---------  ---------  ---------  ---------  ---------   ----------   ---------  ---------
STATEMENT OF OPERATIONS DATA:
Patient revenues of affiliated dental
  practices(3)..........................  $  13,978  $  15,053  $  17,083  $  18,257  $  29,601    $ 42,569    $   4,493  $  10,464
Amounts retained by affiliated dental
  practices(3)..........................     --         --         --         --          9,981      11,851        1,278      3,518
                                          ---------  ---------  ---------  ---------  ---------   ----------   ---------  ---------
Net revenues(3).........................     13,978     15,053     17,083     18,257     19,620      30,718        3,215      6,946
Expenses:
  Dentists' salaries(3).................      2,223      2,684      2,853      3,345     --          --           --         --
  Professional fees and clinic
    expenses(4).........................         --     --         --         --         --           1,997       --         --
  Clinical salaries.....................        946      1,529      1,811      1,879      4,233       7,178          484      1,445
  Dental supplies and laboratory fees...      1,403      1,565      1,907      2,185      3,120       4,231          662        911
  Rental and lease expense..............        411        504        681        836      1,592       2,266          188        637
  Advertising and marketing.............        580        729      1,062        959      1,522       2,034          218        513
  Depreciation and amortization.........        193        245        309        336      1,088       1,675          120        427
  Other operating expenses..............      1,915      1,871      2,205      2,260      2,913       3,818          538        760
  General and administrative............      5,085      4,947      5,319      9,109      4,292       5,808          425      1,458
                                          ---------  ---------  ---------  ---------  ---------   ----------   ---------  ---------
      Total expenses....................     12,756     14,074     16,147     20,909     18,760      29,007        2,635      6,151
                                          ---------  ---------  ---------  ---------  ---------   ----------   ---------  ---------
Operating income (loss).................      1,222        979        936     (2,652)       860       1,711          580        795
Interest expense........................        182        130        112         87      2,596         712          504        775
Other income(5).........................     --         --         --         --            (89)        (89)         (40)    --
                                          ---------  ---------  ---------  ---------  ---------   ----------   ---------  ---------
Income (loss) before income taxes.......      1,040        849        824     (2,739)    (1,647)      1,088          116         20
Provision (benefit) for income taxes....     --             40         43       (325)      (561)        370           39          8
                                          ---------  ---------  ---------  ---------  ---------   ----------   ---------  ---------
Net income (loss)(6)....................  $   1,040  $     809  $     781  $  (2,414) $  (1,086)   $    718    $      77  $      12
                                          =========  =========  =========  =========  =========   ==========   =========  =========
Net income (loss) per share(7)..........  $    0.35  $    0.27  $    0.26  $   (0.82) $   (0.30)   $   0.12    $    0.03  $  --
                                          =========  =========  =========  =========  =========   ==========   =========  =========
Weighted average outstanding
  shares(7).............................      2,948      2,948      2,948      2,948      3,653       5,753        2,948      3,825

                                          PRO FORMA
                                            (1)(2)
                                             1997
                                          ----------
STATEMENT OF OPERATIONS DATA:
Patient revenues of affiliated dental
  practices(3)..........................   $ 11,743
Amounts retained by affiliated dental
  practices(3)..........................      3,831
                                          ----------
Net revenues(3).........................      7,912
Expenses:
  Dentists' salaries(3).................     --
  Professional fees and clinic
    expenses(4).........................     --
  Clinical salaries.....................      1,759
  Dental supplies and laboratory fees...      1,074
  Rental and lease expense..............        657
  Advertising and marketing.............        543
  Depreciation and amortization.........        481
  Other operating expenses..............        894
  General and administrative............      1,613
                                          ----------
      Total expenses....................      7,021
                                          ----------
Operating income (loss).................        891
Interest expense........................        172
Other income(5).........................     --
                                          ----------
Income (loss) before income taxes.......        719
Provision (benefit) for income taxes....        274
                                          ----------
Net income (loss)(6)....................   $    445
                                          ==========
Net income (loss) per share(7)..........   $   0.08
                                          ==========
Weighted average outstanding
  shares(7).............................      5,753

SELECTED OPERATING DATA:
  (END OF PERIOD)
Number of Dental Centers................          5          7          8          8         35          39            8         35
Number of Dentists......................         30         39         35         39         98         112           39         93

SELECTED OPERATING DATA:
  (END OF PERIOD)
Number of Dental Centers................         39
Number of Dentists......................        108

                                               MARCH 31, 1997
                                          ------------------------
                                                      PRO FORMA AS
                                           ACTUAL     ADJUSTED(8)
                                          ---------   ------------
BALANCE SHEET DATA:
Cash and cash equivalents...............  $     794     $  1,162
Working capital.........................    (11,364)      (4,147)
Total assets............................     30,224       36,617
Long-term debt and capital lease
  obligations, less current portion.....     10,833        1,021
Redeemable preferred stock(9)...........      2,928        1,203
Total stockholders' equity (deficit)....     (3,497)      20,977

------------

(1) Gives effect to (i) the issuance of $2.0 million of the Company's 12% Senior Subordinated Notes ("Senior Subordinated Notes"), and the issuance of 485,382 shares of Series C Convertible Preferred Stock (the "Interim Financing"), (ii) the sale of 2,500,000 shares of Common Stock offered by the Company hereby and the application of the net proceeds therefrom as described under "Use of Proceeds," and (iii) the Acquisition Transactions (as hereinafter defined) as if each of such transactions had occurred as of January 1, 1996. See "Unaudited Pro Forma Consolidated Financial Information."

(2) The pro forma statements of operations do not reflect a $3,411,000 extraordinary loss on retirement of $9.5 million of the Senior Subordinated Notes, which will be recognized in the period this offering is completed.

(3) In periods prior to 1996, the Company operated as a dental service company and reported all of its revenues as patient revenues. Subsequent to the Reorganization, the Company has restricted its activities to providing practice management services to the affiliated dental practices, and, as a result, its net revenues beginning January 1, 1996 consist of amounts earned by the Company under the terms of its management services agreements with affiliated dental practices, which equal patient revenues less amounts retained by affiliated dental practices. Amounts retained by affiliated dental practices consist primarily of compensation paid to dental professionals, which were classified as expenses of the Company prior to the Reorganization.

(4) Represents preacquisition operating costs that an acquired dental practice paid to its affiliated dentists for dentist compensation, clinical salaries, dental supplies and laboratory fees.

(5) Represents primarily gain or loss on sale of assets and interest income.

(6) Prior to the Reorganization, significant operations of the Company were conducted through a subchapter S corporation and accordingly were not subject to federal and state income taxes (see Notes 2 and 8 to the Company's Financial Statements). If all of the Company's operations had been subject to income taxes, net income (loss) would have been $660,000, $546,000, $515,000 and ($1,698,000) for the years ended December 31, 1992,
    1993, 1994 and 1995, respectively. Subsequent to December 31, 1995, the Company's operations are subject to income taxes and such taxes have been reflected in the historical consolidated statement of operations data for the year ended December 31, 1996. See "Unaudited Pro Forma Consolidated Financial Information."

(7) Shares used in calculating net income per share for the year ended December 31, 1996 and the three months ended March 31, 1997 include the weighted average outstanding shares plus the number of shares, the proceeds from the sale of which would be necessary to repay the portion of the Company's debt that funded the $6,000,000 payment to Jack H. Castle, D.D.S. in connection with the Reorganization. See "Unaudited Pro Forma Consolidated Financial Information" and "Certain Transactions." Historical weighted average shares outstanding and net income (loss) per share without considering such shares outstanding were 3,108,000 and 3,280,000 and $(0.35) and less than $0.01, respectively, for the year ended December 31, 1996 and the three months ended March 31, 1997, respectively.

(8) Gives effect to (i) the sale of 2,500,000 shares of Common Stock offered by the Company hereby and the application of the net proceeds therefrom as described under "Use of Proceeds," (ii) the conversion of the Series A Convertible Preferred Stock and Series C Convertible Preferred Stock into an aggregate of 948,243 shares of Common Stock, (iii) the Austin Acquisition and the issuance of 140,909 shares of Series B Convertible Preferred Stock and (iv) the sale of $2.0 million of Senior Subordinated Notes, as if each of such transactions had occurred as of March 31, 1997.

(9) Represents 1,244,737 shares of Series A Convertible Preferred Stock, 140,909 shares of Series B Convertible Preferred Stock and 485,382 shares of Series C Convertible Preferred Stock.

                                  RISK FACTORS

     IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE FOLLOWING RISK FACTORS IN EVALUATING AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY.

RISKS ASSOCIATED WITH EXPANSION STRATEGY

     The Company's strategy is to develop comprehensive dental networks through practice affiliations. Key elements of this strategy include the acquisition of the assets of dental practices and the introduction of specialty dental services in target market areas, the entry into management services relationships with such groups and the utilization of the acquired practices as a base from which to expand in the target markets as well as the development of DE NOVO dental centers in those markets. Identifying candidates to become affiliated practices and proposing, negotiating and implementing economically feasible affiliations with such groups can be a lengthy, complex and costly process. Additionally, other companies are pursuing the acquisition and development of dental practices, which may adversely affect the availability of acquisition candidates and may lead to higher acquisition prices. There can be no assurance that the Company will successfully establish practice affiliations with additional dental practices or develop DE NOVO dental centers. In addition, the Company's ability to acquire or develop dental centers is dependent on factors such as its ability to attract additional dentists, to adapt or adjust the Company's structure to comply with present or future state legal requirements affecting the Company's contractual arrangements with dental, orthodontic or other specialty practice groups, and to obtain regulatory approval and comply with regulatory and licensing requirements applicable to dentists and facilities operated and services offered by them. Moreover, the Company's ability to expand may be limited by state licensing requirements which do not normally provide for reciprocity among states with respect to licensure of dentists. Unless otherwise required by law, the Company does not intend to seek stockholder approval for future acquisitions, and the stockholders of the Company will be dependent upon management's judgment with respect to such transactions. There can be no assurance that the Company will be able to achieve planned growth, that the assets of dental practices will continue to be available for acquisition by the Company, that the Company will successfully establish DE NOVO dental centers, that the Company will be able to realize expected operating and economic efficiencies from recent, pending or future acquisitions or that the addition of such practice groups will be profitable. See "-- Integration of Affiliated Dental Practices and Management Information Systems," "Business -- Dental Network Development" and "Business -- Operations."

RETENTION AND HIRING OF DENTISTS

     Each affiliated dental practice has entered into an employment agreement with each of its full-time dentists, orthodontists and other dental specialists. Although the form of contract varies somewhat among practices and among dentists with different specialties, the typical contract for a full-time dentist provides for defined compensation arrangements, including performance-based compensation, and where market conditions permit and to the extent permitted by applicable law, a covenant not to compete. If the affiliated practice is not successful in renewing a significant number of the employment agreements or if the employment agreements are determined to be unenforceable or more limited in scope than their terms, the Company's business, financial condition and operating results could be materially and adversely affected. In addition, the Company's strategy of DE NOVO development is dependent on the availability of employable dentists and the Company's ability to compete successfully in competitive hiring markets. There can be no assurance the affiliated practices will be able to employ dentists in sufficient numbers for the Company's existing dental centers, for acquired dental practices or for DE NOVO dental centers planned for future development. Insufficient numbers of dentists available for employment on favorable terms may have a material adverse effect on the Company's business, results of operations and dental network development. See "Business -- Dental Network Development."

RELIANCE ON AFFILIATED DENTAL PRACTICES

     The Company receives fees for management services provided to its affiliated dental practices under management services agreements. However, the Company is an independent manager only and does not employ dentists, orthodontists or other dental specialists to practice dentistry or in any way control the professional aspects of the practices of the dentists, orthodontists or other dental specialists employed by the affiliated dental practices. The Company's management services revenue is dependent on revenue generated by affiliated dental practices. While the laws of some states permit the Company to participate in the negotiations by affiliated dental practices of managed care contracts, preferred provider arrangements and other negotiated price agreements, the affiliated dental practices are the contracting parties for all such relationships, and the Company is dependent on its affiliated dental practices for the success of such relationships. Accordingly, the profitability of such payor relationships as well as the performance of dentists, orthodontists or other specialists employed by such dental practices affects the Company's profitability. Any difficulty on the part of the Company's affiliated dental practices in hiring or retaining qualified dentists, orthodontists or other specialists, or any material decrease in the revenues of affiliated dental practices could have a material adverse effect on the financial performance of the Company.

INTEGRATION OF AFFILIATED DENTAL PRACTICES AND MANAGEMENT INFORMATION SYSTEMS

     Although the Company has been in operation since 1981, prior to May 1996, the Company's operations were conducted entirely in the Houston, Texas area, and the Company has limited experience in managing affiliated dental practices outside of the Houston, Texas area. The Company has been providing management services to 29 of the dental centers for a period of less than 18 months. The entry of the Company into new geographic markets through acquisitions will require the Company to maintain and establish payor and client relationships which may be different in nature than those which the Company has historically had, and the Company will need to attract and retain competent and experienced management personnel in each market it enters. The Company may also be dependent on former owners and management to maintain its payor and customer relationships. In addition, the expansion into new markets requires the implementation of new or expanded reporting and tracking systems, management information systems and other operating systems. There can be no assurance that the Company will be able to expand its organizational structure, maintain or establish such relationships or attract the management and other personnel necessary to permit it to integrate affiliated dental practices located outside of the Houston, Texas area into its existing operations.

     In connection with its expansion into new market areas, the Company will be required to interface its financial information system with existing practice management systems at the affiliated dental practices, which may be different from those used by the Company. Any significant delay or increase in expense associated with the conversion and integration of management information systems used by affiliated dental practices could have a material adverse effect on the successful integration of affiliated dental practices. See " -- Risks
Associated with Expansion Strategy."

NEED FOR ADDITIONAL FINANCING

     The Company's acquisition and expansion programs will require substantial capital resources. Capital is needed not only for the acquisition of the assets of affiliated dental practices, but also for the effective integration, operation and expansion of the affiliated practices. The affiliated practices may require capital for renovation and expansion and for the addition of dental equipment and technology. The Company presently has a working capital deficit and expects that its capital requirements will exceed cash flow generated from operations and borrowings that may become available under the Company's existing or future credit facilities. To finance capital requirements, the Company anticipates that it will from time to time issue additional equity securities and incur additional debt. Additional debt or non-Common Stock equity financings could be required to the extent that the Company's Common Stock fails to maintain a market value sufficient to warrant its use for future financing needs. The Company may not be able to obtain additional required capital on satisfactory terms, if at all. The failure to raise the funds necessary to finance the expansion of the Company's operations or the Company's other capital requirements could materially and adversely affect the Company's ability to pursue its strategy and the Company's operating results in future periods. If additional funds are raised through the issuance of equity securities, dilution to the Company's existing stockholders may result. If additional funds are raised through the incurrence of debt, such debt instruments will likely contain restrictive financial, maintenance and security covenants. See

"Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

GOVERNMENT REGULATION

GENERAL

     The dental industry is regulated extensively at both the state and federal levels. Regulatory oversight includes, but is not limited to, considerations of fee-splitting, corporate practice of dentistry, anti-kickback legislation and state insurance regulation. See "Business -- Government Regulation."

FEE-SPLITTING; CORPORATE PRACTICE OF DENTISTRY

     The laws of many states prohibit dentists from splitting fees with non-dentists and prohibit non-dental entities such as the Company from engaging in the practice of dentistry or employing dentists to practice dentistry. The specific restrictions against the corporate practice of dentistry as well as the interpretation of those restrictions by state regulatory authorities vary from state to state. The restrictions are generally designed to prohibit a non-dental entity from controlling the professional assets of a dental practice (such as patient records and payor contracts), employing dentists to practice dentistry (or, in certain states, employing dental hygienists or dental assistants), controlling the content of a dentist's advertising or professional practice or sharing professional fees. The laws of many states also prohibit dental practitioners from paying any portion of fees received for dental services in consideration for the referral of a patient. In addition, many states impose limits on the tasks that may be delegated by dentists to dental assistants.

     State dental boards do not generally interpret these prohibitions as preventing a non-dental entity from owning non-professional assets used by a dentist in a dental practice or providing management services to a dentist provided that the following conditions are met: a licensed dentist has complete control and custody over the professional assets; the non-dental entity does not employ or control the dentists (or, in some states, dental hygienists or dental assistants); all dental services are provided by a licensed dentist; and licensed dentists have control over the manner in which dental care is provided and all decisions affecting the provision of dental care. State laws generally require that the amount of a management fee be reflective of the fair market value of the services provided by the management company, and certain states require that any management fee be a flat fee or cost-plus fee based on the cost of services performed by the Company. In general, the state dental practice acts do not address or provide any restrictions concerning the manner in which companies account for revenues from a dental practice subject to the above-noted restrictions relating to control over the professional activities of the dental practice, ownership of the professional assets of a dental practice and payments for management services.

     The Company does not control the practice of dentistry or employ dentists to practice dentistry. Moreover, in states in which it is prohibited, the Company does not employ dental hygienists or dental assistants. The Company provides management services to its affiliated practices, and believes that the management fees the Company charges for those services are consistent with the laws and regulations of the jurisdictions in which it operates. Therefore, the Company believes that its operations comply in all material respects with the above-described laws to which it is subject. There can be no assurance, however, that a review of the Company's business relationships by courts or other regulatory authorities would not result in determinations that could prohibit or otherwise adversely affect the operations of the Company or that the regulatory environment will not change, requiring the Company to reorganize or restrict its existing or future operations. The laws regarding fee-splitting and the corporate practice of dentistry and their interpretation vary from state to state and are enforced by regulatory authorities with broad discretion. There can be no assurance that the legality of the Company's business or its relationship with affiliated dental practices will not be successfully challenged or that the enforceability of the provisions of any management services agreement will not be limited. The laws and regulations of certain states in which the Company may seek to expand may require the Company to change the form of relationships entered into with dental practices in a manner which may restrict the Company's operations or how providers may be paid in those states or may prevent the Company from acquiring the non-dental assets of such practices or managing dental practices in those states. Similarly, there can be no assurance that the laws and regulations of the states in which the Company presently maintains operations will not change or be interpreted in the future either to restrict or adversely affect the Company's existing or future relationships with dental practitioners in those states.

ANTI-KICKBACK LEGISLATION

     Federal law prohibits the offer, payment, solicitation or receipt of any form of remuneration in return for, or in order to induce (i) the referral of a person for services, (ii) the furnishing or arranging for the furnishing of items or services or (iii) the purchase, lease or order or arranging or recommending purchasing, leasing or ordering of any item, in each case, reimbursable under Medicare, Medicaid or other federal and state health care programs. These provisions apply to dental services covered under various government programs in which the Company participates. The federal government has increased scrutiny of joint ventures and other transactions among health care providers in an effort to reduce potential fraud and abuse related to Medicare and Medicaid costs. Many states have similar anti-kickback laws, and in many cases these laws apply to all types of patients, not just Medicare and Medicaid beneficiaries. The applicability of these federal and state laws to transactions in the health care industry such as those to which the Company is or may be a party has not been the subject of judicial interpretation. There can be no assurance that judicial or administrative authorities will not find these provisions applicable to the Company's operations, which could have a material adverse effect on the Company's business and dental network development.

     Under current federal law, a physician or dentist or member of his immediate family is prohibited from referring Medicare or Medicaid patients to any entity providing "designated health services" in which the physician or dentist has an ownership or investment interest, including the physician's or dentist's own group practice, unless such practice satisfies the "group practice" exception. The designated health services include the provision of clinical laboratory services, radiology and other diagnostic services (including ultrasound services), radiation therapy services, physical and occupational therapy services, durable medical equipment, parenteral and enteral nutrients, certain equipment and supplies, prosthetics, orthotics, outpatient prescription drugs, home health services and inpatient and outpatient hospital services. A number of states also have laws that prohibit referrals for certain services such as x-rays by dentists if the dentist has certain enumerated financial relationships with the entity receiving the referral, unless an exception applies. Any future expansion of these prohibitions to other health services could restrict the Company's ability to integrate affiliated practices and carry out the dental network development.

     Noncompliance with, or violation of, either the anti-kickback provisions or restrictions on referrals of designated health services can result in exclusion from the Medicare and Medicaid programs as well as civil and criminal penalties. Similar penalties apply for violations of state law. While the Company intends to make every effort to comply with all applicable law, the exclusion from Medicare, Medicaid or other capitation programs could have a material adverse effect on the business and results of operations of the Company.

STATE INSURANCE REGULATION

     In addition, there are certain regulatory risks associated with the Company's role in negotiating and administering managed care and capitation contracts. The application of state insurance laws to reimbursement arrangements other than various types of fee-for-service arrangements is an unsettled area of law and is subject to interpretation by regulators with broad discretion. As the Company or its affiliated practices contract with third-party payors, including self-insured plans, for certain non-fee-for-service arrangements, the Company or the affiliated dental practice may become subject to state insurance laws. In the event that the Company or the affiliated practices are determined to be engaged in the business of insurance, such parties could be required either to seek licensure as an insurance company or to change the form of their relationships with third-party payors and may become subject to regulatory enforcement actions. In such event, the Company's revenues may be adversely affected.

HEALTH CARE REFORM PROPOSALS

     The United States Congress has considered various types of health care reform, including comprehensive revisions to the current health care system. It is uncertain what legislative proposals will be adopted in the future, if any, or what actions federal or state legislatures or third party payors may take in anticipation of or in response to any health care reform proposals or legislation. Health care reform legislation adopted by Congress could have a material adverse effect on the operations of the Company, and changes in the health care industry, such as the growth of managed care organizations and provider networks, may result in lower payment levels for the services of dental practitioners affiliated with dental practices managed by the Company, and lower profitability for affiliated practices. See "Business -- Government
Regulation."

COMPETITION

     The Company is under competitive pressures for the acquisition of the assets of, and the provision of management services to, additional dental practices. Management is aware of several companies with established operating histories and greater resources than the Company which are pursuing the acquisition of general and specialty dental practices and the management of such practices. Accordingly, the Company expects to face competition for acquisition candidates, which may limit the number of acquisition opportunities and lead to higher acquisition prices. Additionally, affiliated dental practices compete locally with sole practitioners and group practices of dental, orthodontic and other specialty services in the Company's markets. There can be no assurance that the Company or its affiliated dental practices will be able to compete effectively with these competitors, that additional competitors will not enter the market or that their competition will not make it more difficult to acquire and provide management services to dental practices on terms beneficial to the Company. See "Business -- Competition."

RISKS ASSOCIATED WITH MANAGED CARE CONTRACTS; CAPITATED FEE REVENUE

     The Company believes that its success will be dependent, in part, on its ability to negotiate, on behalf of the affiliated practices, contracts with dental maintenance organizations, insurance companies, self insurance plans and other private third-party payors pursuant to which services will be provided on some type of fee-for-service or capitated basis by some or all of its affiliated practices. Under certain capitated contracts, the health care provider accepts a predetermined amount per patient per month as its sole payment in exchange for providing certain necessary covered services to enrollees. These contracts shift much of the risk of providing health care from the payor to the provider. To the extent that the Company's affiliated dental practices enter into these types of arrangements, they are exposed to the risk that the cost of providing dental care required by these contracts exceeds the amount that the affiliated dental practice receives for providing such dental care. Most of these contracts are terminable by either party on 30 to 90 days notice. For the 12 months ended December 31, 1996, the Company derived approximately 6% of total pro forma adjusted net patient revenues from such capitated contracts. For a discussion of the regulatory aspects of certain capitation contracts, see "-- Government Regulation -- State Insurance Regulation." To the extent the Company's affiliated dental practices enter into additional managed care contracts, the affiliated dental practices may expect greater predictability of revenues but greater unpredictability of expenses due to the fluctuating costs of the services provided. There can be no assurance that the Company will be able to negotiate on behalf of the affiliated practices satisfactory arrangements on a capitated basis, regardless of the amount of risk-sharing. In addition, to the extent that patients or enrollees covered by certain of these contracts require more frequent or extensive care than is anticipated, operating margins may be reduced, or the revenues derived from these agreements may be insufficient to cover the costs of the services provided. As a result, affiliated practices are at risk for additional costs which would reduce or eliminate any earnings for the affiliated practices under these contracts.

RISKS RELATED TO INTANGIBLE ASSETS

     As of March 31, 1997, the Company's total pro forma adjusted assets were approximately $36.6 million, of which approximately $22.4 million, or 61%, were intangible assets, net of accumulated amortization. The intangible assets represent the value assigned to the management services agreements, which is the excess of the purchase price over the fair market value of the net assets of acquired dental practices (which net assets include any separately identifiable intangible assets). In connection with the allocation of the purchase price to identifiable intangible assets, the Company analyzes the nature of the affiliated dental practice with which a management services agreement is entered into, including the number of dentists in each practice, number of dental centers and its ability to recruit additional dentists, the affiliated practice's relative market position, the length of time each affiliated dental practice has been in existence, and the term and enforceability of the management services agreement. Because the Company does not practice dentistry, maintain patient relationships, hire dentists, enter into employment and noncompete agreements with the dentists, or directly contract with payors, the intangible asset created in the purchase price allocation process is associated solely with the management services agreement with the affiliated dental practice. There can be no assurance that the value of these intangible assets will ever be realized by the Company.

     All of the intangible assets on the Company's pro forma adjusted balance sheet as of March 31, 1997 are related to the Acquisition Transactions (as hereinafter defined) with $6.1 million being attributable to the Austin Acquisition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Company evaluates each acquisition and establishes an appropriate amortization period based on the underlying facts and circumstances. Subsequent to each acquisition, the Company continuously reevaluates such facts and circumstances to determine if the related intangible asset continues to be realizable and if the amortization period continues to be appropriate. Amounts assigned to the management services agreements associated with the Acquisition Transactions are being amortized on a straight-line basis over a 40-year period.

     Amortization of the intangible assets on the Company's pro forma adjusted balance sheet as of March 31, 1997 will produce an annual amortization expense of approximately $560,000. Of this amount, the Austin Acquisition is expected to produce annual amortization expense of approximately $153,000. Acquisitions of additional dental practices resulting in the recognition of additional intangible assets would cause amortization expense to increase further. Although the net unamortized balance of intangible assets on the Company's pro forma balance sheet as of March 31, 1997 was not considered to be impaired, any future determination that a significant impairment has occurred would require the write-off of the impaired portion of unamortized intangible assets, which would have a material adverse effect on the Company's results of operations. See "Unaudited Pro Forma Consolidated Financial Information."

DEPENDENCE UPON SENIOR EXECUTIVES

     The Company is dependent upon the continued services of its executive officers, especially its Chairman, President and Chief Executive Officer, Jack
H. Castle, Jr. The loss of the services of Jack H. Castle, Jr. or any of the Company's other senior executive officers could have a material adverse effect on the Company's business and prospects. Certain of the Company's senior executive officers, including Jack H. Castle, Jr., do not have employment agreements and are not otherwise subject to a covenant not to compete or other agreement which would restrict their ability to compete against the Company should their employment by the Company be terminated for any reason. See "Management."

LITIGATION AND INSURANCE

     Due to the nature of its business, the Company from time to time becomes involved as a defendant in medical malpractice lawsuits brought against affiliated dental practices or dentists employed by such practices. In addition, the Company could be involved in litigation in which it is alleged that the Company has been negligent in performing its duties under management services agreements. The Company maintains professional and general liability insurance in amounts deemed appropriate by management based upon its assessment of historical claims and the nature and risks of its business. There can be no assurance, however, that an existing or future claim or claims will not exceed the limits of available insurance coverage, that any insurer will remain solvent and able to meet its obligations to provide coverage for any such claim or claims or that such coverage will continue to be available or available with sufficient limits and at a reasonable cost to insure adequately and economically the Company's operations in the future. A judgment against the Company in excess of such coverage could have a material adverse effect on the Company.

CONTROL BY THE CASTLE FAMILY

     Following the closing of this offering, members of the Castle Family will beneficially own approximately 34.6% (32.5%, if the Underwriters' over-allotment option is exercised in full) of the outstanding shares of Common Stock. As a result, following the closing of this offering, if the Castle Family were to vote as a group, the Castle Family could exert a significant influence over the outcome of corporate actions requiring stockholder approval and the election of the Company's Board of Directors. In addition, this ownership may have the effect of discouraging unsolicited offers to acquire the Company. See
"Principal Stockholders."

BENEFITS TO INSIDERS

     In connection with the Reorganization, the Company paid $6.0 million to Jack H. Castle, D.D.S., a director of the Company, to acquire a dental practice owned by Dr. Castle. The payment was funded by a portion of the $13.5 million of indebtedness incurred in connection with the Reorganization. In the same transaction, the Company entered into a Deferred Compensation Agreement with Dr. Castle pursuant to which the Company agreed to pay Dr. Castle a total of $2,630,000 in 20 quarterly installments (the "Deferred Compensation
Agreement"). In June 1997, Dr. Castle and the Company amended the Deferred Compensation Agreement (i) postponing the payment of any scheduled payments under the Deferred Compensation Agreement until the earlier of (a) the issuance of any debt consented to by the bank the proceeds of which are applied to pay amounts owed under the Bank Credit Facility and the Interim Financing, or the closing of any equity offering the proceeds of which are applied to pay amounts owed under the Bank Credit Facility and the Interim Financing, and (b) January 31, 1998, at which time the scheduled deferred compensation payments shall become payable beginning on the next scheduled payment date, and (ii) deferring payment of the scheduled payments under the Deferred Compensation Agreement which were not made on and after September 30, 1996 until the earlier of (a) the closing of an initial public offering of the Company's common stock in which the gross proceeds are not less than $25 million; provided, however, that such payments shall only be made in the event the Company first pays any amounts owing under the Bank Credit Facility and the Interim Financing; or (b) December 31, 2000. Amounts not paid when scheduled under the original Deferred Compensation Agreement bear interest at the rate of 10% per annum. See "Certain Transactions." Approximately $526,000 of the proceeds of this offering will be used to pay such deferred amounts owed by the Company to Dr. Castle under the Deferred Compensation Agreement.

     In addition, approximately $10.4 million of the proceeds will be used to repay the principal of and interest on the Company's 12% Senior Subordinated Notes due 2002 held by the Pecks Investors (as hereinafter defined). Mr. Cresci, a Director of the Company, is a Managing Partner of Pecks Management Partners Ltd., the investment advisor to the Pecks Investors. See "Certain
Transactions."

NO PRIOR MARKET FOR COMMON STOCK; VOLATILITY OF MARKET PRICE

     Prior to this offering, there has been no public market for the Company's Common Stock, and there can be no assurance that an active trading market will develop or if a trading market does develop, that it will continue after this offering. The initial public offering price of the Common Stock will be determined through negotiations between the Company and the Underwriters. See "Underwriting" for a description of the factors to be considered in determining the initial public offering price. From time to time after this offering, there may be significant volatility in the market price of the Common Stock. If the Company is unable to operate its dental centers profitably or develop new dental networks at a pace that reflects the expectations of the market, investors could sell shares of Common Stock at or after the time that it becomes apparent that such expectations may not be realized, resulting in a decrease in the market price of the Common Stock. In addition to the operating results of the Company, changes in earnings estimates by analysts, changes in general conditions in the economy or the financial markets or other developments affecting the Company or comparable companies within the dental services industry could cause the market price of the Common Stock to fluctuate substantially. In recent years, the stock market has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market prices of securities issued by many companies for reasons unrelated to their operating performance.

SHARES ELIGIBLE FOR FUTURE SALE

     The market price of the Common Stock of the Company could be adversely affected by the sale of substantial amounts of the Common Stock in the public market following this offering. After giving effect to the shares of Common Stock offered hereby, the closing of the Austin Acquisition, the conversion of the Series A Convertible Preferred Stock and the Series C Convertible Preferred Stock upon the closing of this offering (without giving effect to the conversion of the Series B Convertible Preferred Stock), the Company will have outstanding 5,780,239 shares of Common Stock. Of these shares, the 2,500,000 shares (2,875,000 shares if the Underwriters' over-allotment option is exercised in full) of Common Stock sold in this offering will be freely tradeable without restriction or limitation under the Securities Act of 1933, as amended (the "Securities Act"), except to the extent such shares are subject to the agreement with the Underwriters described below, and except for any shares purchased by "affiliates," as that term is defined under the Securities Act.
The remaining 3,280,239 shares are "restricted securities" within the meaning of Rule 144 adopted under the Securities Act ("Rule 144"). The restricted shares were issued and sold by the Company in private transactions in reliance upon exemptions from registration under the Securities Act.

     The Company, its executive officers and directors and all of the stockholders of the Company have agreed with the Representatives not to offer, sell, or otherwise dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for any shares of Common Stock, except in the case of the Company, in certain limited circumstances including shares of Common Stock issued in connection with acquisitions to parties that agree to be bound by the same restrictions on offers and sales, for a period of 180 days after the date of this Prospectus without the prior written consent of the Representatives of the Underwriters. After such 180-day period, such persons will be entitled to sell, distribute or otherwise dispose of the Common Stock, subject to the provisions of applicable securities laws.

     The Company anticipates that on the consummation of this offering, the Company will have outstanding under the Plan and the Directors' Plan options to purchase an aggregate of approximately 129,750 shares of Common Stock. The Company intends to register the shares issuable upon exercise of options granted under the Plan and the Directors' Plan and, upon such registration, such shares will be eligible for resale in the public market without restriction, except for directors and other affiliates of the Company who will be subject to volume limitations under Rule 144. Following the consummation of this offering, the Company will also continue to have outstanding the GulfStar Warrant, which is presently exercisable for 56,579 shares of Common Stock at $11.00 per share, and two Seller Notes, presently convertible into 69,879 shares of Common Stock at a conversion price of $14.34 per share, all of which shares will be eligible for resale subject to the volume, holding period and certain other limitations of Rule 144 upon their exercise. See "Shares Eligible for Future Sale" and "Management -- Stock Option Plans."

CERTAIN ANTI-TAKEOVER PROVISIONS

     Certain provisions of the Company's Certificate of Incorporation and Bylaws and of Delaware law could, together or separately, discourage potential acquisition proposals, delay or prevent a change in control of the Company and limit the price that certain investors might be willing to pay in the future for shares of Common Stock. The Company's Certificate of Incorporation provides for "blank check" preferred stock which may be issued without stockholder approval, and certain provisions of the Company's Bylaws restrict the right of the stockholders to call a special meeting of stockholders, to nominate directors, to submit proposals to be considered at stockholders' meetings and to adopt amendments to the Bylaws. The Company also is subject to Section 203 of the Delaware General Corporation Law which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any "interested stockholder" for a period of three years following the date that such stockholder became an interested stockholder. See "Description of Capital Stock."

IMMEDIATE AND SUBSTANTIAL DILUTION

     The purchasers of the shares of Common Stock offered hereby will experience immediate and substantial dilution in the net tangible book value of their shares of Common Stock in the amount of $11.25 per share. See "Dilution." In the event the Company issues additional Common Stock in the future, including shares that may be issued in connection with future acquisitions, purchasers of Common Stock in this offering may experience further dilution in the net tangible book value per share of the Common Stock of the Company.

                                  THE COMPANY

     Castle Dental Centers, Inc., a Delaware corporation, is a holding company that conducts its business through wholly-owned subsidiaries. The Company's executive offices are located at 1360 Post Oak Boulevard, Suite 1300, Houston, Texas 77056, and its telephone number is (713) 513-1400.

     The Company was formed in 1981 by Jack H. Castle, D.D.S. and Jack H. Castle, Jr., as a single location, multi-specialty dental practice in Houston, Texas. From 1982 through 1996, the Company expanded to a total of 10 locations with 39 dentists in the Houston metropolitan area. During this period the Company developed, implemented and refined the integrated dental network approach which it intends to utilize as a basis for its national expansion.

     Effective December 31, 1995, as part of a reorganization and recapitalization plan (collectively with the financing arrangements discussed in the following paragraph, the "Reorganization"), the Company merged with and succeeded to the business of Family Dental. At the same time, the Company acquired all of the outstanding stock and certain assets of Jack H. Castle, D.D.S., Inc. and entered into a management services agreement with a newly-established professional corporation, Jack H. Castle, D.D.S., P.C., which succeeded to the dental practice of the professional corporation acquired by the Company. See Notes 1 and 2 to the Company's Financial Statements and "Certain Transactions."

     In connection with the Reorganization, the Company entered into a Securities Purchase Agreement with the Pecks Investors (the "Securities Purchase Agreement") pursuant to which the Company issued 1,244,737 shares of Series A Convertible Preferred Stock and $7.5 million of Senior Subordinated Notes. At the same time, the Company entered into the Bank Credit Facility (as hereinafter defined), which provided for a term loan of $6.0 million and a revolving credit facility of $3.0 million. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

     In May 1996, the Company acquired the assets of and entered into long-term management services agreements with 1st Dental Care, P.A., a dental practice with 12 locations in the Tampa/Clearwater, Florida area ("1st Dental Care"), and Mid-South Dental Centers, P.C., a dental practice with six dental centers in various locations in Tennessee ("Mid-South Dental Centers"). In August 1996, the Company increased its dental practices under management in Texas by acquiring Horizon Dental Centers, a dental practice with four dental centers in Fort Worth, Texas and four dental centers in Austin, Texas (collectively with the acquisition of 1st Dental Care and Mid-South Dental Centers, the "Completed Acquisitions"). In June 1997, the Company entered into a management services agreement with and agreed to acquire SW Dental Associates, LC, a dental practice that operates four dental centers in the Austin, Texas metropolitan area ("SW Dental"). The Austin Acquisition is referred to together with the Completed Acquisitions as the "Acquisition Transactions." The closing of the Austin Acquisition is a condition to, and will occur contemporaneously with, the consummation of this offering.

     The consideration for the Completed Acquisitions consisted of approximately $9.3 million in cash, $0.9 million in assumed debt and capital lease obligations, $4.5 million in Seller Notes and 331,996 shares of the Company's Common Stock. The consideration for the Austin Acquisition consists of approximately $5.2 million in cash, $1.5 million of which has already been paid, and 140,909 shares of the Company's Series B Convertible Preferred Stock. The Company will also assume approximately $447,000 of long-term debt and capital lease obligations in connection with the Austin Acquisition.

                                USE OF PROCEEDS

     THE INFORMATION IN THIS SECTION ASSUMES THAT THE COMPANY WILL EITHER RECEIVE APPROPRIATE WAIVERS UNDER THE BANK CREDIT FACILITY OR ENTER INTO AN AMENDED OR REPLACEMENT CREDIT FACILITY TO PERMIT THE COMPANY TO APPLY THE PROCEEDS OF THIS OFFERING AS DESCRIBED HEREUNDER.

     The net proceeds from the sale of the 2,500,000 shares of Common Stock offered by the Company hereby are estimated to be approximately $24.4 million (approximately $28.2 million if the Underwriters' over-allotment option is exercised in full) after deducting the underwriting discount and estimated offering expenses.

     The Company intends to use $3.7 million of the net proceeds of this offering to fund the cash portion of the purchase price of the Austin Acquisition. The Company also intends to use approximately $10.4 million of the net proceeds to repay the principal of and accrued interest on the Company's 12% Senior Subordinated Notes due in 2002 (the "Senior Subordinated Notes"), $7.5 million of which were issued by the Company in December 1995 to provide funds for the Reorganization and the acquisition of affiliated dental practices and $2.0 million of which were issued in June 1997. In connection with the Reorganization, the Company paid $6.0 million to Jack H. Castle, D.D.S. to acquire a dental practice owned by Dr. Castle.

     The Company intends to use approximately $5.4 million of the net proceeds to repay a portion of the total indebtedness outstanding under the Amended and Restated Credit Agreement (the "Bank Credit Facility") between the Company and its bank which was incurred to finance certain of the Company's acquisitions. The Bank Credit Facility, as amended, provides for a term loan, revolving credit facility and advancing term loan which expire or mature, as applicable, on January 31, 1998, and bear interest at variable rates which are based upon the bank's base rate plus a margin which varies according to whether the loan is a term loan or, revolving credit loan. As of June 16, 1997, the interest rate on the term loan was 10.0% and the interest rate on the revolving credit loan was 9.5%. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and Note 2 to the Company's Financial Statements included elsewhere in this Prospectus for a description of the interest rate and other terms of the Bank Credit Facility.

     Approximately $4.4 million of the net proceeds will be used to retire seller financed subordinated debt issued by the Company to acquire affiliated dental practices ("Seller Notes"). The Seller Notes mature at various times from May 2001 to August 2001, and are accelerated at the closing of this offering. Each of the Seller Notes bears interest at 10% per annum. An aggregate of $943,363 of the Seller Notes is convertible at the option of the holder exercisable prior to the payment of such Seller Notes into shares of the Company's Common Stock at a conversion price of $14.34 per share, subject to antidilution adjustments and automatic annual increases in conversion price.

     Approximately $526,000 of the proceeds will be used to pay amounts owed by the Company to Jack H. Castle, D.D.S. pursuant to a Deferred Compensation Agreement with Dr. Castle, effective as of December 18, 1995, which agreement provides for quarterly payments in the amount of $131,500 to be made to Dr. Castle until December 31, 2000 in respect of compensation not paid to Dr. Castle prior to the acquisition of Jack H. Castle, D.D.S., Inc. The Deferred Compensation Agreement with Dr. Castle was entered into in connection with the acquisition by the Company of the non-dental assets of Jack H. Castle, D.D.S., Inc. in December 1995, of which Dr. Castle was the sole owner. In June 1997, Dr. Castle and the Company amended the Deferred Compensation Agreement (i) postponing the payment of any scheduled payments under the Deferred Compensation Agreement until the earlier of (a) the issuance of any debt consented to by the bank the proceeds of which are applied to pay amounts owed under the Bank Credit Facility and the Interim Financing or the closing of any equity offering the proceeds of which are applied to pay amounts owed under the Bank Credit Facility and the Interim Financing and (b) January 31, 1998, at which time the scheduled deferred compensation payments shall become payable beginning on the next scheduled payment date, and (ii) deferring payment of the scheduled payments under the Deferred Compensation Agreement which were not made from September 30, 1996 until the earlier of (a) the closing of an initial public offering of the Company's Common Stock in which the gross proceeds are not less than $25 million; provided, however, that such payments shall only be made in the event the Company first pays any amounts owing under the Bank Credit Facility and the Interim Financing; or (b) December 31, 2000. Amounts not paid when scheduled under the original Deferred Compensation Agreement bear interest at the rate of 10%
per annum. Following the closing of this offering and the payment of the deferred amounts, the Company intends to make quarterly payments to Dr. Castle in the amount of $131,500 for the remainder of the term of the Deferred Compensation Agreement.

                                DIVIDEND POLICY

     The Company has never paid cash dividends and does not anticipate paying cash dividends in the foreseeable future. It is the present intention of the Board of Directors to reinvest all earnings in the business of the Company to support the future growth of its operations. The Bank Credit Facility currently prohibits the payment of cash dividends. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

                                    DILUTION

     The net tangible book value of the Company at March 31, 1997, was a deficit of approximately $(19.8) million, or $(8.49) per share of Common Stock. Net tangible book value per share represents the amount of the Company's stockholders' equity, less intangible assets, divided by the number of shares of Common Stock issued and outstanding. Net tangible book value dilution per share represents the difference between the amount per share paid by purchasers of shares of Common Stock in this offering and the pro forma net tangible book value per share of Common Stock immediately after completion of this offering. After giving effect to the sale of 2,500,000 shares of Common Stock offered by the Company hereby and the consummation of the Austin Acquisition, the pro forma net tangible book value of the Company as of March 31, 1997 would have been approximately $(1.4) million or $(0.25) per share. This represents an immediate increase in pro forma net tangible book value of $8.24 per share to stockholders as of March 31, 1997, consisting of $9.80 per share attributable to this offering offset by a decrease of $1.06 per share attributable to the Austin Acquisition. This results in an immediate dilution in pro forma net tangible book value of $11.25 per share to purchasers of Common Stock in this offering. The following table illustrates the dilution per share:

Assumed initial public offering price
per share............................             $   11.00
                                                  ---------
     Net deficit book value per share
      as of March 31, 1997...........  $   (8.49)
     Increase in net tangible book
      value per share attributable to
      this offering..................       9.80
     Decrease in net tangible book
      value per share attributable to
      the Austin Acquisition.........      (1.06)
                                       ---------
Pro forma net tangible book value per
  share after this offering..........                 (0.25)
                                                  ---------
Dilution per share to purchasers of
  Common Stock in this offering......             $   11.25
                                                  =========


     The following table shows, on a pro forma basis as of March 31, 1997, the difference between existing stockholders (including shares issued upon conversion of the Series A Convertible Preferred Stock and the Series C Convertible Preferred Stock) and purchasers of Common Stock in this offering with respect to the number of shares purchased from the Company, the aggregate cash consideration paid (based, in the case of purchasers of Common Stock in this offering, on the initial public offering price) and the average price per share paid to the Company.

                                         SHARES PURCHASED        TOTAL CONSIDERATION          AVERAGE
                                       ---------------------   ------------------------        PRICE
                                         NUMBER      PERCENT       AMOUNT       PERCENT      PER SHARE
                                       -----------   -------   --------------   -------      ---------
Existing stockholders................    3,280,239     56.7%   $    6,953,000     20.2%       $  2.12
New investors........................    2,500,000     43.3        27,500,000     79.8          11.00
                                       -----------   -------   --------------   -------
Total................................    5,780,239    100.0%   $   34,453,000    100.0%
                                       ===========   =======   ==============   =======

     The foregoing tables assume no exercise of outstanding options or warrants. As of the closing of this offering, there will be 129,750 shares of Common Stock issuable upon the exercise of stock options granted to certain officers, directors, key employees of the Company and other eligible participants under the Plan and the Directors' Plan. The exercise prices of such options range from $10.00 to the initial public offering price per share. Additionally, the Company has outstanding two Seller Notes convertible prior to the payment of such Seller Notes into an aggregate of 69,879 shares of Common Stock at a conversion price of $14.34 per share, and a warrant to purchase 56,579 shares of Common Stock at an exercise price of $11.00 per share, all of which are subject to adjustment on the occurrence of certain events.

                                 CAPITALIZATION

     The following table sets forth (i) the capitalization of the Company as of March 31, 1997, and (ii) the pro forma capitalization as of March 31, 1997, giving effect to the Austin Acquisition as if such transaction had occurred as of such date, as adjusted to give effect to the sale of the shares of Common Stock offered by the Company hereby, the application of the net proceeds therefrom as described under "Use of Proceeds," the issuance of 485,382 shares of Series C Convertible Preferred Stock, the issuance of an aggregate of 948,243 shares of Common Stock upon conversion of the Series A Convertible Preferred Stock and the Series C Convertible Preferred Stock, and the issuance of 140,909 shares of Series B Convertible Preferred Stock in connection with the Austin Acquisition as if each of such events had occurred as of March 31, 1997. The pro forma financial information presented herein assumes that the Company will either receive appropriate waivers under the Bank Credit Facility or enter into an amended or replacement credit facility to permit the Company to apply the proceeds of this offering as described under "Use of Proceeds."

                                            MARCH 31, 1997
                                       ------------------------
                                                     PRO FORMA
                                        ACTUAL      AS ADJUSTED
                                       ---------    -----------
                                            (IN THOUSANDS)
Current portion of long-term debt and
  capital lease obligations..........  $  11,113     $   5,490
                                       =========    ===========
Long-term debt and capital lease
  obligations, less current
  portion............................  $  10,833     $   1,021
Redeemable Preferred Stock, $0.001
  par value; 1,244,737 shares of
  Series A, issued and outstanding
  actual; no shares issued and
  outstanding pro forma as
  adjusted(1)........................      2,928        --
Redeemable Preferred Stock, $0.001
  par value, 140,909 shares of Series
  B issued and outstanding pro forma
  as adjusted(2).....................     --             1,203
Stockholders' equity (deficit):
  Common Stock, $0.001 par value;
     30,000,000 shares authorized;
     2,331,996 shares issued and
     outstanding actual, and
     5,780,239 issued and outstanding
     pro forma as adjusted(3)........          2             6
  Additional paid-in capital.........      3,416        31,297
  Accumulated deficit(4).............     (6,915)      (10,326)
                                       ---------    -----------
     Total stockholders' equity
      (deficit)......................     (3,497)       20,977
                                       ---------    -----------
          Total capitalization.......  $  10,264     $  23,201
                                       =========    ===========

------------

(1) Represents the Series A Convertible Preferred Stock and Series C Convertible Preferred Stock which will be converted into an aggregate of 948,243 shares of Common Stock upon consummation of this offering. See "Description of Capital Stock."

(2) Represents the Series B Convertible Preferred Stock which is convertible into 140,909 shares of Common Stock, one year after the consummation of this offering at the option of the holder.

(3) Excludes an aggregate of approximately 397,117 shares issuable on (i) the exercise of options to purchase an aggregate of 129,750 shares of Common Stock which the Company will have granted at the consummation of this offering under the Plan and the Directors' Plan; (ii) the exercise of the GulfStar Warrant for an aggregate of 56,579 shares, (iii) the conversion of two Seller Notes into 69,879 shares of Common stock, and (iv) the conversion of the Series B Convertible Preferred Stock into 140,909 shares of Common Stock.

(4) Pro Forma deficit has been increased for $3,411,000 unamortized discount and debt offering costs relating to long-term debt that will be repaid upon consummation of this offering. The unamortized discount will be included as an extraordinary loss in the period in which the debt is repaid.

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

     The pro forma financial and operating information contained in the following table assumes that the Company will either receive appropriate waivers under the Bank Credit Facility or enter into an amended or replacement credit facility to permit the Company to apply the proceeds of this offering as described under "Use of Proceeds."

     The selected historical financial data of the Company should be read in conjunction with the related financial statements, notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this Prospectus. The selected historical financial data set forth below as of December 31, 1994, 1995 and 1996 and for each of the periods ended December 31, 1993, 1994, 1995 and 1996 have been derived from the audited financial statements of the Company, and its combined predecessor companies, for such periods. The selected historical financial data set forth below as of March 31, 1997 and for the three months ended March 31, 1996 and 1997 have been derived from the Company's unaudited condensed consolidated financial statements, included elsewhere herein, which were prepared on the same basis as the audited financial statements and which, in the opinion of management, include all adjustments (consisting of normal recurring adjustments) necessary to present fairly the information set forth below. The selected historical financial data as of December 31, 1992 and 1993 and for the year ended December 31, 1992 have been derived from the Company's financial records, which were prepared on the same basis as the audited financial statements and which, in the opinion of management, include all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the information set forth below. The selected pro forma financial data set forth below as of March 31, 1997 and for the year ended December 31, 1996 and for the three months ended March 31, 1997 have been derived from the unaudited pro forma financial statements of the Company. The pro forma statement of operations data give effect to (i) the issuance of $2.0 million in Senior Subordinated Notes,
(ii) the sale of 2,500,000 shares of Common Stock offered by the Company hereby and the application of net proceeds therefrom as described under "Use of Proceeds" and (iii) the Acquisition Transactions as if each of such transactions had occurred as of January 1, 1996. The pro forma balance sheet data give effect to (i) the issuance of $2.0 million in Senior Subordinated Notes, (ii) the sale of 2,500,000 shares of Common Stock offered by the Company hereby and the application of net proceeds therefrom as described under "Use of Proceeds," (iii) the conversion of the Series A Convertible Preferred Stock and the Series C Convertible Preferred Stock into an aggregate of 948,243 shares of Common Stock, and (iv) the Austin Acquisition and the issuance of 140,909 shares of Series B Convertible Preferred Stock, as if each of such transactions had occurred as of March 31, 1997. The selected pro forma financial data are not necessarily indicative of the actual results of operations or financial position that would have been achieved had such transactions and this offering been completed at the dates specified, nor are the statements necessarily indicative of the Company's future results of operations or financial position. See "Unaudited Pro Forma Consolidated Financial Information."

                                                                                                               THREE MONTHS ENDED
                                                               YEAR ENDED DECEMBER 31,                             MARCH 31,
                                          -----------------------------------------------------------------   --------------------
                                                                                                 PRO FORMA
                                                                                                   (1)(2)
                                            1992       1993       1994       1995       1996        1996        1996       1997
                                          ---------  ---------  ---------  ---------  ---------  ----------   ---------  ---------
STATEMENT OF OPERATIONS DATA:
Patient revenues of affiliated dental
  practices(3)..........................  $  13,978  $  15,053  $  17,083  $  18,257  $  29,601   $ 42,569    $   4,493  $  10,464
Amounts retained by affiliated dental
  practices(3)..........................     --         --         --         --          9,981     11,851        1,278      3,518
                                          ---------  ---------  ---------  ---------  ---------  ----------   ---------  ---------
Net revenues(3).........................     13,978     15,053     17,083     18,257     19,620     30,718        3,215      6,946
Expenses:
  Dentists' salaries(3).................      2,223      2,684      2,853      3,345     --         --           --         --
  Professional fees & clinic
    expenses(4).........................     --         --         --         --         --          1,997       --         --
  Clinical salaries.....................        946      1,529      1,811      1,879      4,233      7,178          484      1,445
  Dental supplies and laboratory fees...      1,403      1,565      1,907      2,185      3,120      4,231          662        911
  Rental and lease expense..............        411        504        681        836      1,592      2,266          188        637
  Advertising and marketing.............        580        729      1,062        959      1,522      2,034          218        513
  Depreciation and amortization.........        193        245        309        336      1,088      1,675          120        427
  Other operating expenses..............      1,915      1,871      2,205      2,260      2,913      3,818          538        760
  General and administrative............      5,085      4,947      5,319      9,109      4,292      5,808          425      1,458
                                          ---------  ---------  ---------  ---------  ---------  ----------   ---------  ---------
      Total expenses....................     12,756     14,074     16,147     20,909     18,760     29,007        2,635      6,151
                                          ---------  ---------  ---------  ---------  ---------  ----------   ---------  ---------
Operating income (loss).................      1,222        979        936     (2,652)       860      1,711          580        795
Interest expense........................        182        130        112         87      2,596        712          504        775
Other income(5).........................     --         --         --         --            (89)       (89)         (40)    --
                                          ---------  ---------  ---------  ---------  ---------  ----------   ---------  ---------
Income (loss) before income taxes.......      1,040        849        824     (2,739)    (1,647)     1,088          116         20
Provision (benefit) for income taxes....     --             40         43       (325)      (561)       370           39          8
                                          ---------  ---------  ---------  ---------  ---------  ----------   ---------  ---------
Net income (loss)(6)....................  $   1,040  $     809  $     781  $  (2,414) $  (1,086)  $    718    $      77  $      12
                                          =========  =========  =========  =========  =========  ==========   =========  =========
Net income (loss) per share(7)..........  $    0.35  $    0.27  $    0.26  $   (0.82) $   (0.30)  $   0.12    $    0.03     --
                                          =========  =========  =========  =========  =========  ==========   =========  =========
Weighted average outstanding
  shares(7).............................      2,948      2,948      2,948      2,948      3,653      5,753        2,948      3,825

                                          PRO FORMA
                                            (1)(2)
                                             1997
                                          ----------
STATEMENT OF OPERATIONS DATA:
Patient revenues of affiliated dental
  practices(3)..........................   $ 11,743
Amounts retained by affiliated dental
  practices(3)..........................      3,831
                                          ----------
Net revenues(3).........................      7,912
Expenses:
  Dentists' salaries(3).................     --
  Professional fees & clinic
    expenses(4).........................     --
  Clinical salaries.....................      1,759
  Dental supplies and laboratory fees...      1,074
  Rental and lease expense..............        657
  Advertising and marketing.............        543
  Depreciation and amortization.........        481
  Other operating expenses..............        894
  General and administrative............      1,613
                                          ----------
      Total expenses....................      7,021
                                          ----------
Operating income (loss).................        891
Interest expense........................        172
Other income(5).........................     --
                                          ----------
Income (loss) before income taxes.......        719
Provision (benefit) for income taxes....        274
                                          ----------
Net income (loss)(6)....................   $    445
                                          ==========
Net income (loss) per share(7)..........   $   0.08
                                          ==========
Weighted average outstanding
  shares(7).............................      5,753

                                                                                                      MARCH 31, 1997
                                                              DECEMBER 31,                       ------------------------
                                          -----------------------------------------------------             PRO FORMA AS
                                            1992       1993       1994       1995       1996      ACTUAL     ADJUSTED(8)
                                          ---------  ---------  ---------  ---------  ---------  --------   -------------
BALANCE SHEET DATA:
Cash and cash equivalents...............  $     292  $      34  $      22  $   6,439  $      79  $    794      $ 1,162
Working capital.........................      2,247        773      1,212      6,208     (3,244)  (11,364)      (4,147)
Total assets............................      5,087      4,130      4,711     12,677     29,167    30,224       36,617
Long-term debt and capital lease
  obligations, less current portion.....        785        496        162      9,462     18,951    10,833        1,021
Redeemable preferred stock(9)...........     --         --         --          2,928      2,928     2,928        1,203
Total stockholders' equity (deficit)....      2,631      1,796      2,577     (5,743)    (3,509)   (3,497)      20,977

------------

(1) Gives effect to (i) the issuance of $2.0 million in Senior Subordinated Notes in June 1997, (ii) the sale of the 2,500,000 shares of Common Stock offered by the Company hereby and the application of the net proceeds therefrom as described under "Use of Proceeds," and (iii) the Acquisition Transactions, as if each of such transactions had occurred as of January 1, 1996. See "Unaudited Pro Forma Consolidated Financial Information."

(2) The pro forma statements of operations do not reflect a $3,411,000 extraordinary loss on retirement of the Senior Subordinated Notes, which will be recognized in the period this offering is completed.

(3) In periods prior to 1996, the Company operated as a dental service company and reported all of its revenues as patient revenues. Subsequent to the Reorganization, the Company has restricted its activities to providing practice management services to the affiliated dental practices, and, as a result, its net revenues beginning January 1, 1996 consist of amounts earned by the Company under the terms of its management services agreements with affiliated dental practices, which equal patient revenues less amounts retained by affiliated dental practices. Amounts retained by affiliated dental practices consist primarily of compensation paid to dental professionals, which were classified as expenses of the Company prior to the Reorganization.

(4) Represents preacquisition operating costs that an acquired dental practice paid to its affiliated dentists for dentist compensation, clinical salaries, dental supplies and laboratory fees.

(5) Represents primarily gain or loss on sale of assets and interest income.

(6) Prior to the Reorganization, significant operations of the Company were conducted through a subchapter S corporation and accordingly were not subject to federal and state income taxes (see Notes 2 and 8 to the Company's Audited Financial Statements). If all of the Company's operations had been subject to income taxes, net income (loss) would have been $660,000, $546,000, $515,000 and ($1,698,000) for the years ended December
    31, 1992, 1993, 1994 and 1995, respectively. Subsequent to December 31, 1995, the Company's operations are subject to income taxes and such taxes have been reflected in the historical consolidated statement of operations data for the year ended December 31, 1996. See "Unaudited Pro Forma Consolidated Financial Information."

(7) Shares used in calculating net income per share for the year ended December 31, 1996 and the three months ended March 31, 1997 include the weighted average outstanding shares plus the number of shares, the proceeds of which would be necessary to repay the portion of the Company's debt that funded the $6,000,000 payment to Jack H. Castle, D.D.S. in connection with the Reorganization. See "Unaudited Pro Forma Consolidated Financial Information" and "Certain Transactions." Historical weighted average shares outstanding and net income (loss) per share were 3,108,000 and 3,280,000 and $0.35 and less than $0.01, respectively, for the year ended December 31, 1996, and the three months ended March 31, 1997 respectively.

(8) Gives effect to (i) the sale of 2,500,000 shares of Common Stock offered by the Company hereby and the application of the net proceeds therefrom as described under "Use of Proceeds," (ii) the conversion of the Series A Convertible Preferred Stock and Series C Convertible Preferred Stock into an aggregate of 948,243 shares of Common Stock, and (iii) the Austin Acquisition, and the issuance of 140,909 shares of Series B Convertible Preferred Stock and (iv) the sale of $2.0 million of Senior Subordinated Notes, as if such transactions had occurred as of March 31, 1997.

(9) Represents 1,244,737 shares of Series A Convertible Preferred Stock, 140,909 shares of Series B Convertible Preferred Stock and 485,382 shares of Series C Convertible Preferred Stock.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

     The following discussion of the financial condition and results of operations of the Company should be read in conjunction with the Company's Financial Statements, Unaudited Condensed Consolidated Interim Financial Statements and the Notes thereto included elsewhere in this Prospectus.

OVERVIEW

     The Company manages group dental practices in Texas, Florida and Tennessee. Since its founding in 1981 with the opening of a single dental office in Houston, the Company has expanded through DE NOVO development of dental centers and, since 1996, the acquisition of group dental practices. At June 1, 1997, the Company managed 39 dental centers with 108 affiliated dentists, orthodontists and other dental specialists, with four additional dental centers in various stages of development.

     In the period from 1981 through 1995, the Company operated only in Houston, Texas, with a total of eight dental centers with 37 dentists at the end of 1995. In December 1995, the Company acquired the dental practice owned by Dr. Jack H. Castle, and entered into a management services agreement with a newly-formed dental practice owned by Dr. Castle to manage the non-dental operations of the dental centers in Houston. During 1996, the Company opened two DE NOVO dental offices in Houston, resulting in a total of 10 dental centers with 39 dentists at the end of 1996. Total patient revenues from its affiliated practice in Houston were $18.6 million in 1996.

     Beginning in the first quarter of 1996, the Company began to identify group dental practices outside of Houston, Texas as potential acquisition candidates with a view to expanding the Company's operations into new markets. Since May 1996, the Company has completed the acquisition of three affiliated dental practices and in June 1997 entered into a management services agreement with and agreed to acquire another group dental practice located in Austin, Texas. As a result of the recent rapid expansion of the business through acquisitions and the Company's limited period of affiliation with these practices, the Company believes that period-to-period comparisons set forth below may not necessarily be meaningful nor representative of future results. For additional information regarding the pro forma financial effect of the Company's acquisitions, see "Unaudited Pro Forma Consolidated Financial Information."

     Certain of the affiliated dental practices derive a significant portion of their revenues from managed care contracts, preferred provider arrangements and other negotiated price agreements. While the laws of some states permit the Company to participate in the negotiations by affiliated dental practices of managed care contracts, preferred provider arrangements and other negotiated price agreements, the affiliated dental practices are the contracting parties for all such relationships, and the Company is dependent on its affiliated dental practices for the success of such relationships. See "Risk
Factors -- Risks Associated with Managed Care Contracts; Capitated Fee Revenue" and "-- Reliance on Affiliated Dental Practices," and "Business -- Dental Network Development -- Management Services Agreement."

ACQUISITION AND AFFILIATION SUMMARY

     Since May 1, 1996, the Company has acquired certain assets of and entered into long-term management services agreements with 1st Dental Care, Mid-South Dental Centers and Horizon Dental Centers, three affiliated dental practices that have expanded its market presence into the Tampa/Clearwater area in Florida, the Nashville and Chattanooga areas in Tennessee, and the Austin and Fort Worth areas in Texas, respectively. The Completed Acquisitions resulted in the addition of 25 dental centers with 60 affiliated dentists. In addition, the Company has entered into a management services agreement with and has agreed to acquire SW Dental in Austin, Texas. The purchase price for the Austin Acquisition is $5.2 million in cash and 140,909 shares of Series B Convertible Preferred Stock. See "Description of Capital Stock -- Preferred Stock." The Company will also assume debt obligations of $447,000 in connection with the Austin Acquisition. Non-refundable payments of $1.5 million have been made in connection with the Austin Acquisition, and $3.7 million in cash is due at closing. The closing of the Austin Acquisition is a condition to, and will occur contemporaneously with, the closing of this offering.

     The aggregate consideration for the Completed Acquisitions consisted of approximately $9.3 million in cash, $0.9 million of assumed debt, $4.5 million in Seller Notes and 331,996 shares of Common Stock. An aggregate of $943,363 of the Seller Notes is convertible into Common Stock prior to the time such Seller Notes are paid at a current conversion price of $14.34 per share, subject to antidilution adjustments and automatic annual increases in conversion price.

     The Company currently is in discussions with a number of dentists and owners of group dental practices concerning the potential for future affiliation with the Company. Other than the Austin Acquisition, the Company presently does not have any letters of intent or binding agreements for the acquisition of dental practices and there can be no assurance that these discussions will result in new practice affiliations in the near future or at all.

COMPONENTS OF REVENUES AND EXPENSES

     Patient revenues from affiliated dental practices represent amounts billed by the affiliated dental practices to patients and third-party payors for dental services rendered. Such amounts also include monthly capitation payments received from third-party payors pursuant to managed care contracts. Amounts retained by group dental practices include compensation paid to dentists, hygienists and other dental care personnel employed by the affiliated dental practices, as well as other costs directly incurred by the affiliated practices such as employment taxes, personnel benefits and insurance costs. Net revenues represent amounts earned by the Company under the terms of its management services agreements with the affiliated dental practices, which generally equal patient revenues less amounts retained by the affiliated practices. The Company's net revenues, therefore, are dependent upon patient revenues realized by the affiliated practices as well as compensation and other expenses of the affiliated practices.

     Under the terms of the typical management services agreement with an affiliated dental practice, the Company becomes the exclusive manager and administrator of all non-dental services relating to the operation of the practice. The obligations of the Company include assuming responsibility for the operating expenses incurred in connection with managing the dental centers. These expenses include salaries, wages and related costs of non-dental personnel, dental supplies and laboratory fees, rental and lease expenses, advertising and marketing costs, management information systems, and other operating expenses incurred at the dental centers. In addition to these expenses, the Company incurs general and administrative expenses related to the billing and collection of accounts receivable, financial management and control of the dental operations, insurance, training and development, and other general corporate expenditures. As compensation for its services under the typical management services agreement and subject to applicable law, the Company is paid a management fee comprised of the costs incurred by it on behalf of the affiliated practice and an amount ranging from 12.5% to 20.0% of adjusted gross revenues.

RESULTS OF OPERATIONS

     In December 1995, the Company was reorganized as a Delaware corporation and acquired the assets of the professional corporation, owned by Dr. Jack H. Castle, which provided dental services in Houston. Prior to the Reorganization, therefore, the financial results of the Company and the professional corporation have been combined for the fiscal years prior to 1996. In 1996, the Company acquired the assets of three group dental practices. As a result of these transactions, the Company believes that the period-to-period comparisons set forth below may not be meaningful.

     The following table sets forth the percentages of patient revenues represented by certain items reflected in the Company's Statements of Operations. The information that follows represents the historical results of the Company and does not include pre-acquisition results of the dental practices that the Company has acquired, nor any results of the Austin Acquisition discussed herein. The information that follows should be read in conjunction with the Financial Statements of the Company and notes thereto, as well as the Unaudited Pro Forma Consolidated Financial Information, included elsewhere in this Prospectus.

                                                                            THREE MONTHS
                                           YEAR ENDED DECEMBER 31,        ENDED MARCH 31,
                                       -------------------------------  --------------------
                                         1994       1995       1996       1996       1997
                                       ---------  ---------  ---------  ---------  ---------
Patient revenues of affiliated dental
  practices..........................      100.0%     100.0%     100.0%     100.0%     100.0%
Amounts retained by affiliated dental
  practices..........................     --         --           33.7       28.4       33.6
                                       ---------  ---------  ---------  ---------  ---------
Net revenues.........................      100.0      100.0       66.3       71.6       66.4
Expenses:
  Dentists' salaries.................       16.7       18.3     --         --         --
  Clinical salaries..................       10.6       10.3       14.3       10.8       13.8
  Dental supplies and laboratory
     fees............................       11.2       12.0       10.5       14.7        8.7
  Rental and lease expense...........        4.0        4.6        5.4        4.2        6.1
  Advertising and marketing..........        6.2        5.3        5.1        4.9        4.9
  Depreciation and amortization......        1.8        1.8        3.7        2.7        4.1
  Other operating expenses...........       12.9       12.4        9.8       11.9        7.3
  General and administrative.........       31.1       49.9       14.6        9.4       13.9
                                       ---------  ---------  ---------  ---------  ---------
          Total expenses.............       94.5      114.6       63.4       58.6       58.8
                                       ---------  ---------  ---------  ---------  ---------
Operating income (loss)..............        5.5      (14.6)       2.9       12.9        7.6
Interest expense.....................        0.7        0.5        8.8       11.2        7.4
Other expense (income)...............     --         --           (0.3)      (0.9)    --
                                       ---------  ---------  ---------  ---------  ---------
Income (loss) before income taxes....        4.8      (15.1)      (5.6)       2.6        0.2
Provision (benefit) for income
  taxes..............................        0.3       (1.8)      (1.9)       0.9        0.1
                                       ---------  ---------  ---------  ---------  ---------
Net income (loss)....................        4.5%     (13.3)%      (3.7)%       1.7%       0.1%
                                       =========  =========  =========  =========  =========

THREE MONTHS ENDED MARCH 31, 1997 COMPARED WITH THREE MONTHS ENDED MARCH 31,
1996

     The Company acquired the assets of and entered into management agreements with three group dental practices during the period from May through August 1996, the results of which are included in the Company's operating results from the dates of acquisition. Changes in results of operations for the three-month period ended March 31, 1997 compared to the three-month period ended March 31, 1996 were caused primarily by these acquisitions. For periods prior to May 1996, the Company's operations were conducted entirely in Houston, Texas.

     PATIENT REVENUES OF AFFILIATED DENTAL PRACTICES -- Patient revenues of affiliated dental practices increased from $4.5 million for the three months ended March 31, 1996 to $10.5 million for the three months ended March 31, 1997, an increase of $6.0 million or 133%. Approximately $5.8 million of the increase was attributable to the Completed Acquisitions. Patient revenues in Houston increased from $4.5 million in the first quarter of 1996 to $4.7 million in the first quarter of 1997, primarily the result of the opening of two new dental centers in Houston in April 1996 and December 1996.

     AMOUNTS RETAINED BY AFFILIATED DENTAL PRACTICES -- For the three months ended March 31, 1997, amounts retained by affiliated dental practices were $3.5 million, an increase of $2.2 million, or 175%, from the comparable period in 1996. The acquired dental practices accounted for nearly all of the increase. Expressed as a percentage of patient revenues, amounts retained by affiliated dental practices increased from 28.4% to 33.6% for the three month periods ended March 31, 1996 and 1997, respectively, as the Completed Acquisitions had relatively higher compensation paid to dentists and other dental professionals than the affiliated dental practice in Houston. The Company believes that the amounts retained by affiliated dental practices as a percentage of patient revenues in the most recent period is representative of expected future results of operations.

     NET REVENUES -- For the three-month period ended March 31, 1997, net revenues were $6.9 million, an increase of $3.7 million, or 116%, from the three-month period ended March 31, 1996. The increase is attributable to net revenues of the Completed Acquisitions.

     CLINICAL SALARIES -- Clinical salaries increased from $484,000 for the three months ended March 31, 1996 to $1,445,000 for the three months ended March 31, 1997, an increase of $961,000 or 199%. The Completed Acquisitions accounted for $878,000 of the increase in clinic employee salaries. Expressed as a percentage of patient revenues, clinical salaries increased from 10.8% to 13.8% for the three-month periods ended March 31, 1996 and 1997, respectively.

     DENTAL SUPPLIES AND LABORATORY FEES -- Dental supplies and laboratory fees increased from $662,000 for the three months ended March 31, 1996 to $911,000 for the three months ended March 31, 1997, an increase of $249,000 or 37.6%. This increase was attributed to the Completed Acquisitions, which incurred $390,000 in dental supplies and laboratory expenses. Dental supplies and laboratory expenses in the Houston market decreased from $662,000 to $521,000 in the first three months of 1996 and 1997, respectively, primarily resulting from the outsourcing of the Company's purchasing and inventory control functions in Houston in mid 1996. Expressed as a percentage of patient revenues, dental supplies and laboratory fees decreased from 14.7% in the first three months of 1996 to 8.7% in the first three months of 1997.

     RENTAL AND LEASE EXPENSE -- Rental and lease expense increased from $188,000 for the three months ended March 31, 1996 to $637,000 for the three months ended March 31, 1997, an increase of $449,000, or 239%. Rental expense from the acquisitions in Florida, Tennessee and Texas accounted for $377,000 of the increase, with the remainder resulting from the opening of two new dental centers in Houston. Expressed as a percentage of patient revenues, rental and lease expense increased from 4.2% in the first quarter of 1996 to 6.1% in the first quarter of 1997, as the Completed Acquisitions had relatively higher percentage rental and lease expense than the Houston operation.

     ADVERTISING AND MARKETING -- Advertising and marketing expense increased from $218,000 for the three months ended March 31, 1996 to $513,000 for the three months ended March 31, 1997, an increase of $295,000, or 135%. The Completed Acquisitions accounted for $243,000 of the increase. Expressed as a percentage of patient revenues, advertising and marketing costs were unchanged at 4.9%.

     DEPRECIATION AND AMORTIZATION -- Depreciation and amortization increased from $120,000 for the three months ended March 31, 1996 to $427,000 for the three months ended March 31, 1997, an increase of approximately $307,000, primarily resulting from the Completed Acquisitions and amortization of deferred loan costs incurred in connection with the Reorganization in December 1995. Amortization of intangibles resulting from the Completed Acquisitions was $102,000 in the first three months of 1997. There was no amortization of intangibles in the first three months of 1996 related to acquisitions. As a percentage of patient revenues, depreciation and amortization increased from 2.7% to 4.1% for the three-month periods ended March 31, 1996 and 1997, respectively.

     OTHER OPERATING EXPENSES -- Other operating expenses increased from $538,000 for the three months ended March 31, 1996 to $760,000 for the three months ended March 31, 1997, an increase of approximately $222,000 or 41.3%. Other operating expenses include certain expenses related to the operation of the Company's dental centers and bad debt expense incurred in the financing of patient receivables at the affiliated dental practices. The Completed Acquisitions accounted for all of the increase in other operating expenses. Expressed as a percentage of patient revenues, other operating expenses decreased from 11.9% to 7.3% for the three-month periods ended March 31, 1996 and 1997, respectively, primarily due to the lower percentage of bad debt expense of the Completed Acquisitions as compared to the Houston dental centers.

     GENERAL AND ADMINISTRATIVE -- General and administrative expense increased from $425,000 for the three months ended March 31, 1996 to $1,458,000 for the three months ended March 31, 1997, an increase of approximately $1.0 million or 243%. The increase resulted from the addition of general and administrative expenses of the Completed Acquisitions and increased personnel and general corporate expenses at the Company's headquarters in Houston. Expressed as a percentage of patient revenues, general and administrative expense increased from 9.4% to 13.9% for the three-month periods ended March 31, 1996 and 1997, respectively.

     INTEREST EXPENSE -- Interest expense increased from $504,000 for the three months ended March 31, 1996 to $775,000 for the three months ended March 31, 1997, an increase of approximately $271,000 or 54%. Increased borrowings related to the Completed Acquisitions resulted in higher interest expense. Expressed as a percentage of patient revenues; however, interest expense decreased from 11.2% to 7.4% for the three-month periods ended March 31, 1996 and 1997, respectively, primarily resulting from the relatively greater percentage increase in patient revenues from the prior year period.

     INCOME TAXES -- The provision for income taxes in the three-month period ended March 31, 1997 was $7,400, equal to 37.6% of income before taxes, compared to a provision for income taxes of $5,500, or 38.8% of income before taxes for the three-month period ended March 31, 1996.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

     PATIENT REVENUES OF AFFILIATED DENTAL PRACTICES -- Patient revenues of affiliated dental practices increased from $18.3 million for the year ended December 31, 1995 to $29.6 million for the year ended December 31, 1996, an increase of $11.3 million or 62%. Approximately $11.0 million of the increase was attributable to the Completed Acquisitions. Patient revenues in Houston increased from $18.3 million in 1995 to $18.6 million in 1996, primarily the result of the opening of the Company's ninth dental center in Houston in April 1996.

     AMOUNTS RETAINED BY AFFILIATED DENTAL PRACTICES -- For the year ended December 31, 1996, amounts retained by affiliated dental practices were $10.0 million, or 33.7% of patient revenues. For the year ended December 31, 1995, compensation paid to dental professionals was classified as dentist salaries and clinical salaries. The Company estimates that amounts retained by the affiliated dental practice in 1995, calculated on a basis comparable to 1996, was $5.2 million, or 28.6% of patient revenues. The percentage increase from 1995 to 1996 resulted from the relatively higher percentage of dentist and clinical salaries from the Completed Acquisitions.

     NET REVENUES -- Net revenues of $19.6 million for the year ended December 31, 1996 represent management fees earned by the Company in accordance with management services agreements with the affiliated practices. In periods prior to 1996, the Company's predecessor companies, Family Dental and Jack H. Castle D.D.S., Inc, operated as a combined entity, and did not distinguish between patient revenues and net revenues.

     DENTISTS' SALARIES -- Compensation paid to dentists for the year ended December 31, 1995 was $3.3 million, or 18.3% of patient revenues. Dentist salaries in 1996, which are included in amounts retained by affiliated dental practices, were $5.9 million, or 20% of patient revenues. Dentist salaries from the 25 dental centers of the Completed Acquisitions accounted for $2.4 million of the increase. The addition of one DE NOVO dental center and higher compensation paid to dentists in Houston accounted for the balance of the increase.

     CLINICAL SALARIES -- Clinical salaries increased from $1.9 million for the year ended December 31, 1995 to $4.2 million for the year ended December 31, 1996, an increase of $2.3 million or 125%. The Completed Acquisitions accounted for the increase in clinic employee salaries. Expressed as a percentage of patient revenues, clinical salaries increased from 10.3% to 14.3% for the years ended December 31, 1995 and 1996, respectively, as the Completed Acquisitions had relatively higher percentage clinical salaries costs than the Houston operations.

     DENTAL SUPPLIES AND LABORATORY FEES -- Dental supplies and laboratory fees increased from $2.2 million for the year ended December 31, 1995 to $3.1 million for the year ended December 31, 1996, an increase of $0.9 million or 43%. This increase resulted primarily from the Completed Acquisitions, which incurred $1.1 million in dental supplies and laboratory expenses. Expressed as a percentage of patient revenues, dental supplies and laboratory fees decreased from 12% in 1995 to 10.5% in 1996.

     RENTAL AND LEASE EXPENSE -- Rental and lease expense increased from $836,000 for the year ended December 31, 1995 to $1.6 million for the year ended December 31, 1996, an increase of 90%. Rental expense from the Completed Acquisitions accounted for nearly all of the increase. Expressed as a percentage of patient revenues, rental and lease expense increased from 4.6% in 1995 to 5.4% in 1996, as the Completed Acquisitions had relatively higher percentage rental and lease expense than the Houston operation.

     ADVERTISING AND MARKETING -- Advertising and marketing expense increased from $1.0 million for the year ended December 31, 1995 to $1.5 million for the year ended December 31, 1996, an increase of 59%. The Completed Acquisitions accounted for $416,000 of the increase. Higher expenditures for television advertising and direct mail campaigns conducted in conjunction with the opening of two new dental centers in Houston resulted in increased advertising and marketing costs of approximately $150,000 in Houston. Expressed as a percentage of patient revenues, however, advertising and marketing costs decreased from 5.3% in 1995 to 5.1% in 1996.

     DEPRECIATION AND AMORTIZATION -- Depreciation and amortization increased from $336,000 for the year ended December 31, 1995 to $1.1 million for the year ended December 31, 1996, an increase of approximately $752,000, primarily resulting from the Completed Acquisitions and amortization of deferred loan costs incurred in connection with the Reorganization in December 1995. Amortization of intangibles incurred in the period following the completion of the acquisitions was $231,000 in 1996. As a percentage of patient revenues, depreciation and amortization increased from 1.8% to 3.7% for the years ended December 31, 1995 and 1996, respectively.

     OTHER OPERATING EXPENSES -- Other operating expenses increased from $2.3 million for the year ended December 31, 1995 to $2.9 million for the year ended December 31, 1996, an increase of approximately $600,000 or 29%. Other operating expenses include certain expenses related to the operation of the Company's dental centers and bad debt expense incurred in the financing of patient receivables at the affiliated dental practices. The Completed Acquisitions accounted for all of the increase in other operating expenses from 1995 to 1996. Expressed as a percentage of patient revenues, other operating expenses decreased from 12.4% to 9.8% for the years ended December 31, 1995 and 1996, respectively, primarily due to the lower percentage of bad debt expense of the Completed Acquisitions as compared to the Houston dental centers.

     GENERAL AND ADMINISTRATIVE -- General and administrative expense decreased from $9.1 million for the year ended December 31, 1995 to $4.3 million for the year ended December 31, 1996, a decrease of $4.8 million or 53%. Compensation paid to the Company's owners was $5.3 million in 1995 including $2.6 million in accrued deferred compensation payable to a shareholder. Compensation to stockholders declined to $592,000 in 1996. This reduction was partially offset by general and administrative expense of $1.2 million from the Completed Acquisitions. In addition, the Company incurred approximately $400,000 in 1996 related to potential acquisitions that were not completed and approximately $200,000 in personnel severance costs. Expressed as a percentage of patient revenues, general and administrative expense decreased from 49.9% to 14.4% for years ended December 31, 1995 and 1996, respectively.

     INTEREST EXPENSE -- Interest expense increased from $87,000 for the year ended December 31, 1995 to $2.6 million for the year ended December 31, 1996. In the period from December 1995 through August 1996, the Company borrowed approximately $25 million in order to fund the Reorganization and the acquisition of affiliated dental practices in Florida, Tennessee and Texas, resulting in $2.1 million in higher interest costs in 1996. In addition, the amortization of the discount on the Senior Subordinated Notes was $522,000 for the year ended December 31, 1996.

     INCOME TAXES -- Prior to 1996, the Company did not accrue significant corporate income taxes because a major portion of the Company's operations were conducted through a Subchapter S corporation. Subsequent to the Reorganization in December 1995, all of the Company's operations became subject to corporate income taxes. For the year ended December 31, 1996 the Company recorded a benefit for income taxes of $561,000, related to the loss before taxes of $1.6 million for the year. At December 31, 1996, the Company had net tax loss carryforwards of $2.1 million, which may be used in future periods to offset taxable income.

YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

     NET PATIENT REVENUES -- Net patient revenues increased from $17.1 million for the year ended December 31, 1994 to $18.3 million for the year ended December 31, 1995, an increase of $1.2 million or 6.9%. This increase was primarily attributable to the opening of the Company's eighth dental center in October 1994.

     DENTISTS' SALARIES -- Dentists' salaries increased from $2.9 million for the year ended December 31, 1994 to $3.3 million for the year ended December 31, 1995, an increase of $492,000 or 17.2%. The hiring of additional dentists to staff the Company's eighth dental center and an increase in patient services resulted in the increase in dentists' salaries. Expressed as a percentage of net patient revenues, dentists' salaries increased from 16.7% to 18.3% for the years ended December 31, 1994 and 1995, respectively.

     CLINICAL SALARIES -- Clinical salaries increased from $1.8 million for the year ended December 31, 1994 to $1.9 million for the year ended December 31, 1995, an increase of $68,000 or 3.8%. The increase resulted from the addition of the eighth dental center in October 1994. Expressed as a percentage of net patient revenues, clinical salaries decreased from 10.6% to 10.3% for the years ended December 31, 1994 and 1995, respectively, as a result of more efficient scheduling and the increase in net patient revenues from the eighth dental center.

     DENTAL SUPPLIES AND LABORATORY FEES -- Dental supplies and laboratory fees increased from $1.9 million for the year ended December 31, 1994 to $2.2 million for the year ended December 31, 1995, an increase of approximately $278,000 or 14.6%. The increased level of patient services and costs associated with the opening of the Company's eighth center accounted for most of the increase. Expressed as a percentage of net patient revenues, dental supplies and laboratory expense increased from 11.2% to 12.0% for the years ended December 31, 1994 and 1995, respectively.

     RENTAL AND LEASE EXPENSE -- Rental and lease expense increased from $681,000 for the year ended December 31, 1994 to $836,000 for the year ended December 31, 1995, an increase of $155,000 or 22.8%. The increase resulted from the opening of the eighth dental center in late 1994, the opening of the Company's new corporate office in April 1995, and the moving of one of the Company's dental centers to a larger facility, which resulted in a duplication of lease payments at the old facility through the end of 1995. Expressed as a percentage of net patient revenues, rental and lease expense increased from 4.0% to 4.6% for the years ended December 31, 1994 and 1995, respectively.

     ADVERTISING AND MARKETING -- Advertising and marketing expense decreased from $1.1 million for the year ended December 31, 1994 to $959,000 for the year ended December 31, 1995, a decrease of $103,000, or 9.7%. Reduced expenditures for television advertising and the absence of direct mail costs incurred in connection with opening of the eighth center in the fourth quarter of 1994 resulted in lower 1995 spending. Expressed as a percentage of net patient revenues, advertising and marketing expense decreased from 6.2% to 5.3% for the years ended December 31, 1994 and 1995 respectively.

     DEPRECIATION AND AMORTIZATION -- Depreciation and amortization expense increased from $309,000 for the year ended December 31, 1994 to $336,000 for the year ended December 31, 1995, an increase of 27,000 or 8.7%. Capital expenditures incurred in the opening of the Company's eighth dental center in the fourth quarter of 1994 and the moving of the corporate office to a new location resulted in higher depreciation and amortization expense in 1995.

     OTHER OPERATING EXPENSES -- Other operating expenses increased from $2.2 million for the year ended December 31, 1994 to $2.3 million for the year ended December 31, 1995, an increase of $55,000, or 2.5%. Expressed as a percentage of net patient revenues, other operating expenses decreased from 12.9% to 12.4% for the years ended December 31, 1994 and 1995, respectively.

     GENERAL AND ADMINISTRATIVE -- General and administrative expense increased from $5.3 million for the year ended December 31, 1994 to $9.1 million for the year ended December 31, 1995, an increase of $3.8 million or 71.3%. The increase resulted primarily from higher compensation paid to the Company's owners, including $2.6 million under the Deferred Compensation Agreement entered into in connection with the Reorganization. The Company also incurred higher costs related to the corporate office opened in mid-1995 and higher administrative personnel costs. Expressed as a percentage of net patient revenues, general and administrative expense increased from 31.1% to 49.9% for the years ended December 31, 1994 and 1995, respectively.

     INCOME TAXES -- In 1995 and 1994, significant operations of the Company were conducted through a subchapter S corporation, which resulted in no corporate income taxes being assessed against the profits of that company. Subsequent to the Reorganization in December 1995, all of the Company's operations became subject to corporate income taxes. The Company recognized a benefit for income taxes of $325,000 in the year ended December 31, 1995, reflecting primarily the charge for deferred compensation offset by a deferred tax liability of $728,000 realized upon the loss of subchapter S status for income tax purposes. This compared to a provision for income taxes of $43,000 for the prior year.

LIQUIDITY AND CAPITAL RESOURCES

     THE FOLLOWING DISCUSSION WITH RESPECT TO THE APPLICATION OF THE PROCEEDS FROM THIS OFFERING ASSUMES THAT THE COMPANY WILL EITHER RECEIVE APPROPRIATE WAIVERS UNDER THE BANK CREDIT FACILITY OR ENTER INTO AN AMENDED OR REPLACEMENT CREDIT FACILITY TO PERMIT THE COMPANY TO APPLY THE PROCEEDS OF THIS OFFERING AS DESCRIBED UNDER "USE OF PROCEEDS."

     At March 31, 1997, the Company had a net working capital deficit of $11.4 million, representing a decrease in working capital of $8.2 million from the net working capital deficit of $3.2 million at December 31, 1996. Current liabilities were $18.4 million at March 31, 1997, consisting of $12.4 million in current maturities of notes payable and subordinated debt, $5.2 million in accounts payable and accrued liabilities, which includes $344,000 in accrued interest and $789,000 in accrued deferred compensation payments, and $817,000 payable to affiliated dental practices in consideration for accounts receivable from the affiliated practices. These current liabilities were partially offset by current assets of $7.0 million, consisting of cash of $794,000, billed and unbilled accounts receivable of $5.5 million and other current assets of $454,000. A portion of proceeds of this offering will be used to repay $7.1 million of current indebtedness and to reduce the Company's working capital deficit to $4.1 million.

     Cash provided by operations was $498,000 and $406,000 for the years ended December 31, 1995 and 1996, respectively. Cash used in investing activities was $441,000 in 1995, consisting of capital expenditures to relocate one dental center and to establish a new corporate office in Houston. In 1996, cash used in investing activities was $11.6 million, comprised of net capital expenditures of $730,000 to develop two DE NOVO dental centers in Houston, and of $10.3 million to acquire three group dental practices. Cash provided from financing activities was $6.4 million and $4.8 million for the years ended December 31, 1995 and 1996, respectively. In 1995, bank borrowings and the sale of $7.5 million of Senior Subordinated Notes and the Series A Convertible Preferred Stock were partially offset by a $6.0 million distribution to the sole shareholder of Jack
H. Castle, D.D.S., Inc. as part of the Reorganization. In 1996, cash provided from financing activities consisted primarily of bank borrowings of $7.3 million, partially offset by debt repayments of $1.5 million.

     Prior to December 1995, the Company financed its operations and expansion primarily through the use of internally generated funds, capital lease obligations and bank borrowings. In December 1995, as part of the Reorganization, the Company entered into the Securities Purchase Agreement with the Pecks Investors and the Bank Credit Facility with a bank. The Securities Purchase Agreement provided for (i) the issuance of $7.5 million in Senior Subordinated Notes to the Pecks Investors bearing interest at a rate of 12% per annum payable quarterly in arrears, with principal payable in two installments of $3.75 million each on December 18, 2001 and 2002, and (ii) the issuance of 1,244,737 shares of Series A Convertible Preferred Stock to the Pecks Investors. The Bank Credit Facility initially included a $6 million term loan and a $3 million revolving line of credit. Of these amounts, $6.0 million was used to acquire the stock of Jack H. Castle, D.D.S., Inc. as part of the Reorganization. The balance of the proceeds, net of expenses, was dedicated to fund the Company's development and acquisition programs.

     During 1996, the Company financed its acquisitions, capital expenditures and working capital requirements through a combination of borrowings under the Bank Credit Facility, the sale of Senior Subordinated Notes, the issuance of Common Stock and Seller Notes, and the assumption of certain debt and lease obligations of the acquired dental practices. In the aggregate, the total consideration for the Completed Acquisitions consisted of $9.3 million in cash, $0.9 million of assumed debt and capital lease obligations, $4.5 million in Seller Notes and 331,996 shares of Common Stock.

     In May 1996, the Bank Credit Facility was amended to provide a $16 million term loan facility and a $3 million revolving line of credit. As a condition to this amendment of the Bank Credit Facility, the Pecks Investors agreed to accept interest notes in lieu of interest payments if the Company did not maintain certain financial covenant ratios under the Bank Credit Facility. At December 31, 1996, the Company had outstanding balances of $8.0 million on the Senior Subordinated Notes (including $450,000 in interest notes), $10.8 million under the term loan and $1.2 million under the revolving line of credit.

     In the third and fourth quarters of 1996 and the first quarter of 1997, the Company did not make scheduled payments under two Seller Notes in the aggregate amount of approximately $500,000 because the payment of those amounts would have breached covenants under the Bank Credit Facility. In May and June 1997, the Company restructured each of the Seller Notes to provide for payments of interest only through January 1998 at interest rates of 10% per annum. All of the defaults under the Seller Notes that were in default have been waived, the Company is in compliance with the terms of each of the Seller Notes, as restructured, and the Company intends to pay all of the Seller Notes in full out of the proceeds of this offering. See "Use of Proceeds."

     In connection with the restructuring of the Seller Notes issued in connection with the acquisition of 1st Dental Care in the aggregate original principal amount of $2.7 million (the "1st Dental Care Notes"), the Company granted the holder of the 1st Dental Care Notes, an option to acquire its operations in Florida for an aggregate consideration of $3.1 million in cash, the discharge of the 1st Dental Care Notes and the return of the 72,621 shares of the Company's Common Stock issued in connection with the acquisition of 1st Dental Care. The option may be exercised only if the Company defaults on scheduled payments under the restructured 1st Dental Care Notes or if the Company's lender under the Bank Credit Facility declares a default under the Bank Credit Facility and accelerates amounts due thereunder. As a component of the restructuring of the 1st Dental Care Notes, the Company modified certain other contractual relationships between the Company and Lester Greenberg, D.D.S. The Company and Dr. Greenberg, and their respective affiliates, also entered into a limited mutual release with respect to claims arising out of the Company's default under the 1st Dental Care Notes. An aggregate of $943,363 of the 1st Dental Notes remains convertible into Common Stock prior to the time they are paid at a conversion price of $14.34 per share, subject to antidilution adjustments and automatic annual increases in conversion price.

     In January 1997, the Company advised the bank that it was not in compliance with certain covenants under the Bank Credit Facility. As a result the Company and the bank amended the Bank Credit Facility in June 1997, to reduce the term loan commitment to $10.8 million, the amount outstanding as of the amendment date, and the bank waived any events of default which had occurred up to the date of the amendment. As amended, the Bank Credit Facility requires principal payments of $602,500 to be paid on September 30 and December 31, 1997, with the remaining balance to be paid on January 31, 1998. The term loan bears interest, payable quarterly, at the bank's base rate plus 1.5%. The $3.0 million revolving line of credit bears interest at the bank's base rate plus 1.0% and also expires on January 31, 1998. As of June 1997, there was $1.7 million available for borrowing under the revolving line of credit. A commitment fee is payable quarterly at rates ranging from 0.25% to 0.5% of the unused amounts under the Bank Credit Facility for such quarter. The Bank Credit Facility is collateralized by substantially all of the Company's assets and is personally guaranteed by Jack H. Castle, Jr. The Company intends to repay approximately $5.4 million of the term loan from the proceeds of this offering. See "Use of Proceeds." The restructuring of the Bank Credit Facility in June 1997 resulted in the classification of all amounts owing under the Bank Credit Facility as current liabilities as of March 31, 1997, contributing $12.1 million to the Company's working capital deficit.

     As a condition to the second amendment to the Bank Credit Facility, the Pecks Investors agreed to accept interest notes in lieu of interest payments through the earliest of the consummation of this offering, a private equity financing, or January 31, 1998. As a result, as of March 31, 1997, the Company had issued

$675,000 in interest notes to the Pecks Investors in lieu of quarterly interest payments accruing from July 1996, and intends to issue an additional interest note to the Pecks Investors on June 30, 1997 in the amount of $225,000. In June 1997, the Company and the Pecks Investors amended the Securities Purchase Agreement to provide an additional $2.0 million in Senior Subordinated Notes, with interest payable monthly at a rate of 12% per annum. The funds provided by the new Senior Subordinated Notes were used to fund the option to acquire SW Dental and to provide additional working capital. The Company also issued to the Pecks Investors 485,382 shares of Series C Convertible Preferred Stock, convertible into 242,691 shares of Common Stock. The terms of the Series C Convertible Preferred Stock are similar to those of the Series A Convertible Preferred Stock. The holders of Series A Convertible Preferred Stock and the Series C Convertible Preferred Stock have advised the Company that they intend to convert the Series A Convertible Preferred Stock and the Series C Convertible Preferred Stock into 705,552 and 242,691 shares of Common Stock, respectively, simultaneously with, and conditioned on, the completion of this offering.

     The Bank Credit Facility, as amended, and the Securities Purchase Agreement, as amended, each contain affirmative and negative covenants that require the Company to maintain certain financial ratios, limit the amount of additional indebtedness, limit the creation or existence of liens, limit the ability of the Company to use the proceeds of debt and equity financings, and set certain restrictions on acquisitions, mergers and sales of assets.

     The Company intends to fund the remaining $3.7 million cash portion of the consideration for the Austin Acquisition with the proceeds of this offering. The Company intends to use a portion of the remaining proceeds of this offering to reduce its aggregate indebtedness by approximately $20.7 million. In order to fund its acquisition strategy following the Austin Acquisition, the Company will be required to raise additional capital by increasing bank debt or issuing new securities. The Company is negotiating with a bank to refinance and expand its existing credit facility to $25 million upon the consummation of this offering. If the Company is successful in doing so, the Company will have approximately $17 million of additional borrowing capacity which the Company believes will be sufficient to fund its acquisition, expansion and working capital needs for the next 12 months, along with existing cash resources and cash flow from operations. There can be no assurance that the Company will be able to refinance and expand its bank credit facility or that acceptable financing for future acquisitions or expansion of existing dental networks can be obtained. If the Company is unable to obtain additional financing it is unlikely that the Company will be able to implement its acquisition strategy.

RECENTLY ISSUED PRONOUNCEMENTS

     In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 128, Earnings Per Share ("SFAS 128") and Statement of Financial Accounting Standards No. 129, Disclosures of Information about Capital Structure ("SFAS 129"). These statements will be adopted by the Company effective January 31, 1998. SFAS 128 simplifies the computation of earnings per share by replacing primary and fully diluted presentations with the new basic and diluted disclosures. SFAS 129 establishes standards for disclosing information about an entity's capital structure. The Company has not determined the impact of these pronouncements on its financial statements.

                                    BUSINESS

OVERVIEW

     The Company develops, manages and operates integrated dental networks through contractual affiliations with general, orthodontic and multi-specialty dental practices in the United States. The Company currently conducts operations in the states of Texas, Florida and Tennessee and has entered into a management services agreement with and has agreed to acquire a multi-location dental practice located in Austin, Texas which the Company believes will complement its existing Austin operations. The Company does not engage in the practice of dentistry but rather establishes integrated dental networks by entering into management services agreements with affiliated dental practices to provide on an exclusive basis management and administrative services to affiliated dental practices. The Company's strategy is to provide high-quality care in selected markets with a view to achieving broad geographic coverage within those markets. The Company seeks to achieve operating efficiencies by consolidating and integrating affiliated practices into regional networks, realizing economies of scale in such areas as marketing, administration and purchasing and enhancing the revenues of its affiliated dental practices by increasing both patient visits and the range of specialty services offered. As of June 1, 1997, the Company provided management services to 39 dental centers with 108 affiliated dentists, orthodontists and other dental specialists.

     The Company's objective is to make each of its dental networks the leading group dental care provider in each market it serves. Since its formation, the Company has applied traditional retail principles of business and marketing techniques to the practice of dentistry, including locating practices in high-profile locations, offering more affordable fees and payment plans, expanding the range of services offered, increasing market share through targeted advertising and offering extended office hours. By using the Castle Dental Centers' approach to managing affiliated dental practices, the Company believes it will enable affiliated dentists, orthodontists and other dental specialists to focus on delivering quality patient care and to realize significantly greater productivity than traditional individual and small-group dental practices.

     The Company believes that the provision of a full range of dental services through an integrated network is attractive to managed care payors and intends to continue to pursue managed care contracts. The Company's affiliated dental practices currently maintain an aggregate of 11 capitated managed care contracts covering approximately 27,000 members. The Company believes that the continued development of its networks will assist it in negotiating national and regional capitated arrangements with managed care payors on behalf of the affiliated practices.

     The Company intends to utilize the practice management principles employed in its Houston operations to establish a consistent national identity for its business. Moreover, the Company believes that its experience and expertise in managing multi-specialty dental group practices, as well as the development of name recognition associated with the name "Castle Dental Centers," will provide its affiliated dental practices with a competitive advantage in attracting and retaining patients and realizing practice efficiencies.

     The Company was formed in 1981 by Jack H. Castle, D.D.S. and Jack H. Castle, Jr., as a single location, multi-specialty dental practice in Houston, Texas. From 1982 through 1996, the Company expanded to a total of 10 locations with 39 dentists in the Houston metropolitan area. During this period the Company developed, implemented and refined the integrated dental network approach that it intends to utilize as a basis for its national expansion.

     There presently are 10 Castle Dental Centers operating in the Houston, Texas area and three additional centers in Houston in various stages of development. In May 1996, the Company acquired the assets of and entered into long-term management services agreements with 1st Dental Care, a dental practice with 11 locations in the Tampa/Clearwater, Florida area, and Mid-South Dental Centers, a dental practice with six dental centers in various locations in Tennessee. In August 1996, the Company increased its dental practices under management in Texas by acquiring the assets of Horizon Dental Centers, a dental practice with four dental centers in Fort Worth, Texas and four dental centers in Austin, Texas. In June 1997, the Company entered into a management services agreement with and agreed to acquire SW Dental, a dental practice with four dental centers in the Austin, Texas metropolitan area. The closing of the Austin Acquisition is a condition to, and will occur contemporaneously with, the closing of this offering.

INDUSTRY BACKGROUND

     Dental care services in the United States are generally delivered through a fragmented system of local providers, primarily sole practitioners, or small groups of dentists, orthodontists or other dental specialists, practicing at a single location with a limited number of professional assistants and business office personnel. According to the American Dental Association 1995 Survey of Dental Practice ("ADA Survey"), there were approximately 150,800 actively practicing dental professionals in the U.S., of which approximately 8,900 were practicing orthodontists. Nearly 81% of the nation's private practitioners work either as sole practitioners or in a practice with one other dentist. The balance of these dentists practice in about 4,700 groups of three or more dentists. However, dental, orthodontic and other specialty practices have followed the trend of the health care industry generally and are increasingly forming larger group practices.

     The annual aggregate domestic market for dental services was estimated to be approximately $42.9 billion for 1995, representing approximately 4.3% of total health care expenditures in the United States, and is projected to reach $79.1 billion by 2005. Within the total market for dental services in the United States, there are, in addition to general dentistry, a number of specialties, including orthodontics (the straightening of teeth and remedy of occlusion), periodontics (gum care), endodontics (root canal therapy), oral surgery (tooth extraction) and pedodontics (care of children's teeth). The dental services market has grown at a compound annual growth rate of approximately 8.0% from 1980 to 1995, and is projected to grow at a compound annual growth rate of approximately 6.0% through the year 2005. In contrast to other health care expenditures, dental services are primarily paid for by the patient. According to the U.S. Department of Health and Human Services, in 1995, consumer out-of-pocket expenditures accounted for 53% of the payment for dental services, compared to 19% for other medical services.

     The Company believes that the growth in the dental industry has largely been driven by four factors: (i) an increase in the availability and types of dental insurance; (ii) an increasing demand for dental services from an aging population; (iii) the evolution of technology which makes dental care less traumatic; and (iv) an increased focus on preventive and cosmetic dentistry.

     Concerns over the accelerating cost of health care have resulted in the increasing importance of managed care in the dental industry. Managed care typically involves a third party (frequently the payor) assuming responsibility for ensuring that health care is provided in a high-quality, cost-effective manner. According to industry sources, approximately 18.6% of the estimated
118.5 million people covered by dental benefits in 1995 were enrolled in managed care programs. It is estimated that managed care's penetration of this group will increase to 35% of the 131 million people expected to be covered by dental benefits in the year 2000. Enrollment in managed dental care plans, according to the National Association of Dental Plans, is estimated to have grown from 7.8 million patients in 1990 to 22.8 million patients in 1995.

     The Company believes that the provision of dental, orthodontic and other specialty care will follow the pattern set by other segments of the health care industry, moving away from the sole practitioner model to a group practice environment in which a separate professional management team handles personnel, management, billing, marketing and other business functions. The trends which are leading dentists to affiliate with dental practice management companies include: (i) the increasingly capital intensive nature of acquiring and maintaining state-of-the-art dental equipment, laboratory and clinical facilities; (ii) the growing need to develop and maintain specialized management information and billing systems to meet the increasing demands of payors; and
(iii) the increasingly more complicated, competitive and regulated business environment for dentists.

BUSINESS STRATEGY

     The Company's strategy is to develop integrated networks for the provision of a broad range of dental services through practice affiliations that provide high-quality, cost-effective dental care in target markets. Key elements of this strategy are to:

        PROVIDE HIGH-QUALITY, COMPREHENSIVE, ONE-STOP FAMILY DENTAL HEALTH
        CARE. The prototypical Castle Dental Center provides general dentistry as well as a full range of dental specialities (including orthodontics, pedodontics, periodontics, endodontics, oral surgery and implantology), thereby allowing the majority of specialty referrals to remain in-house within the Company's network of facilities. By bringing together multi-specialty dental services within a single practice, the Company is able to realize operating efficiencies and economies of scale and to promote increased productivity, higher utilization of professionals and facilities, and the sharing of dental specialists among multiple locations. The Company's practice model also incorporates quality assurance and quality control programs, including peer review and continuing education and technique enhancement. The Company believes that its multi-specialty strategy significantly differentiates it from both individual and multi-center practices that typically offer only general dentistry, orthodontics or other single specialty dental services.

        DEVELOP COMPREHENSIVE DENTAL NETWORKS IN TARGET MARKETS. The Company intends to build its networks through acquisition of existing practices and DE NOVO development of additional practices within target markets. The Company seeks to consolidate and integrate its affiliated practices to establish regional dental care networks. The Company believes this network system will enable it to reduce the operating costs of its affiliated practices by centralizing certain functions such as telemarketing and advertising, billing and collections, payroll and accounting and by negotiating regional and national contracts for supplies, equipment, services and insurance. Once practice affiliations are established in a market, the Company seeks to assist the affiliated practices in expanding their range of services to make available specialty dental services not previously offered.

        APPLY TRADITIONAL RETAIL PRINCIPLES OF BUSINESS TO DENTAL CARE. The Company believes it can enhance revenues and profitability by applying traditional retail principles of business to the provision of dental services in its target markets. These principles include professionally produced broadcast and print advertisements targeting specific audiences, and extended hours of operation which are convenient for patients, including weekend and evening hours. As part of its retail-oriented strategy, the Company will seek to establish or, where appropriate, relocate each Castle Dental Center in a convenient location in or near a high-profile neighborhood retail area and utilize innovative sales and marketing programs designed to achieve strong name recognition and increase patient visits. In addition, the Company stresses the breadth and affordability of its services and works closely with patients to establish treatment schedules and affordable payment plans tailored to the patients' needs.

        MARKET ITS NETWORKS TO MANAGED CARE ENTITIES. The Company believes that managed care will play an increasing role in the provision of dental services and therefore intends to market the services of its dental practice networks to the managed care community. The Company believes that contracting with managed care entities will facilitate entry into new markets and the expansion of existing networks, as well as improve the utilization of existing facilities by providing a source of patients to dentists with whom the Company is affiliated. In addition, such contracts, including capitated contracts, enable the Company to leverage its infrastructure and marketing efforts by increasing patient visits.

DENTAL NETWORK DEVELOPMENT

     The Company seeks to build its dental networks through the acquisition of existing dental practices and the DE NOVO development of dental practices in retail environments.

ACQUISITION CRITERIA

     The Company's acquisition strategy is to identify successful group dental practices in its target markets, acquire certain assets of the identified practices, enter into long-term management services agreements, and utilize these core practices as a base from which to expand within the target markets. Prior to entering any market, the Company considers such factors as population, demographics, market potential, competitive environment, supply of available dentists, dental regulatory environment, patient-provider ratios, advertising costs and the economic condition of the local market. Core acquisition candidates are successful group dental practices that the Company believes are leaders in their regional markets. Subsequent acquisitions target practices that strategically complement the core practices within a market. In considering acquisitions, the Company evaluates qualitative issues such as the dental professionals' qualifications, experience and reputation in the local marketplace and their operating histories, as well as the ability to demonstrate potential for revenue growth and continued profitability.

COMPLETED ACQUISITIONS

     The following table describes acquisitions completed as of May 31, 1997:

                                                                               NUMBER OF             NUMBER OF
       AFFILIATED DENTAL PRACTICE               PRINCIPAL LOCATIONS             CENTERS        AFFILIATED DENTISTS*
----------------------------------------   ------------------------------      ---------       ---------------------
1st Dental Care.........................     Clearwater/Tampa, Florida            11                    16
Mid-South Dental                                   Nashville and                   6                    21
  Centers...............................       Chattanooga, Tennessee
Horizon Dental Centers..................    Austin and Fort Worth, Texas           8                    23

------------
* Includes full-time and part-time dentists.

     The following table describes the consideration paid by the Company for the Completed Acquisitions.

                                                    ASSUMED DEBT AND                        SHARES OF
     AFFILIATED DENTAL PRACTICE          CASH        CAPITAL LEASES       SELLER NOTES     COMMON STOCK
-------------------------------------  ---------    -----------------     ------------     ------------
                                                            (DOLLARS IN MILLIONS)
1st Dental Care......................  $     3.1          $ 0.2               $2.7             72,621
Mid-South Dental Centers.............        4.0            0.7                0.8             75,000
Horizon Dental Centers...............        2.2             --                1.0            184,375
                                       ---------          -----           ------------     ------------
     Total...........................  $     9.3          $ 0.9               $4.5            331,996
                                       =========          =====           ============     ============

     The contractual arrangements pursuant to which the Completed Acquisitions were made include representations and warranties from the sellers regarding the assets being acquired, and employment agreements with the affiliated practices containing noncompetition provisions with the former owners of such practices. Additionally, the Company typically enters into an option agreement with the owner of the affiliated dental practice which entitles the Company to select successor owners of the affiliated dental practice. The Common Stock issued in these transactions has certain contractual registration rights which may be exercised in future offerings of Common Stock by the Company. See "Description of Capital Stock -- Registration Rights."

AUSTIN ACQUISITION

     In June 1997, the Company entered into a management services agreement with and agreed to acquire SW Dental. The management services agreement with SW Dental obligates the Company to act as the sole and exclusive agent for SW Dental in the management and administration of its business functions and business affairs. Unlike the Company's typical management services agreement, however, SW Dental has retained control over the management of its facilities and supplies, as well as the administration of its accounts receivable and accounts payable. As compensation for its services under the management services agreement, the Company receives a monthly management fee which includes the costs incurred by it on behalf of SW Dental. The term of the management services agreement with SW Dental expires on the earlier of June 1, 1998 or the closing of the transactions referred to in the Option Agreement described below.

     In June 1997, the Company and SW Dental also entered into an Option Agreement for the Purchase and Sale of Businesses (the "Option Agreement") which provides for the acquisition by the Company of SW Dental for a consideration of $5.2 million in cash, $1.5 million of which has already been paid, and 140,909 shares of Series B Convertible Preferred Stock. The Company will also assume approximately $447,000 of long-term debt and capital lease obligations in connection with the Austin Acquisition. The closing of the Austin Acquisition by the Company is a condition to, and will occur contemporaneously with, the closing of this offering. In the event the Company does not consummate the acquisition of SW Dental, the Company will forfeit the $1.5 million previously paid to SW Dental as partial consideration for the Austin Acquisition. Moreover, the Company has granted SW Dental an exclusive, non-transferable option exercisable during the 60-day period beginning May 31, 1998 to acquire the Company's existing operations in the Austin, Texas metropolitan area at a price of $3.4 million in the event the Austin Acquisition is not consummated by May 31, 1998.

     The contractual arrangements pursuant to which the Austin Acquisition will be made include representations and warranties from the sellers regarding the assets being acquired and employment or consulting agreements containing noncompetition provisions with the former owners of such practices. The Common Stock to be issued upon conversion of the Series B Convertible Preferred Stock to be issued in the Austin Acquisition will have certain contractual registration rights which may be exercised in future offerings of Common Stock by the Company. See "Description of Capital Stock -- Registration Rights."

AFFILIATION AND INTEGRATION OF DENTAL CENTERS

     In affiliating with dental practices, the Company typically: (i) acquires certain assets of the practice, and, in certain situations, laboratory or other ancillary facilities that are either owned by or affiliated with such practice as allowable by federal and state law; (ii) enters into a long-term management services agreement with such dental practice pursuant to which the Company provides comprehensive management services to the affiliated practice; (iii) requires that the affiliated dentists enter into employment agreements with the affiliated practices containing non-compete and liquidated damages provisions; and (iv) assumes the principal administrative, financial, marketing and general management functions of the affiliated practice, including employment of most administrative personnel. As soon as practicable following the acquisition of an affiliated dental practice, when market conditions permit, the Company initiates the process of converting the affiliated practice into a Castle Dental Center. Management will retain the name of an affiliated practice in situations where brand recognition has been established. This conversion process, the implementation and timing of which will vary from market to market, typically includes the addition of specialty dental services not previously offered by the center, implementation of retail business concepts applied by the Company in its Houston operation, and, where appropriate, the relocation of the center to a more desirable location.

     In certain markets, the Company intends to grow through DE NOVO development to expand in market areas that are either under-served or are otherwise attractive market opportunities and in which there is no suitable acquisition candidate. The Company will use its experience in building and staffing DE NOVO dental centers in Houston, Texas for the implementation of this expansion strategy.

MANAGEMENT SERVICES AGREEMENT

     The Company has entered into a management services agreement with each of its affiliated dental practices pursuant to which the Company becomes the exclusive manager and administrator of all non-dental services relating to the operation of the practice. The Company anticipates that it will enter into a similar management services agreement with each new affiliated dental practice. The amount of the management fee charged by the Company to an affiliated dental practice is intended to reflect and is based on the fair value of the management services rendered by the Company to the affiliated dental practice. Subject to applicable law, the Company is paid a monthly management fee comprised of the costs incurred by it on behalf of the affiliated practice and an amount ranging from 12.5% to 20.0% of adjusted gross revenues as described in each agreement. In addition, in some instances the Company will receive a performance fee, based on criteria agreed to by the Company and the affiliated dental practice. The amount of the management fee is reviewed by the Company and the affiliated dental practice not less frequently than annually in order to determine whether such fee should be adjusted, up or down, to continue to reflect the fair value of the management services rendered by the Company.

     The obligations of the Company under the typical management services agreement include assuming financial and other responsibility, either on its own or with the input and participation of the policy board of the affiliated practice, for the following (subject to limitations imposed by applicable state law): facilities, equipment and supplies; advertising, marketing and sales; training and development; operations management; provision of support services; risk management and utilization review; application and maintenance of applicable local licenses and permits; negotiation of contracts between the affiliated dental practice and third parties, including third-party payors, alternative delivery systems and purchasers of group health care services; establishing and maintaining billing and collection policies and procedures; fiscal matters, such as annual budgeting, maintaining financial and accounting records, and arranging for the preparation of tax returns; and maintaining insurance. The Company does not assume any authority, responsibility, supervision or control over the provision of dental services to patients or for diagnosis, treatment, procedure or other health care services, or the administration of any drugs used in connection with any dental practice.

     The typical management services agreement is for an initial term of 40 years, and is automatically renewed for successive five-year terms unless terminated at least 90 days before the end of the initial term or any renewal term. Additionally, the typical management services agreement may be terminated by the Company or the affiliated dental practice in the event of the bankruptcy or default in the performance of the material duties of the nonterminating party.

DENTIST EMPLOYMENT AGREEMENTS

     As a part of the process of converting an affiliated dental practice into a Castle Dental Center, each affiliated dental practice has entered into dentist employment agreements with each of its full-time dentists, orthodontists and other dental specialists. The Company anticipates that this practice will continue when market conditions permit. Although the form of contract varies somewhat among practices and among dentists with different specialties, the typical contract for a full-time dentist provides for a defined compensation arrangement, including performance-based compensation and, where market conditions permit and to the extent deemed enforceable under applicable law, a covenant not to compete. Each full-time dentist, whether or not a party to a dentist employment agreement, is required to maintain professional liability insurance, and mandated coverage limits are generally at least $1.0 million per claim and $1.0 million in the aggregate. In addition, many affiliated dental practices employ part-time dentists. Not all part-time dentists have employment agreements, but all part-time dentists are required to carry professional liability insurance in specified amounts. Certain part-time dentists retained by the affiliated dental practices are independent contractors and have entered into independent contractor agreements.

OPERATIONS

CENTER DESIGN AND LOCATION

     The affiliated dental practices are generally located in retail environments. Many of the affiliated practices include semi-private general dentistry treatment rooms, private treatment rooms and orthodontic bays. Currently, affiliated dental practices include from five to 21 treatment rooms and range in size from approximately 2,000 square feet to approximately 6,000 square feet.

     Where an acquired practice is not able, due to limitations of floor space, zoning or other reasons, to accommodate new services or specialists, the Company may seek to relocate such affiliated practice to a more desirable retail location as soon as practicable. Since its formation, the Company has adapted its locations in Houston, Texas to accommodate the full range of dental specialities. The Company believes the application of its method of designing and locating dental centers will facilitate the expansion of services offered by the acquired practices.

STAFFING AND SCHEDULING

     The Company believes that making its facilities available at times which are convenient to its patients is an important element of its strategy. As a result, the affiliated dental practices maintain extended hours of operation, with many affiliated practices opening as early as 7:00 a.m. and closing as late as 9:00 p.m. on weekdays and 5:00 p.m. on Saturdays. The affiliated practices are staffed with dentists and dental assistants every day they are open, with orthodontists and other specialists rotating among several centers in order to utilize their time optimally. Each patient typically is assigned to and sees the same dentist or specialist on all visits to the center. Each affiliated dental practice is also regularly staffed with an office manager, front office staff, dental assistants and other support staff.

     The Company's dental centers are staffed with patient care coordinators who are responsible for the non-clinical aspects of the patient's experience with the practice. The patient care coordinator's function is (i) to act as a liaison between the dentist and patient; (ii) to work with the patient to develop a treatment schedule with payments tailored to the patient's needs within the Company's established credit policies; and (iii) to optimize the dentist's time spent with patients.

FEES AND PAYMENT PLANS

     The Company believes that fees charged by its affiliated practices are typically lower than usual and customary fees within their respective markets. The affiliated practices generally provide a wide range of payment options, including cash, checks, credit cards, third party insurance and various forms of credit. In general, most general dentistry and specialty services, other than orthodontics, are paid for by the patient, or billed to the patient's insurance carrier, on the date the service is rendered. In some instances, the Company will extend credit in accordance with its established credit policies. The Company believes that its lower fees and ability to assist patients in obtaining financing provides it with a competitive advantage compared to sole practitioners and small group practices.

     The Company's typical orthodontic payment plan consists of no initial down payment and equal monthly payments during the term of treatment ranging from $89 to $98 per month. After consultation with the patient care coordinator at the initial visit, the patient signs a contract outlining the terms of the treatment, including the anticipated length of treatment and the total fees. The number of required monthly payments is fixed at the beginning of the case and corresponds to the anticipated number of monthly treatments. Patients are billed in advance by the Company on a monthly basis.

SALES AND MARKETING

     The Company intends to implement the practice management principles employed in its Houston operations to establish a consistent national identity for its business and to utilize the "Castle Dental Centers" name and logo.
When acquired practices already have high existing name recognition within their local markets, the Company may seek to capitalize on that name recognition and implement the Castle model while maintaining the existing practice name. The Company applies traditional retail principles of business to the provision of dental care. These principles include network development, extended hours of operation, location optimization, signage, customized treatment schedules, affordable fees and payment plans. The Company has used both print advertising and professionally produced broadcast advertising to market its dental services to potential patients in Houston, Texas and the Company intends to use the same marketing techniques in its regional markets.

     The Company has also established a regional telemarketing system in Houston and Austin, Texas to field calls generated by advertising, to confirm upcoming scheduled patient visits and to encourage patients to return for follow-up visits and regularly scheduled six-month periodic exams. Where feasible, the Company intends to establish additional telemarketing systems in other regional markets. The telemarketers can enter all relevant information into the Company's management information system for patients making appointments for an initial visit, including pre-screening patients for insurance and other credit information.

QUALITY ASSURANCE

     Affiliated dental practices are solely responsible for all aspects of the practice of dentistry. The Company has responsibility for the business and administrative aspects of the practices and exercises no control over the provision of dental services. The Company's management structure is designed to bring to its affiliated dental practices improvements in their recruiting and professional training. The Company expects that the increased visibility of the Company, the ability to offer career paths previously unavailable to dentists and the ability to recruit for multiple markets will give it an advantage in recruiting and retaining dentists. In addition, the Company believes that the ability to offer dentists in private practice the chance to practice in an environment where they do not assume capital risks and administrative burdens normally associated with private practice will make joining the Company an attractive choice for private practitioners.

     Most affiliated dental practices have policy boards comprised of representatives of both the Company and the affiliated dental practice. The policy boards are responsible for developing and implementing management and administrative policies for the overall operation of the affiliated dental practice. Specifically, the policy board has the authority to review and approve capital improvements and expansion, marketing and advertising, collection policies, provider and payor relationships, strategic planning and capital expenditures. However, in recognition of the laws and regulations applicable to the licensure and practice of dentistry, the policy board does not make clinical decisions, recommendations or other decisions that are required to be made by a licensed dentist.

MANAGED CARE

     Concerns over the accelerating cost of dental care have resulted in the increasing role of managed care in the Company's strategy. As markets evolve from traditional fee-for-service dental care to managed care, dental care providers confront competitive pressure to provide high-quality dental care in a cost-effective manner. Employer groups have begun to bargain collectively in an effort to reduce the cost of dental care and to bring about greater accountability of providers with respect to accessibility, choice of provider, quality of care and other indicators of consumer satisfaction.

     The Company believes that managed care will play an increasing role in the provision of dental services and therefore intends to market the services of its networks to the managed care community. A component of the Company's strategy is to seek long-term relationships with insurance companies with a view to reducing the Company's risk of expanding into new markets served by the insurance companies. Moreover, the Company believes that its managed care relationships will enhance the Company's utilization rates at existing locations. While the laws of some states permit the Company to participate in the negotiation by affiliated dental practices of managed care contracts, preferred provider arrangements and other negotiated price agreements, the affiliated dental practices are the contracting parties for all such relationships, and the Company is dependent on its affiliated dental practices for the success of such relationships. See "Risk Factors -- Risks Associated with Managed Care Contracts; Capitated Fee Revenue" and "-- Reliance on Affiliated Dental Practices."

SERVICES

     The Company provides management expertise, marketing, information systems, capital resources and acquisition services to its affiliated dental practices. As a result, the Company is involved in the financial and administrative management of the affiliated dental practices, including legal, financial reporting, cash management, human resources and insurance assistance. The Company's goals in providing such services are (i) to allow the dentists associated with affiliated dental practices to dedicate their time and efforts more fully to patient care and professional practice activities; (ii) to improve the performance of affiliated dental practices in these administrative and sales activities; and (iii) to enhance the financial return to the Company.

     Aside from the centralization of functions mentioned above, the affiliated dental practices are encouraged to administer their practices in accordance with the needs of their specific patient populations.

The practice of dentistry at each affiliated dental practice is under the exclusive control of the dentists who practice at such location.

     The majority of the practices whose non-dental assets are available to the Company for acquisition are general dentistry practices. General dentistry includes diagnostics, treatment planning, preventive care, removal of infection, fillings, crowns, bridges, partials, dentures, and extractions, all of which are currently being provided by the affiliated dental practices. Within its network, the Company provides a wide range of specialty services. The Company seeks to expand the services offered by affiliated practices beyond general dentistry to include other dental specialty services and to improve efficiency by improving appointment availability, increasing practice visibility and assisting the practices in adding complementary services. These complementary services include orthodontics, periodontics (the diagnosis, treatment and prevention of infection of the gums and supporting bone around the teeth), endodontics (the diagnosis, treatment and prevention of infection of the oral tissues), oral surgery and implantology (the placement of abutments (implants) in the jaw bones to support tooth replacement). By adding these complementary services to the practice, the affiliated dental practices will retain the majority of specialty service referrals in-house, thereby increasing patient revenues.

MANAGEMENT INFORMATION SYSTEMS

     The Company and its affiliated dental practices presently utilize various dental practice management software systems to monitor and control patient treatment, scheduling, invoicing of patients and insurance companies, productivity of clinical staffs and other practice related activities. The Company has identified the practice management software system that it currently employs in its Houston operations as its preferred system and intends, where appropriate, to use the Houston system as a common practice management system for use by its affiliated practices. The Company is presently implementing a client-server based management information system designed to enable the Company to compare financial performance of affiliated dental practices, to track and control costs, and to facilitate the accounting and financial reporting process between the affiliated dental practices and corporate headquarters. The Company intends to use its financial information system in conjunction with existing practice management systems at the affiliated dental practices.

GOVERNMENT REGULATION

     GENERAL

     The practice of dentistry is highly regulated, and there can be no assurance that the regulatory environment in which the affiliated dental practices and the Company operate will not change significantly in the future. In general, regulation of health care related companies also is increasing.

     Every state imposes licensing and other requirements on individual dentists and dental facilities and services. In addition, federal and state laws regulate health maintenance organizations and other managed care organizations for which dentists may be providers. In connection with its operations in existing markets and expansion into new markets, the Company may become subject to compliance with additional laws, regulations and interpretations or enforcements thereof. The ability of the Company to operate profitably will depend in part upon the Company and its affiliated dental practices obtaining and maintaining all necessary licenses, certifications and other approvals and operating in compliance with applicable health care regulations.

     Dental practices must meet federal, state and local regulatory standards in the areas of safety and health. Historically, those standards have not had any material adverse effect on the operations of the dental practices managed by the Company. Based on its familiarity with the operations of the dental practices managed by the Company, management believes that it, and the practices it manages, are in compliance in all material respects with all applicable federal, state and local laws and regulations relating to safety and health.

     MEDICARE AND MEDICAID FRAUD AND ABUSE

     Federal law prohibits the offer, payment, solicitation or receipt of any form of remuneration in return for, or in order to induce, (i) the referral of a person for services, (ii) the furnishing or arranging for the furnishing of items or services or (iii) the purchase, lease or order or arranging or recommending purchasing, leasing or ordering of any item or service, in each case, reimbursable under Medicare or Medicaid. Because dental services are covered under various government programs, including Medicare, Medicaid or other federal and state programs, the law applies to dentists and the provision of dental services. Pursuant to this anti-kickback law, the federal government announced a policy of increased scrutiny of joint ventures and other transactions among health care providers in an effort to reduce potential fraud and abuse related to Medicare and Medicaid costs. Many states have similar anti-kickback laws, and in many cases these laws apply to all types of patients, not just Medicare and Medicaid beneficiaries. The applicability of these federal and state laws to many business transactions in the health care industry, including the Company's operations, has not yet been subject to judicial interpretation.

     Significant prohibitions against physician self-referrals, including those by dentists, for services covered by Medicare and Medicaid programs were enacted, subject to certain exceptions, by Congress in the Omnibus Budget Reconciliation Act of 1993. These prohibitions, commonly known as "Stark II," amended prior physician and dentist self-referral legislation known as "Stark
I" (which applied only to clinical laboratory referrals) by dramatically enlarging the list of services and investment interests to which the referral prohibitions apply. Effective January 1, 1995 and subject to certain exceptions, Stark II prohibits a physician or dentist or a member of his immediate family from referring Medicare or Medicaid patients to any entity providing
"designated health services" in which the physician or dentist has an ownership or investment interest, or with which the physician or dentist has entered into a compensation arrangement, including the physician's or dentist's own group practice unless such practice satisfies the "group practice" exception. The designated health services include the provision of clinical laboratory services, radiology and other diagnostic services (including ultrasound services), radiation therapy services, physical and occupational therapy services, durable medical equipment, parenteral and enteral nutrients, certain equipment and supplies, prosthetics, orthotics, outpatient prescription drugs, home health services and inpatient and outpatient hospital services. A number of states also have laws that prohibit referrals for certain services such as x-rays by dentists if the dentist has certain enumerated financial relationships with the entity receiving the referral, unless an exception applies.

     Noncompliance with, or violation of, the federal anti-kickback legislation or Stark II can result in exclusion from Medicare and Medicaid as well as civil and criminal penalties. Similar penalties are provided for violation of state anti-kickback and self-referral laws. To the extent that the Company or any affiliated dental practice is deemed to be subject to these federal or similar state laws, the Company believes its intended activities will comply in all material respects with such statutes and regulations.

     STATE LEGISLATION

     In addition to the anti-kickback laws and anti-referral laws noted above, the laws of many states prohibit dentists from splitting fees with non-dentists and prohibit non-dental entities such as the Company from engaging in the practice of dentistry and from employing dentists to practice dentistry. The specific restrictions against the corporate practice of dentistry, as well as the interpretation of those restrictions by state regulatory authorities, vary from state to state. However, the restrictions are generally designed to prohibit a non-dental entity from controlling the professional assets of a dental practice (such as patient records and payor contracts), employing dentists to practice dentistry (or, in certain states, employing dental hygienists or dental assistants), controlling the content of a dentist's advertising or professional practice or sharing professional fees. The laws of many states also prohibit dental practitioners from paying any portion of fees received for dental services in consideration for the referral of a patient. In addition, many states impose limits on the tasks that may be delegated by dentists to dental assistants.

     State dental boards do not generally interpret these prohibitions as preventing a non-dental entity from owning non-professional assets used by a dentist in a dental practice or providing management services to a dentist provided that the following conditions are met: a licensed dentist has complete control and custody over the professional assets; the non-dental entity does not employ or control the dentists (or, in some states, dental hygienists or dental assistants); all dental services are provided by a licensed dentist; licensed dentists have control over the manner in which dental care is provided and all decisions affecting the provision of dental care. State laws generally require that the amount of a management fee be reflective of the fair market value of the services provided by the management company and certain states require that any management fee be a flat fee or cost-plus fee based on the cost of services performed by the Company. In general, the state dental practice acts do not address or provide any restrictions concerning the manner in which companies account for revenues from a dental practice subject to the above-noted restrictions relating to control over the professional activities of the dental practice, ownership of the professional assets of a dental practice and payments for management services.

     The Company does not control the practice of dentistry or employ dentists to practice dentistry. Moreover, in states in which it is prohibited the Company does not employ dental hygienists or dental assistants. The Company provides management services to its affiliated practices, and the management fees the Company charges for those services are consistent with the laws and regulations of the jurisdictions in which it operates.

     In addition, there are certain regulatory risks associated with the Company's role in negotiating and administering managed care and capitation contracts. The application of state insurance laws to reimbursement arrangements other than various types of fee-for-service arrangements is an unsettled area of law and is subject to interpretation by regulators with broad discretion. As the Company or its affiliated practices contract with third-party payors, including self-insured plans, for certain non-fee-for-service basis arrangements, the Company or the affiliated dental practices may become subject to state insurance laws. In the event that the Company or the affiliated practices are determined to be engaged in the business of insurance, these parties could be required either to seek licensure as an insurance company or to change the form of their relationships with third-party payors, and may become subject to regulatory enforcement actions. In such events, the Company's revenues may be adversely affected.

     REGULATORY COMPLIANCE

     The Company regularly monitors developments in laws and regulations relating to dentistry. The Company may be required to modify its agreements, operations or marketing from time to time in response to changes in the business, statutory and regulatory environments. The Company plans to structure all of its agreements, operations and marketing in accordance with applicable law, although there can be no assurance that its arrangements will not be successfully challenged or that required changes may not have a material adverse effect on operations or profitability.

COMPETITION

     The dental care industry is highly fragmented, comprised principally of sole practitioners and group practices of dental and orthodontic services. The dental practice management industry is subject to continuing changes in the provision of services and the selection and compensation of providers. The Company is aware of several groups attempting to acquire or manage dental practices. Certain of the Company's competitors are larger and better capitalized, may provide a wider variety of services, may have greater experience in providing dental care management services and may have longer established relationships with buyers of such services.

     In certain markets, the demand for dental care professional personnel presently exceeds the supply of qualified personnel. As a result, the Company experiences competitive pressures for the recruitment and retention of qualified dentists to deliver their services. The Company's future success depends in part on its ability to continue to recruit and retain qualified dentists to serve as employees or independent contractors of the affiliated dental practices. There can be no assurance that the Company will be able to recruit or retain a sufficient number of competent dentists to continue to expand its operations.

EMPLOYEES

     As of May 31, 1997, the Company and its affiliated dental practices employed approximately 490 administrative and dental office personnel on a full-time or part-time basis, and the affiliated dental practices employed approximately 77 general dentists and 17 specialists on a full-time or part-time basis. Following consummation of the Austin Acquisition, the Company expects that approximately 560 people will be employed on a full-time or part-time basis by the Company and approximately 108 dentists will be employed on a full-time or part-time basis by the affiliated dental practices. In addition, as a component of its acquisition strategy, the Company frequently enters into employment or consulting agreements for ongoing management and administrative services with the dentists from whom it acquires affiliated practices. The Company believes that its relations with its employees are good. The Company believes that it may need to hire additional personnel to accommodate the demands prompted by the provision of services to each of the affiliated practices under the management services agreements, as well as to pursue its growth strategies.

FACILITIES

     The Company leases approximately 12,000 square feet of space for executive, administrative, sales and marketing and operations offices in Houston, Texas. The Company's initial lease term expires May 2000, which may be extended at the Company's option for an additional 60 months.

     All of the Company's existing centers are leased. Two of the centers are owned by affiliates of the companies from whom the Company acquired affiliated dental practices. All such facilities leased by the Company are leased on a basis not less favorable to the Company than fair market value basis.

     The Company intends to lease centers or enter into to build-to-suit arrangements with third parties for dental centers to be leased by the Company. Certain leases provide for fixed minimum rentals and provide for additional rental payments for common area maintenance, insurance and taxes. The leases carry varying terms expiring between 1996 and 2006 excluding options to renew.

     The majority of the centers are located in retail locations. The Company believes that its leased facilities are well maintained, in good condition and adequate for its current needs. Furthermore, the Company believes that suitable additional or replacement space will be available when required.

CORPORATE LIABILITY AND INSURANCE

     The provision of dental services entails an inherent risk of professional malpractice and other similar claims. Although the Company does not influence or control the practice of dentistry by dentists or have responsibility for compliance with certain regulatory and other requirements directly applicable to dentists and dental groups, the contractual relationship between the Company and the affiliated dental practices may subject the Company to some medical malpractice actions under various theories, including successor liability. There can be no assurance that claims, suits or complaints relating to services and products provided by managed practices will not be asserted against the Company in the future. The availability and cost of professional liability insurance has been affected by various factors, many of which are beyond the control of the Company. The cost of such insurance to the Company and its affiliated dental practices may have an adverse effect on the Company's operations.

     The Company requires each affiliated dental practice to maintain comprehensive general liability and professional liability coverage covering the practice and each dentist retained or employed by the affiliated dental practice, which normally provide for comprehensive general liability coverage of $1.0 million for each occurrence and $2.0 million annual aggregate, and professional liability coverage of not less than $1.0 million for each occurrence and $1.0 million annual aggregate.

     The Company maintains other insurance coverages including general liability, property, business interruption and workers' compensation, which management considers to be adequate for the size of the Company and the nature of its business.

LITIGATION

     The Company and the affiliated dental practices are parties to various lawsuits from time to time in the ordinary course of their respective businesses. Management does not believe that any of the claims currently outstanding would have a material adverse effect on the Company's business if determined adversely to the Company or an affiliated dental practice, as the case may be.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information concerning the directors, executive officers and significant employees of the Company:

       NAME                          AGE         POSITION
----------------------------------   ----   ------------------------------------
Jack H. Castle, Jr................    42    Chairman, President, Chief Executive
               `                             Officer and Director
John M. Slack.....................    49    Vice President, Chief Financial
                                             Officer and Secretary
Eric H. Shamban...................    44    Vice President--Operations
Stephen L. Clayton, D.D.S.........    43    Regional Director of Patient Care
G. Powell Bilyeu, D.D.S...........    65    Regional Director of Patient Care
Lester B. Greenberg, D.D.S........    62    Regional Director of Patient Care
John G. Goodman, D.D.S............    44    Regional Director of Patient Care
Jack H. Castle, D.D.S.............    75    Director
Robert J. Cresci..................    52    Director
G. Kent Kahle.....................    45    Director
Emmett E. Moore*..................    55    Director
Elizabeth A. Tilney...............    40    Director
Louis A. Waters*..................    58    Director

------------

* Mr. Moore and Mr. Waters have agreed to become directors of the Company upon the closing of the offering.

     The following is a biographical summary of the experience of the directors and executive officers:

     JACK H. CASTLE, JR. was a co-founder of the Company in 1981 and has served as President (other than the period between August 1996 and February 1997) and Chief Executive Officer since 1990. He became the Company's Chairman in August 1996. Mr. Castle received a B.A. from Rollins College and a Masters of Business Administration from Wake Forest University. Mr. Castle is the son of Jack H. Castle, D.D.S.

     JOHN M. SLACK joined the Company in December 1995 as Vice President and Chief Financial Officer. From November 1994 through November 1995, he served as Vice President and Chief Financial Officer of Team, Inc. publicly-held environmental services company. From 1985 through August 1994, Mr. Slack was Vice President and Chief Financial Officer of Serv-Tech, Inc., a publicly-held industrial services company. Mr. Slack received a B.S. in international economics from Georgetown University in 1969.

     ERIC H. SHAMBAN joined the Company in October 1996 as Vice
President -- Operations. From March 1995 through October 1996, he served as Senior Sales Consultant for Quality Systems, Inc., a leading provider of management information systems to group dental practices. From November 1994 until February 1995, Mr. Shamban was director of managed care programs for United HealthCare. Prior to that Mr. Shamban was senior applications consultant for Quality Systems, Inc. Mr. Shamban received a B.A. from Boston University.

     STEPHEN L. CLAYTON, D.D.S. has been the clinical director of the Company since February 1988 and has served as Regional Director of Patient Care of the Company since July 1996. From 1980 to 1988, Dr. Clayton engaged in private practice in Texas and Oklahoma. Dr. Clayton received his Doctor of Dental Surgery from the University of Texas Dental Branch at San Antonio in 1980. Dr. Clayton is a member of the Greater Houston Dental Society, Texas Dental Association, American Dental Association and the Academy of General Dentistry.

     G. POWELL BILYEU, D.D.S. has been a Regional Director of Patient Care of the Company since May 1996, following the Company's acquisition of Mid-South Dental Centers. Dr. Bilyeu founded Mid-South Dental Centers in 1978 and served as president and owner until 1996. Dr. Bilyeu received a Doctor of Dental Surgery from the University of Tennessee College of Dentistry in 1962.

     LESTER B. GREENBERG, D.D.S. has been a Regional Director of Patient Care of the Company since May 1996, following the Company's acquisition of 1st Dental Care. From 1980 to 1996, Dr. Greenberg was the founder, Chief Executive Officer and owner of 1st Dental Care. Dr. Greenberg received a Doctor of Dental Surgery from the University of Tennessee College of Dentistry in 1957.

     JOHN G. GOODMAN, D.D.S. has been a Regional Director of Patient Care of the Company since June 1997, when the Company entered into a management services agreement with SW Dental. Dr. Goodman founded SW Dental in 1992 and serves as President. Dr. Goodman also founded, owned, and operated a multi-practitioner practice in Oregon for 12 years. Dr. Goodman received a Doctor of Dental Surgery from the University of Texas Health Science Center of San Antonio in 1978.

     JACK H. CASTLE, D.D.S. has served as a director of the Company since 1981 and as Chairman of the Company from 1981 until August 1996. He is also the sole owner of Jack H. Castle, D.D.S., P.C., a dental practice managed by the Company. Prior to co-founding the Company, Dr. Castle operated a single location dental practice. Dr. Castle graduated from the University of Houston in 1943 and received a Doctorate of Dental Surgery from the University of Texas Health Science Center in Houston in 1945. He served in the United States Navy from 1947 to 1949. Dr. Castle is the father of Jack H. Castle, Jr.

     ROBERT J. CRESCI has been a director of the Company since December 1995. Mr. Cresci has been a Managing Partner of Pecks Management Partners Ltd., an investment management firm, since September 1990. Mr. Cresci graduated from The United States Military Academy at West Point and received a Masters of Business Administration from Columbia University Graduate School of Business. Mr. Cresci currently serves on the boards of Bridgeport Machines, Inc., Serv-Tech, Inc., EIS International, Inc., Sepracor, Inc., Vestro Natural Foods, Inc., Olympic Financial, Ltd., GeoWaste, Inc., Hitox, Inc., Natures Elements, Inc., Garnet Resources Corporation, HarCor Energy, Inc., Meris Laboratories, Inc. and several private companies.

     G. KENT KAHLE has been a director of the Company since December 1995. He has been a Managing Director of The GulfStar Group, Inc., an investment banking firm, since 1990. From 1982 to 1990 Mr. Kahle held various positions with Rotan Mosle, Inc., most recently as Senior Vice President and Director. Mr. Kahle has a Masters of Business Administration from The Wharton School of the University of Pennsylvania and an A.B. from Brown University. He currently serves on the boards of Total Safety, Inc., Litigation Resources of America, Inc. and Chase Telecommunications, Inc.

     EMMETT E. MOORE has agreed to serve as a director of the Company upon the closing of this offering. Mr. Moore has been the Chairman of the Board and Chief Executive Officer of Physicians Resource Group, Inc., a publicly-traded company ("PRG"), since September 1995, and served as the President and a director of PRG since April 1995. From August 1983 to December 1994, Mr. Moore served in various capacities with Medical Care America, Inc., a publicly-traded company that owned and operated outpatient surgery centers and was acquired in September 1994 by Columbia/HCA Healthcare Corporation. Mr. Moore received B.B.S., J.D. and M.P.A. degrees from the University of Texas, and is a certified public accountant. Mr. Moore also serves on the board of AmeriGyn, Inc.

     ELIZABETH A. TILNEY has been a director of the Company since August 1996. Ms. Tilney has been Senior Vice President, Corporate Marketing and Resources, of Enron Corp. since March 1996, where she is responsible for human resources, corporate marketing and investor relations. From 1987 to 1996, Ms. Tilney held various positions with Russell Reynolds Associates, an executive search firm, and was most recently an Executive Director. Ms. Tilney was an account manager associated with Ogilvy & Mather Advertising in New York and Houston from 1983 to 1987. Ms. Tilney has a Masters of Business Administration from The Amos Tuck School of Business Administration of Dartmouth College and a B.A. from the University of Virginia.

     LOUIS A. WATERS has agreed to serve as a director of the Company upon the closing of this offering. Mr. Waters co-founded Browning-Ferris Industries, Inc. in 1969, serving as Chairman of the Board and Chief Executive Officer until 1980. He served as Chairman of the Executive Committee and subsequently Chairman of the Finance Committee until March 1997. He also served as Chairman and Chief Executive

Officer of BFI International, Inc. from December 1991 to March 1997. Mr. Waters received a B.A. and B.S. in mechanical engineering from Rice University and an M.B.A. from Harvard Business School.

     All directors of the Company currently hold office for one-year terms until the next annual meeting of stockholders of the Company and until their successors are elected and qualified. Mr. Cresci was elected to the Board of Directors pursuant to the terms of the Securityholders Agreement (as hereinafter defined) pursuant to which the Pecks Investors have the right to have one designee nominated to the Board of Directors for so long as 20% of the Series A Convertible Preferred Stock or 20% of the Common Stock issuable on conversion of the Series A Convertible Preferred Stock and Series C Convertible Preferred Stock is held by the Pecks Investors. See " -- Securityholders Agreement."

     Officers are appointed by and serve at the discretion of the Board of Directors. The officers will devote substantially all of their business time to the business and affairs of the Company.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors currently has the following committees:

     AUDIT COMMITTEE. The members of the Audit Committee of the Company's Board of Directors are Messrs. Cresci and Kahle, both of whom are independent directors. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans for and results of the audit, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees, reviews the non-audit services performed by the independent accountants and reviews the adequacy of the Company's internal accounting controls.

     COMPENSATION COMMITTEE. The members of the Compensation Committee of the Company's Board of Directors are Mr. Cresci, Mr. Kahle and Ms. Tilney. The Compensation Committee establishes a general compensation policy for the Company and approves increases both in directors' fees and in salaries paid to officers and senior employees of the Company. The Compensation Committee administers all of the Company's employee benefit plans. The Compensation Committee determines, subject to the provisions of the Company's plans, the directors, officers and employees of the Company eligible to participate in any of the plans, the extent of such participation and terms and conditions under which benefits may be vested, received or exercised. The members of the Compensation Committee are "disinterested" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934.

COMPENSATION OF DIRECTORS

     Following the closing of the offering, each member of the Board of Directors who is not an employee of the Company will receive annual compensation of $6,000 for serving on the Board of Directors, plus a fee of $1,000 for each Board of Directors meeting attended in person and $500 for each telephonic Board of Directors meeting in which the director participates. All directors receive reimbursement of reasonable expenses incurred in attending Board and committee meetings and otherwise carrying out their duties. Following the closing of the offering, each non-employee director will be granted options pursuant to the Directors' Plan. See " -- Stock Option Plans -- Directors' Stock Option Plan."

     In connection with the Reorganization, the Company entered into a Deferred Compensation Agreement with Jack H. Castle, D.D.S. pursuant to which the Company agreed to pay Dr. Castle an aggregate of $2,630,000 payable in 20 quarterly installments beginning March 1996. In June 1997, Dr. Castle and the Company amended the Deferred Compensation Agreement (i) postponing the payment of any scheduled payments under the Deferred Compensation Agreement until the earlier of (a) the issuance of any debt consented to by the bank the proceeds of which are applied to pay amounts owed under the Bank Credit Facility and the Interim Financing, or the closing of any equity offering the proceeds of which are applied to pay amounts owed under the Bank Credit Facility and the Interim Financing, and (b) January 31, 1998, at which time the scheduled deferred compensation payments shall become payable beginning on the next scheduled payment date, and (ii) deferring payment of the scheduled payments under the Deferred Compensation Agreement which were not made on and after September 30, 1996 until the earlier of (a) the closing of an initial public offering of the Company's Common Stock in which the gross proceeds are not less than $25 million; provided, however, that such payments shall only be made in the event the Company first pays any amounts owing under the Bank Credit Facility and the Interim Financing; or (b) December 31, 2000. Amounts not paid when scheduled under the original Deferred Compensation Agreement bear interest at the rate of 10% per annum. A portion of the proceeds of this offering will be used to pay amounts so deferred under the Deferred Compensation Agreement. See "Use of Proceeds." In connection with the purchase of the stock of Jack H. Castle, D.D.S., Inc., the Company also entered into a Management Services Agreement with Jack H. Castle, D.D.S., P.C., a professional corporation of which Dr. Castle is the sole owner. Pursuant to the Management Services Agreement, Dr. Castle receives an annual payment of $100,000 for services performed in connection therewith. See "Certain Transactions."

EXECUTIVE COMPENSATION AND EMPLOYMENT ARRANGEMENTS

     None of the Company's senior executive officers has or will have an employment agreement or is or will otherwise be subject to a covenant not to compete or other agreement which would restrict his ability to compete against the Company should his employment by the Company be terminated for any reason.

     SUMMARY COMPENSATION. The following table sets forth the total compensation paid by the Company for services rendered during the years ended December 31, 1994, 1995 and 1996, to the Company's Chief Executive Officer and other executive officers whose total 1996 salary and bonus exceeded $100,000 during such year.

                                               ANNUAL
                                          COMPENSATION(1)
                                        --------------------
                                        FISCAL                                    ALL OTHER
     NAME AND PRINCIPAL POSITION         YEAR       SALARY        BONUS        COMPENSATION(2)
-------------------------------------   -------   ----------     --------      ---------------
Jack H. Castle, Jr...................     1996    $  300,018     $200,000           --
  President and Chief                     1995       401,639        --           $   219,132
  Executive Officer                       1994       428,956        --               174,074
Jack H. Castle, D.D.S................     1996       100,000        --               263,000
  President of Jack H. Castle,            1995       327,693        --             1,795,681
  D.D.S., P.C.(3)                         1994       300,033        --             1,245,532
Seth L. Miller.......................     1996       117,340        --                33,014
  President(4)
John M. Slack........................     1996       120,003        --              --
  Vice President,
  Chief Financial Officer
  and Secretary

------------

(1) The columns for "Long-Term Compensation" and "Other Annual Compensation" have been omitted because there is no compensation required to be reported in such columns. The aggregate amount of perquisites and other personal benefits provided to each officer listed above is less than 10% of the total annual salary and bonus of such officer.

(2) In 1994 and 1995, significant operations of the Company were conducted through a subchapter S Corporation. Other compensation in 1994 and 1995 primarily represents distributions of profits from such corporation, as well as amounts paid by it and the Company's predecessor for expenses of Jack H. Castle, Jr. and Jack H. Castle, D.D.S.

(3) Compensation paid to Dr. Castle includes amounts paid by Jack H. Castle, D.D.S., Inc., a professional corporation to which the Company provided management services prior to its acquisition by the Company as part of the Reorganization effected in December 1995. All other compensation paid in 1996 to Dr. Castle represents payments made under the Deferred Compensation Agreement. See "Unaudited Pro Forma Consolidated Financial Information" and "Certain Transactions."

(4) Mr. Miller joined the Company in April 1996 as Executive Vice President and Chief Operating Officer. He became President and Chief Operating Officer in August 1996. Mr. Miller resigned from the Company in February 1997.

     OPTION GRANTS. During 1996, the following executive officers of the Company were granted incentive stock options under the Plan:

                NAME                    NUMBER OF OPTIONS    EXERCISE PRICE
-------------------------------------   -----------------    --------------
Seth L. Miller.......................         25,000             $11.00
John M. Slack........................         20,000              10.00

     None of Mr. Miller's options were vested at the time of his resignation. Twenty percent of Mr. Slack's options vested in February 1997, and an additional 20% of Mr. Slack's options will vest in February of each of the next four years.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board of Directors did not have a Compensation Committee during 1995. As a result, the Board of Directors, then consisting of Jack H. Castle, Jr., Jack H. Castle, D.D.S. and Loretta Castle, made all decisions concerning executive officer compensation. Loretta Castle is the mother of Jack H. Castle, Jr. and the wife of Jack H. Castle, D.D.S.

     In December 1995, the Company acquired all of the stock of Jack H. Castle, D.D.S., Inc., a professional corporation of which Dr. Castle, a director of the Company, was the sole owner. In connection with that transaction, the Company paid Dr. Castle $6.0 million in cash and entered into a Deferred Compensation Agreement with Dr. Castle pursuant to which the Company has agreed to pay Dr. Castle $2.63 million in 20 quarterly installments beginning March 1996. In June 1997, Dr. Castle and the Company amended the Deferred Compensation Agreement (i) postponing the payment of any scheduled payments under the Deferred Compensation Agreement until the earlier of (a) the issuance of any debt consented to by the bank the proceeds of which are applied to pay amounts owed under the Bank Credit Facility and the Interim Financing, or the closing of any equity offering the proceeds of which are applied to pay amounts owed under the Bank Credit Facility and the Interim Financing, and (b) January 31, 1998, at which time the scheduled deferred compensation payments shall become payable beginning on the next scheduled payment date, and (ii) deferring payment of the scheduled payments under the Deferred Compensation Agreement which were not made on and after September 30, 1996 until the earlier of (a) the closing of an initial public offering of the Company's Common Stock in which the gross proceeds are not less than $25 million; provided, however, that such payments shall only be made in the event the Company first pays any amounts owing under the Bank Credit Facility and the Interim Financing; or (b) December 31, 2000. Amounts not paid when scheduled under the Deferred Compensation Agreement bear interest at the rate of 10% per annum. Proceeds of this offering will be used to pay amounts so deferred under the Deferred Compensation Agreement. See "Use of Proceeds." In connection with the purchase of the stock of Jack H. Castle, D.D.S., Inc., the Company also entered into a management services agreement with Jack H. Castle, D.D.S., P.C., a professional corporation of which Dr. Castle is the sole owner. Pursuant to the management services agreement, Dr. Castle receives an annual payment of $100,000 for services performed in connection therewith.

     The Company is party to a lease agreement with Goforth, Inc., a company owned by Jack H. Castle, Jr., the Company's Chairman, President and Chief Executive Officer. The lease agreement relates to the Castle Dental Center located at 2101 West Loop South in Houston, Texas, a 6,781 square foot free-standing building. The Company has agreed to pay Goforth, Inc. a minimum guaranteed rental of $12,000 per month through January 2001 and $13,200 per month from January 2001 through January 2006. The Company has also agreed to pay additional rent of approximately $1,600 per month for insurance, taxes and common area maintenance. The Company believes that this lease agreement is on terms no less favorable to the Company than could have been obtained with an independent third party.

     Pursuant to a Registration Rights Agreement dated as of December 18, 1996, the members of the Castle Family and other parties have been granted certain registration rights by the Company with respect to the shares of Common Stock owned by them. See "Description of Capital Stock -- Registration Rights," and "Certain Transactions."

STOCK OPTION PLANS

OMNIBUS STOCK AND INCENTIVE PLAN

     In January 1996, the Board of Directors adopted, and the stockholders of the Company approved, the Castle Dental Centers, Inc. Omnibus Stock and Incentive Plan. The purpose of the Plan is to advance the interests of the Company, by providing for the acquisition of an equity interest in the Company by its key employees, by providing additional incentives and motivation toward superior performance by key employees of the Company, and by enabling the Company to attract and retain the services of key employees on whose judgment, interest and special effort the successful conduct of the Company's operations is largely dependent. The aggregate amount of Common Stock with respect to which grants under the Plan may be made may not exceed 500,000 shares.

     The Plan provides for the grant of incentive stock options ("ISOs") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonqualified stock options and shares of restricted stock (collectively, the "Awards"). Following the consummation of this offering, the Plan will be administered by the Compensation Committee. Prior to the formation of the Compensation Committee, the Plan was administered by the Company's full Board of Directors. The Compensation Committee has, subject to the terms of the Plan, the sole authority to grant Awards under the Plan, to construe and interpret the Plan and to make all other determinations and take any and all actions necessary or advisable for the administration of the Plan.

     All of the employees, directors, consultants and former consultants of the Company or its affiliates are eligible to receive Awards under the Plan. In addition, key employees of entities managed by the Company may receive Awards. Only key employees of the Company are eligible to receive ISOs. Options will be exercisable during the period specified in each option agreement and will generally be exercisable in installments pursuant to a vesting schedule to be designated by the Compensation Committee. No option will remain exercisable later than ten years after the date of grant (or five years from the date of grant in the case of ISOs granted to holders of more than 10% of the Common Stock). Restricted stock granted under the Plan will have such terms, conditions and restrictions as the Compensation Committee shall determine.

     The exercise price for ISOs granted under the Plan may be no less than the fair market value of the Common Stock on the date of grant (or 110% in the case of ISOs granted to employees owning more than 10% of the Common Stock). The exercise price for nonqualified options granted under the Plan will be determined at the discretion of the Compensation Committee.

     At the consummation of this offering, the Company anticipates that it will have granted Awards to purchase 67,250 shares of Common Stock under the Plan at prices per share ranging from $10.00 to $11.00. Generally, the outstanding options are, and options to be granted will be, exercisable one year from the date of grant as to 20% of the underlying shares, and as to an additional 20% on each of the next four anniversaries of the date of option grant.

DIRECTORS' STOCK OPTION PLAN

     In August 1996, the Board of Directors adopted the Directors' Plan. The purpose of the Directors' Plan is to encourage ownership of Common Stock by eligible non-employee directors of the Company and to provide increased incentive for such directors to render services and to exert maximum effort for the business success of the Company. In addition, the Company believes that the Directors' Plan will further strengthen the identification of directors with the stockholders. The aggregate amount of Common Stock with respect to which grants under the Directors' Plan may be made may not exceed 150,000 shares.

     The Directors' Plan provides for the automatic grant of 12,500 nonqualified stock options (the "Options") to non-employee directors at the time they become directors. The Directors' Plan will be administered by the Compensation Committee, which has, subject to the terms of the Directors' Plan, the sole authority to grant Options under the Directors' Plan, to construe and interpret the Directors' Plan and to make all other determinations and take any and all actions necessary or advisable for the administration of the Directors' Plan.

     All non-employee directors are eligible to receive Options under the Directors' Plan. Options will be exercisable during a ten-year period from the date of grant of the Options and will vest based upon the number of full years of service a non-employee director serves on the Board of Directors as follows:
20% after one full year of service, 40% after two full years of service, 60% after three full years of service, 80% after four full years of service and 100% after five full years of service. No option will remain exercisable later than ten years after the date of grant.

     The exercise price for Options granted under the Directors' Plan may be no less than the fair market value of the Common Stock on the date of grant.

     The Company anticipates that upon the consummation of this offering it will have outstanding Options to purchase a total of approximately 62,500 shares of Common Stock under the Directors' Plan at the initial public offering price.

SECURITYHOLDERS AGREEMENT

     On December 18, 1995, the Company, the Pecks Investors and the Castle Family entered into the Securityholders Agreement (the "Securityholders Agreement") pursuant to which (i) the Castle Family agreed not to sell or otherwise transfer shares of Common Stock to any third party without first offering the Pecks Investors the opportunity to participate in such sale or transfer on a pro rata basis and on the same price and terms as those applicable to the initiating seller and (ii) the Pecks Investors have the right to have one designee nominated to the Board of Directors for so long as 20% of the Series A Convertible Preferred Stock or 20% of the Common Stock issuable on conversion of the Series A Convertible Preferred Stock is held by the Pecks Investors. The right of the Pecks Investors to have a designee nominated to the Board of Directors is also provided for in the Securities Purchase Agreement. The provisions regarding Board of Director representation contained in the Securityholders Agreement and the Securities Purchase Agreement will remain in effect after this offering.

401(K) PLAN

     The Company's 401(k) Profit Sharing Plan (the "401(k) Plan") was adopted by the Company effective August 1, 1996. All employees of the Company are eligible to participate in the 401(k) Plan upon the completion of six months of service. Participants may elect to defer receipt of compensation and have such deferred amounts contributed to the 401(k) Plan up to a maximum of 20% of compensation, with a minimum of 1% of compensation. The Company may match contributions made by participants under the 401(k) Plan each year in an amount determined by the Company on a year-to-year basis and makes profit sharing contributions to the 401(k) Plan which are allocated to each participant's account based on the qualifying participant's compensation in relation to the total compensation of all qualifying participants. Participants are fully vested with respect to their contributions, while the Company's contributions are subject to vesting on the following basis: zero for fewer than two years of employment and 20% per year cumulatively for the third through seventh years of employment. Participants may borrow from their accounts under the 401(k) Plan. The Company did not make any contributions to the 401(k) Plan in 1996.

                              CERTAIN TRANSACTIONS

     Mr. Kahle, a director of the Company, is a Managing Director of The GulfStar Group, Inc., which has provided investment banking and advisory services to the Company. In 1995, the Company paid $540,000 in investment banking fees to The GulfStar Group, and issued the GulfStar Warrant for 56,579 shares of Common Stock to GulfStar Investments, Ltd. The Company has paid The GulfStar Group, Inc. for investment banking and financial advisory services provided to the Company an amount equal to one percent of the total consideration for each of the Company's acquisitions which has been consummated. The GulfStar Group received approximately $195,000 in investment banking and financial advisory fees from the Company in 1996. The directors of the Company other than Mr. Kahle approve the payments made to The GulfStar Group, Inc. by the Company.

     Mr. Cresci, a director of the Company, is a Managing Partner of Pecks Management Partners Ltd., the investment advisor to the Pecks Investors, which hold in the aggregate 1,244,737 shares of Series A Convertible Preferred Stock and 485,382 shares of Series C Convertible Preferred Stock and the Senior Subordinated Notes. Pursuant to the provisions of the Securities Purchase Agreement, for so long as certain ownership thresholds with respect to Series A Convertible Preferred Stock and Series C Convertible Preferred Stock, or Common Stock following conversion of Series A Convertible Preferred Stock and Series C Convertible Preferred Stock, are maintained, these investors have the contractual right to nominate one member of the Company's Board of Directors. See "Management -- Directors and Executive Officers." At the closing of this offering, all of the shares of Series A Convertible Preferred Stock and Series C Convertible Preferred Stock will be converted into Common Stock and the Senior Subordinated Notes will be paid. See "Use of Proceeds."

     In December 1995, the Company acquired all of the stock of Jack H. Castle, D.D.S., Inc., a professional corporation of which Dr. Castle, a director of the Company, was the sole owner. In connection with that transaction, the Company paid Dr. Castle $6.0 million in cash and entered into a Deferred Compensation Agreement with Dr. Castle pursuant to which the Company has agreed to pay Dr. Castle $2.63 million in 20 quarterly installments beginning March 1996. In June 1997, Dr. Castle and the Company amended the Deferred Compensation Agreement (i) postponing the payment of any scheduled payments under the Deferred Compensation Agreement until the earlier of (a) the issuance of any debt consented to by the bank the proceeds of which are applied to pay amounts owwed under the Bank Credit Facility and the Interim Financing, or the closing of any equity offering the proceeds of which are applied to pay amounts owed under the Bank Credit Facility and the Interim Financing, and (b) January 31, 1998, at which time the scheduled deferred compensation payments shall become payable beginning on the next scheduled payment date, and (ii) deferring payment of the scheduled payments under the Deferred Compensation Agreement which were not made on and after September 30, 1996 until the earlier of (a) the closing of an initial public offering of the Company's Common Stock in which the gross proceeds are not less than $25 million; provided, however, that such payments shall only be made in the event the Company first pays any amounts owing under the Bank Credit Facility and the Interim Financing; or (b) December 31, 2000. Amounts not paid when scheduled under the Deferred Compensation Agreement bear interest at the rate of 10% per annum. Proceeds of this offering will be used to pay amounts so deferred under the Deferred Compensation Agreement. See "Use of Proceeds." In connection with the purchase of the stock of Jack H. Castle, D.D.S., Inc., the Company also entered into a management services agreement with Jack H. Castle, D.D.S., P.C., a professional corporation of which Dr. Castle is the sole owner. Pursuant to the management services agreement, Dr. Castle receives an annual payment of $100,000 for services performed in connection therewith.

     The Company is party to a lease agreement with Goforth, Inc., a company owned by Jack H. Castle, Jr., the Company's Chairman, President and Chief Executive Officer. The lease agreement relates to the Castle Dental Center located at 2101 West Loop South in Houston, Texas, a 6,781 square foot free-standing building. The Company has agreed to pay Goforth, Inc. a minimum guaranteed rental of $12,000 per month through January 2001 and $13,200 per month from January 2001 through January 2006. The Company has also agreed to pay additional rent of approximately $1,600 per month for insurance, taxes and common area maintenance. The Company believes that this lease agreement is on terms no less favorable to the Company than could have been obtained with an independent third party.

     Pursuant to a Registration Rights Agreement dated as of December 18, 1995, as amended, the Pecks Investors, GulfStar Investments, Ltd. and the members of the Castle Family have been granted certain registration rights by the Company with respect to the shares of Common Stock owned by them or acquired on conversion of Series A Convertible Preferred Stock and Series C Convertible Preferred Stock and exercise of the GulfStar Warrant. See "Description of Capital Stock -- Registration Rights."

     Pursuant to the Securityholders Agreement, the Pecks Investors are entitled to certain rights with respect to their shares of capital stock. See
"Management -- Securityholders Agreement."

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of May 31, 1997, certain information regarding the beneficial ownership of shares of Common Stock, before giving effect to this offering and after giving effect to the sale of the Common Stock offered hereby, by each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, by each director or executive officer of the Company and by all directors and executive officers as a group. Under the rules of the Securities and Exchange Commission, a person is deemed to be a "beneficial owner" of a security if he or she has or shares the power to vote or direct the voting of such security, has or shares the power to dispose of or direct the disposition of such security, or has the right to acquire the security within 60 days. Accordingly, more than one person may be deemed to be a beneficial owner of the same security.

                                                               PERCENTAGE OF SHARES
                                             NUMBER OF          BENEFICIALLY OWNED
                                               SHARES        ------------------------
          NAME AND ADDRESS OF               BENEFICIALLY      BEFORE         AFTER
            BENEFICIAL OWNER                   OWNED         OFFERING     OFFERING(1)
----------------------------------------    ------------     --------     -----------
Jack H. Castle, Jr.(2)(3)...............       1,228,000       37.4%          21.6%
Jack H. Castle, D.D.S.(3)...............         871,000       26.6           15.1
Loretta Castle(3).......................         871,000       26.6           15.1
Castle Interests, Ltd.(3)...............         514,000       15.7            8.9
Pecks Management Partners Ltd.(4).......         948,243       28.9             --
Robert J. Cresci(5).....................         948,243       28.9           16.4
G. Kent Kahle(6)........................          56,579        1.7            1.0
John M. Slack(7)........................           5,000       *             *
Elizabeth A. Tilney.....................         --            --            --
Emmett E. Moore(8)......................         --            --            --
Louis A. Waters(8)......................         --            --            --
All directors and executive officers as
  a group (11 persons)(9)...............       2,594,822       77.6%          44.4%

------------

* Less than 1%.

(1) Assumes no exercise of the Underwriters' over-allotment option.

(2) Includes 714,000 shares held by the Castle 1995 Gift Trust f/b/o Jack H. Castle, Jr., of which Mr. Castle is Trustee.

(3) Includes 514,000 shares of Common Stock owned of record by Castle Interests, Ltd., a Texas limited partnership of which Dr. Castle, Mrs. Castle and Mr. Castle are the three general partners. The general partners of Castle Interests, Ltd. cannot act to vote or dispose of shares of Common Stock held by Castle Interests, Ltd. without the unanimous vote of all of the general partners. Loretta Castle is the wife of Dr. Castle and the mother of Jack H. Castle, Jr. The mailing address for each person or entity is 1360 Post Oak Boulevard, Suite 1300, Houston, Texas 77056.

(4) 475,071, 94,074 and 136,407 of such shares are owned of record by Delaware State Employees' Retirement Fund, Declaration of Trust for Defined Benefit Plans of ICI American Holdings Inc. and Declaration of Trust for Defined Benefit Plans of Zeneca Holdings Inc., respectively (the "Pecks
    Investors"). Pecks Management Partners Ltd. ("Pecks"), as investment manager for the Pecks Investors, has sole investment and voting power with respect to such shares. These shares are represented by 1,244,737 shares of Series A Convertible Preferred Stock, which is convertible into 705,552 shares of Common Stock, and 485,382 shares of Series C Convertible Preferred Stock, which is convertible into 242,691 shares of Common Stock. Mr. Cresci, a director of the Company, is a Managing Director of Pecks. The principal business address for Pecks is One Rockefeller Plaza, New York, New York 10020. Pecks disclaims beneficial ownership of such shares. Pecks has advised the Company that it intends on behalf of the Pecks Investors to convert all of the Series A Convertible Preferred Stock and Series C Convertible Preferred Stock into Common Stock simultaneously with, and conditioned on, the closing of this offering.

(5) Includes all shares deemed to be beneficially owned by Pecks, of which Mr. Cresci is a Managing Director. As a result, Mr. Cresci may be deemed to share voting and investment power with respect to such shares. Mr. Cresci disclaims beneficial ownership of such shares. See note 4 above.

(6) Consists entirely of the beneficial ownership of shares of Common Stock issuable on exercise of the GulfStar Warrant. Mr. Kahle is a Managing Director of The GulfStar Group, Inc., an affiliate of GulfStar Investments, Ltd., the holder of the GulfStar Warrant.

(7) Includes options to acquire 5,000 shares of Common Stock issued under the Plan.

(8) Messrs. Moore and Waters have agreed to serve as directors of the Company upon the closing of this offering.

(9) Includes (i) 714,000 shares of Common Stock held by the Castle 1995 Gift Trust f/b/o Jack H. Castle, Jr., (ii) 514,000 shares of Common Stock held by Castle Interests, Ltd., (iii) 705,552 shares of Common Stock issued on conversion of 1,244,737 shares of Series A Convertible Preferred Stock, and 242,691 shares of Common Stock issued on conversion of 485,382 shares of Series C Convertible Preferred Stock, all of which are beneficially owned by the Pecks Investors, and (iv) 56,579 shares of Common Stock issuable to GulfStar Investments, Ltd. on exercise of the GulfStar Warrant.

                          DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of the Company consists of 35,000,000 shares of capital stock which includes 30,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock ("Preferred Stock"). Of the Preferred Stock, 1,244,737 shares have been designated Series A Convertible Preferred Stock, all of which will be converted into an aggregate of 705,552 shares of Common Stock at the closing of this offering, 140,909 shares have been designated Series B Convertible Preferred Stock, all of which will be issued as partial consideration for the Austin Acquisition, and 485,382 shares have been designated Series C Convertible Preferred Stock, all of which will be converted into 242,691 shares of Common Stock at the closing of this offering.

COMMON STOCK

     Holders of Common Stock are entitled to one vote for each share held of record on all matters to be submitted to a vote of the stockholders, and such holders do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of Preferred Stock, holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors of the Company out of funds legally available therefor. See "Dividend Policy." All outstanding shares of Common Stock are, and the shares to be sold in this offering when issued and paid for will be, fully paid and nonassessable, and the holders thereof will have no preferences or conversion, exchange or preemptive rights. In the event of any liquidation, dissolution or winding-up of the affairs of the Company, holders of Common Stock will be entitled to share ratably in the assets of the Company remaining after payment or provision for payment of all of the Company's debts and obligations and liquidation payments to holders of outstanding shares of Preferred Stock, if any.

PREFERRED STOCK

     The Preferred Stock may be issued in one or more series without further stockholder authorization, and the Board of Directors is authorized to fix and determine the terms, limitations and relative rights and preferences of the Preferred Stock, to establish series of Preferred Stock and to fix and determine the variations as among series. The Preferred Stock may be subject to repurchase or redemption by the Company. The Board of Directors, without approval of the holders of the Common Stock, can issue Preferred Stock with voting and conversion rights (including multiple voting rights) which could adversely affect the rights of holders of Common Stock. The Company has designated (i) 1,244,737 shares of Preferred Stock as Series A Convertible Preferred Stock, all of which are issued and outstanding and owned by the Pecks Investors, (ii) 140,909 shares of Preferred Stock as Series B Convertible Preferred Stock which will be issued in connection with the Austin Acquisition, and (iii) 485,382 shares of Preferred Stock as Series C Convertible Preferred Stock, all of which are issued and outstanding and owned by the Pecks Investors. See "Principal Stockholders." All of the shares of Series A Convertible Preferred Stock will be converted into an aggregate of 705,552 shares of Common Stock at the closing of this offering. All of the shares of Series C Convertible Preferred Stock will be converted into an aggregate of 242,691 shares of Common Stock at the closing of this offering.

     Although the Company has no present plans to issue any additional shares of Preferred Stock following the closing of this offering, the issuance of additional shares of Preferred Stock, or the issuance of rights to purchase such shares, may have the effect of delaying, deferring or preventing a change in control of the Company or an unsolicited acquisition proposal.

CERTAIN PROVISIONS OF CERTIFICATE OF INCORPORATION AND BYLAWS

GENERAL

     A number of provisions of the Company's Certificate of Incorporation (the "Certificate") and Bylaws concern matters of corporate governance and the rights of stockholders. Certain of these provisions, as well as the ability of the Board of Directors to issue shares of Preferred Stock and to set the voting rights, preferences and other terms thereof, may be deemed to have an anti-takeover effect and may discourage takeover attempts not first approved by the Board of Directors (including takeovers which certain stockholders may deem to be in their best interests). To the extent takeover attempts are discouraged, temporary fluctuations in the market price of the Company's Common Stock, which may result from actual or rumored takeover attempts, may be inhibited. These provisions, together with the ability of the Board of Directors to issue Preferred Stock without further stockholder action, also could delay or frustrate the removal of incumbent directors or the assumption of control by stockholders, even if such removal or assumption would be beneficial to stockholders of the Company. These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even if a transaction or contest could be favorable to the interests of stockholders, and could potentially depress the market price of the Common Stock. The Board of Directors of the Company believes that these provisions are appropriate to protect the interests of the Company and all of its stockholders. The Board of Directors has no present plans to adopt any other measures or devices which may be deemed to have an "anti-takeover effect."

MEETINGS OF STOCKHOLDERS

     The Company's Bylaws provide that a special meeting of stockholders may be called only by the Chief Executive Officer, by a majority of the Board of Directors, or by a majority of the executive committee (if any). The Company's Bylaws provide that only those matters set forth in the notice of the special meeting may be considered or acted upon at that special meeting.

NO STOCKHOLDER ACTION BY WRITTEN CONSENT

     The Certificate provides that any action required or permitted to be taken by the stockholders of the Company at an annual or special meeting of stockholders must be effected at a duly called meeting and may not be taken or effected by a written consent of stockholders in lieu thereof.

INDEMNIFICATION AND LIMITATION OF LIABILITY

     The Certificate of the Company provides that directors and officers of the Company shall be, and at the discretion of the Board of Directors non-officer employees and agents may be, indemnified by the Company to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities actually and reasonably incurred in connection with service for or on behalf of the Company, and further permits the advancing of expenses incurred in defense of claims. The Certificate also contains a provision permitted by Delaware law that generally eliminates the personal liability of directors for monetary damages for breaches of their fiduciary duty.

AMENDMENT OF THE BYLAWS

     The Bylaws of the Company provide that an amendment or repeal thereof must first be approved by the Board of Directors or by affirmative vote of the holders of at least 66 2/3% of the total votes eligible to be cast by holders of voting stock with respect to such amendment or repeal.

ADVANCE NOTICE PROVISIONS FOR STOCKHOLDER PROPOSALS AND STOCKHOLDER NOMINATIONS OF DIRECTORS

     The Company's Bylaws establish an advance notice procedure with regard to the nomination, other than by or at the direction of the Board of Directors or a committee thereof, of candidates for election as directors (the "Nomination Procedure") and with regard to other matters to be brought by stockholders before an annual meeting of stockholders of the Company (the "Business Procedure").

     The Nomination Procedure requires that a stockholder give prior written notice, in proper form, of a planned nomination for the Board of Directors to the Secretary of the Company. The requirements as to the form and timing of that notice are specified in the Company's Bylaws. If the Chairman of the Board of Directors determines that a person was not nominated in accordance with the Nomination Procedure, such person will not be eligible for election as a director.

     Under the Business Procedure, a stockholder seeking to have any business conducted at an annual meeting must give prior written notice, in proper form, to the Secretary of the Company. The requirements as to the form and timing of that notice are specified in the Company's Bylaws. If the Chairman of the

Board of Directors determines that the other business was not properly brought before such meeting in accordance with the Business Procedure, such business will not be conducted at such meeting.

     Although the Company's Bylaws do not give the Board of Directors any power to approve or disapprove stockholder nominations for the election of directors or any other business desired by stockholders to be conducted at an annual or any other meeting, the Company's Bylaws (i) may have the effect of precluding a nomination for the election of directors or precluding the conduct of business at a particular annual meeting if the proper procedures are not followed or (ii) may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company, even if the conduct of such solicitation or such attempt might be beneficial to the Company and its stockholders.

DELAWARE TAKEOVER STATUTE

     The Company is subject to Section 203 of the Delaware General Corporation Law which, with certain exceptions, prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any "interested stockholder" for a period of three years following the date that such stockholder became an interested stockholder, unless: (i) prior to such date, the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (a) by persons who are directors and officers and (b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or
(iii) on or after such date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. An "interested stockholder" is defined as any person that is (a) the owner of 15% or more of the outstanding voting stock of the corporation or (b) an affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

REGISTRATION RIGHTS

     The Company has granted to the Pecks Investors, the Castle Family and GulfStar Investments Ltd. certain registration rights pursuant to a Registration Rights Agreement dated December 18, 1995 (the "Registration Rights
Agreement"). Additionally, the Company has granted certain registration rights in connection with its acquisitions of assets of affiliated dental practices in which a component of the consideration for the acquisition was Common Stock. A total of 3,280,239 shares of Common Stock and shares of Common Stock issuable on conversion of the Series A Convertible Preferred Stock and the Series C Convertible Preferred Stock presently have some form of registration rights. After completion of this offering and assuming the conversion into Common Stock of the Series B Convertible Preferred Stock issued in connection with the Austin Acquisition, a total of 3,421,148 shares of Common Stock will have some form of registration rights. See "Principal Stockholders."

     The Registration Rights Agreement grants the Pecks Investors holding at least 50% of the Common Stock issuable on conversion of the Series A Convertible Preferred Stock the right to request the registration of all or part of such Common Stock. On receipt of such request, the Company is required to use its best efforts to effect such registration. The Pecks Investors may exercise their right to request registration twice following the consummation of this offering. Additionally, following the consummation of this offering, the Pecks Investors holding at least 20% of the Common Stock issuable on conversion of the Series A Convertible Preferred Stock and Series C Convertible Preferred Stock have the right to request an unlimited number of registrations of all or part of their Common Stock on Form S-3 at such time as the Company is eligible to use such form. All registrations pursuant to the Registration Rights Agreement are undertaken at the Company's expense other than underwriting discount.

     If the Company proposes to register any of its securities under the Securities Act, either for its own account or the account of holders of Common Stock exercising registration rights, the Company is required to give notice to all parties to whom the Company has granted registration rights and to offer to include any shares of Common Stock owned by such parties in such registration. The exercise of these rights is subject to a number of conditions, including the right of the underwriters of such offering to limit the number of shares included in such registration. In the event the underwriters so limit the number of shares to be included in a registration, any shares requested to be included in such registration by the Pecks Investors, the Castle Family and GulfStar Investments Ltd. shall be included prior to the inclusion of any shares of Common Stock requested to be included by any other party.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Company's Common Stock is KeyCorp Shareholder Services, Inc.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of this offering, and giving effect to the conversion of the Series A Convertible Preferred Stock and Series C Convertible Preferred Stock, the Company will have 5,580,239 shares of Common Stock outstanding. Up to 69,879 shares of Common Stock are presently issuable on the conversion of two Seller Notes issued by the Company, and 140,909 shares of Common Stock are issuable on conversion of the Series B Convertible Preferred Stock. Of the outstanding shares, the 2,500,000 shares sold in this offering (2,875,000 shares if the Underwriters exercise their over-allotment option in full) will be freely tradeable without restriction or limitation under the Securities Act, except to the extent such shares are subject to the agreement with the Underwriters described below, and except for any such shares which may be acquired by an "affiliate" of the Company as that term is defined in Rule 144
("Affiliate"). The 3,280,239 remaining shares constitute "restricted securities" within the meaning of Rule 144, and will only be eligible for sale in the open market commencing on the first anniversary of the date such shares were acquired from the Company or an Affiliate, subject to contractual lockup provisions and applicable requirements of Rule 144 and Rule 701 ("Rule 701") described below. Some of such restricted securities, however, are subject to registration rights which may entitle the holder thereof to register such shares for resale under the Securities Act and to sell such shares after the lockup period without regard for the restrictions of Rule 144. The restricted shares were issued and sold by the Company in private transactions in reliance upon exemptions from registration under the Securities Act. The Company will also have outstanding the GulfStar Warrant, which is exercisable for 56,579 shares of Common Stock at $11.00 per share, and such shares will be eligible for resale subject to the volume, holding period and certain other limitations of Rule 144 upon their exercise or conversion, as applicable.

     In general, under Rule 144, as currently in effect, if a period of at least one year has elapsed between the later of the date on which restricted securities were acquired from the Company or the date on which they were acquired from an Affiliate, then the holder of such restricted securities (including an Affiliate) is entitled to sell a number of shares within any three-month period that does not exceed the greater of (i) one percent of the then outstanding shares of the Common Stock or (ii) the average weekly reported volume of trading of the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain requirements pertaining to the manner of such sales, notices of such sales and the availability of current public information concerning the Company. Affiliates may sell shares not constituting restricted securities in accordance with the foregoing volume limitations and other requirements but without regard to the one-year holding period. Under Rule 144(k), if a period of at least two years has elapsed between the later of the date on which restricted securities were acquired from the Company and the date on which they were acquired from an Affiliate, a holder of such restricted securities who is not an Affiliate at the time of the sale and has not been an Affiliate for a least three months prior to the sale would be entitled to sell the shares immediately without regard to the volume limitations and other conditions described above.

     The Company, its directors and executive officers and all of the stockholders of the Company have agreed that, for a period of 180 days after the date of this Prospectus (the "Lock-up Period"), they will not, without the prior written consent of J. C. Bradford & Co., offer, sell, contract to sell or otherwise dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for any shares of Common Stock, except in the case of the Company, in certain limited circumstances, including shares of Common Stock issued in connection with acquisitions to parties that agree to be bound by the same restriction on offers and sales. After this offering, sales of substantial amounts of Common Stock by existing stockholders could have an adverse impact on the market price of the Common Stock. No predictions can be made as to the effect, if any, that market sales of shares by existing stockholders or the availability of such shares for future sale will have on the market price of shares of Common Stock prevailing from time to time.

     Under the Plan and the Directors' Plan, there is an aggregate of 1,150,000 shares reserved for issuance. As of the closing of this offering, the Company anticipates that it will have issued options to purchase 129,750 shares of Common Stock pursuant to the Plan and the Directors' Plan, 11,900 of which are currently exercisable. As soon as practicable following the consummation of the offering, the Company intends to file a registration statement under the Securities Act to register the shares of Common Stock reserved for issuance under the Plan and the Directors' Plan. Shares of Common Stock issued pursuant to the Plan and the Directors' Plan after the effective date of such registration statement will be available for sale in the open market, subject to vesting provisions related to such shares and the Lock-up Period. If the Company does not file such a registration statement during the Lock-up Period, holders of shares issuable upon exercise of options will be able to rely on the exemption from registration under Rule 701. Securities issued in reliance on Rule 701 are restricted securities and at the expiration of the Lock-up Period, may be sold by persons other than affiliates subject only to the manner of sale provisions of Rule 144 and by affiliates under Rule 144 without compliance with its one-year minimum holding period.

                                  UNDERWRITING

     Pursuant to the Underwriting Agreement, and subject to the terms and conditions thereof, the Underwriters named below, acting through J.C. Bradford & Co. and Southcoast Capital Corporation, as representatives of the several Underwriters (the "Representatives"), have agreed, severally, to purchase from the Company the number of shares of Common Stock set forth below opposite their respective names.

                                        NUMBER OF
NAME OF UNDERWRITER                       SHARES
-------------------------------------   ----------
J.C. Bradford & Co...................
Southcoast Capital Corporation.......
                                        ----------
     Total...........................    2,500,000
                                        ==========

     In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions therein set forth, to purchase all shares of Common Stock offered hereby if any such shares are purchased.

     The Company has been advised by the Representatives that the Underwriters propose initially to offer the shares of Common Stock to the public at the public offering price set forth on the cover page of this Prospectus and to certain dealers at such price less a concession not in excess of $
per share. The Underwriters may allow, and such dealers may reallow, a
concession not in excess of $            per share to certain other dealers.
After the initial public offering, the public offering price and such concessions may be changed. The Representatives have informed the Company that the Underwriters do not intend to confirm sales to accounts over which they exercise discretionary authority.

     The offering of the shares of Common Stock is made for delivery when, as and if accepted by the Underwriters and subject to prior sale and to withdrawal, cancellation or modification of the offer without notice. The Underwriters reserve the right to reject any order for the purchase of shares.

     The Company has granted to the Underwriters an option, exercisable not later than 30 days from the date of this Prospectus, to purchase up to an aggregate of 375,000 additional shares of Common Stock to cover over-allotments, if any. To the extent the Underwriters exercise this option, each of the Underwriters will have a firm commitment to purchase approximately the same percentage thereof which the number of shares of Common Stock to be purchased by it shown in the table above bears to the total number of shares in such table, and the Company will be obligated, pursuant to the option, to sell such shares to the Underwriters. The Underwriters may exercise such option only to cover over-allotments made in connection with the sale of the 2,500,000 shares of Common Stock offered hereby. If purchased, the Underwriters will sell these additional shares on the same terms as those on which the 2,500,000 shares are being offered.

     Subject to applicable limitations, the Underwriters, in connection with the offering, may place bids for or make purchases of the Common Stock in the open market or otherwise, for long or short account, or cover short positions incurred, to stabilize, maintain or otherwise affect the price of the Common Stock, which may be higher than the price that might otherwise prevail in the open market. There can be no assurance that the price of the Common Stock will be stablized, or that stabilizing, if commenced, will not be discontinued at any time. Subject to applicable limitations, the Underwriters may also place bids or make purchases on behalf of the underwriting syndicate to reduce a short position created in connection with the offering.

     Prior to this offering, there has been no public market for the Common Stock. The offering price has been determined by negotiations among the Company and the Representatives. In determining such price, consideration was given to, among other things, the financial and operating history and trends of the Company, the experience of its management, the position of the Company in its industry, the Company's prospects and the Company's financial results. Additionally, consideration was given to the status of the securities markets, market conditions for new offerings of securities and the prices of similar securities of comparable companies.

     The Company, its executive officers and directors and all of the stockholders of the Company have agreed with the Representatives not to offer, sell, or otherwise dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for any shares of Common Stock, except in the case of the Company, in certain limited circumstances, shares of Common Stock issued in connection with acquisitions to parties that agree to be bound by the same restrictions on offers and sales, for a period of 180 days after the date of this Prospectus without the prior written consent of the Representatives of the Underwriters. After such 180-day period, such persons will be entitled to sell, distribute or otherwise dispose of the Common Stock, subject to the provisions of applicable securities laws.

     The Underwriting Agreement provides that the Company will indemnify the Underwriters and controlling persons, if any, against certain liabilities, including liabilities under the Securities Act, or will contribute to payments that the Underwriters or any such controlling persons may be required to make in respect thereof.

                                 LEGAL MATTERS

     The validity of the Common Stock offered hereby will be passed on for the Company by Bracewell & Patterson, L.L.P., Houston, Texas. Certain legal matters related to the offering will be passed on for the Underwriters by Bass, Berry & Sims PLC, Nashville, Tennessee.

                                    EXPERTS

     The financial statements and financial statement schedule of Castle Dental Centers, Inc. and the financial statements of the affiliated dental practices acquired by Castle Dental Centers, Inc. for the indicated periods ended December 31, 1993, 1994, 1995 and 1996, as detailed in the index beginning on page F-1 included in this Prospectus and appearing elsewhere in this Registration Statement, have been audited by Coopers & Lybrand L.L.P., independent accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (which term shall encompass any and all amendments thereto) on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus, which is part of the Registration Statement, does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is hereby made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. For further information with respect to the Company, reference is hereby made to the Registration Statement and such exhibits and schedules filed as a part thereof, which may be inspected, without charge, at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission maintains a web site that contains reports, proxy and information statements regarding registrants that file electronically with the Commission. The address of this web site is (http://www.sec.gov). Copies of all or any portion of the Registration Statement may be obtained from the Public Reference Section of the Commission, upon payment of the prescribed fees.

                         INDEX TO FINANCIAL STATEMENTS

                                        PAGE
                                        -----
CASTLE DENTAL CENTERS, INC.
     Unaudited Pro Forma Consolidated
      Financial Information..........     F-3
     Unaudited Pro Forma Consolidated
      Balance Sheet as of March 31,
      1997...........................     F-4
     Notes to Unaudited Pro Forma
      Consolidated Balance Sheet.....     F-5
     Unaudited Pro Forma Consolidated
      Statement of Operations for the
      year ended
       December 31, 1996.............     F-7
     Unaudited Pro Forma Consolidated
      Statement of Operations for the
      three months
       ended March 31, 1997..........     F-8
     Notes to Unaudited Pro Forma
      Consolidated Statement of
      Operations.....................     F-9
CASTLE DENTAL CENTERS, INC.
     Report of Independent
      Accountants....................    F-12
     Balance Sheets as of December
      31, 1995 and 1996..............    F-13
     Statements of Operations for the
      years ended December 31, 1994,
      1995 and 1996..................    F-14
     Statements of Changes in
      Stockholders' Equity (Deficit)
      for the years ended December
      31, 1994, 1995 and 1996........    F-15
     Statements of Cash Flows for the
      years ended December 31, 1994,
      1995 and 1996..................    F-16
     Notes to Financial Statements...    F-17
CASTLE DENTAL CENTERS, INC.
     Condensed Consolidated Balance
      Sheets (Unaudited) as of
      December 31, 1996 and
       March 31, 1997................    F-32
     Condensed Consolidated
      Statements of Operations
      (Unaudited) for the three
      months ended March 31, 1996 and
      1997...........................    F-33
     Condensed Consolidated
      Statements of Cash Flows
      (Unaudited) for the three
      months ended March 31, 1996 and
      1997...........................    F-34
     Notes to Condensed Consolidated
      Financial Statements
      (Unaudited)....................    F-35
SW DENTAL ASSOCIATES
     Report of Independent
      Accountants....................    F-37
     Balance Sheets as of December
      31, 1995 and 1996..............    F-38
     Statements of Operations for the
      years ended December 31, 1995
      and 1996.......................    F-39
     Statements of Changes in
      Members' Equity (Deficit) for
      the year ended December 31,
      1995 and 1996..................    F-40
     Statements of Cash Flows for the
      year ended December 31, 1995
      and 1996.......................    F-41
     Notes to Financial Statements...    F-42
SW DENTAL ASSOCIATES
     Condensed Balance Sheets
      (Unaudited) as of December 31,
      1996, and March 31, 1997.......    F-46
     Condensed Statements of
      Operations (Unaudited) for the
      three months ended March 31,
      1996 and 1997..................    F-47
     Condensed Statements of Cash
      Flows (Unaudited) for the three
      months ended March 31, 1996 and
      1997...........................    F-48
     Notes to Condensed Financial
      Statements (Unaudited).........    F-49
1ST DENTAL CARE
     Report of Independent
      Accountants....................    F-50
     Combined Balance Sheets as of
      December 31, 1994 and 1995.....    F-51
     Combined Statements of
      Operations for the years ended
      December 31, 1993,
       1994 and 1995.................    F-52
     Combined Statements of Changes
      in Stockholder's Equity
      (Deficit) for the years ended
      December 31, 1993, 1994 and
      1995...........................    F-53
     Combined Statements of Cash
      Flows for the years ended
      December 31, 1993,
       1994 and 1995.................    F-54
     Notes to Combined Financial
      Statements.....................    F-55

                                        PAGE
                                        -----
MID-SOUTH DENTAL CENTERS
     Report of Independent
      Accountants....................    F-60
     Balance Sheets as of December
      31, 1994 and 1995..............    F-61
     Statements of Operations for the
      years ended December 31, 1993,
      1994 and 1995..................    F-62
     Statements of Changes in
      Stockholder's Equity for the
      years ended December 31, 1993,
      1994 and 1995..................    F-63
     Statements of Cash Flows for the
      years ended December 31, 1993,
      1994 and 1995..................    F-64
     Notes to Financial Statements...    F-65
HORIZON DENTAL CENTERS
     Report of Independent
      Accountants....................    F-70
     Combined Balance Sheet as of
      December 31, 1995..............    F-71
     Combined Statements of
      Operations for the years ended
      December 31, 1994 and 1995.....    F-72
     Combined Statements of Changes
      in Stockholder's Equity
      (Deficit) for the years ended
      December 31, 1994 and 1995.....    F-73
     Combined Statements of Cash
      Flows for the years ended
      December 31, 1994 and 1995.....    f-74
     Notes to Combined Financial
      Statements.....................    F-75
CASTLE DENTAL CENTERS, INC.
     Report of Independent
      Accountants....................     S-1
     Schedule II -- Valuation and
      Qualifying Accounts............     S-2

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     THE INFORMATION HEREIN ASSUMES THAT THE COMPANY WILL EITHER RECEIVE APPROPRIATE WAIVERS UNDER THE BANK CREDIT FACILITY OR ENTER INTO AN AMENDED OR REPLACEMENT CREDIT FACILITY TO PERMIT THE COMPANY TO APPLY THE PROCEEDS OF THIS OFFERING AS DESCRIBED UNDER "USE OF PROCEEDS."

     The following Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 1997 and the Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 1996 and the three months ended March 31, 1997 have been prepared to reflect adjustments to the Company's historical financial position and results of operations to give effect to the transactions described below. The Unaudited Pro Forma Consolidated Balance Sheet reflects such transactions as if they had occurred as of March 31, 1997, and the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1996 and for the three months ended March 31, 1997 reflect such transactions as if they had occurred as of January 1, 1996. Initially capitalized terms not otherwise defined herein shall have the meaning assigned to them in the accompanying Prospectus.

     In May 1996, the Company acquired the assets and assumed certain liabilities of 1st Dental Care headquartered in Clearwater, Florida, and Mid-South Dental Centers headquartered in Nashville, Tennessee, and entered into management services agreements with each of those groups. In August 1996, the Company increased its dental practices under management in Texas by acquiring Horizon Dental Centers, a group dental practice with four offices in Ft. Worth, Texas and four offices in Austin, Texas. In June 1997, the Company entered into a management services agreement with and agreed to acquire a multi-location dental practice that operates four dental centers in the Austin, Texas metropolitan area. The closing of the Austin Acquisition is a condition of, and will occur contemporaneously with, the closing of this offering.

     In June 1997, the Company amended the Securities Purchase Agreement with the Pecks Investors pursuant to which the Company issued an additional $2.0 million in Senior Subordinated Notes and 485,382 shares of Series C Convertible Preferred Stock (the "Interim Financing").

     The Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 1997 gives effect to (i) the Interim Financing, (ii) the sale of 2,500,000 shares of Common Stock offered by the Company hereby and the application of the net proceeds therefrom, as described in "Use of Proceeds," assuming an initial public offering price of $11.00, (iii) the conversion of the Series A and Series C Convertible Preferred Stock into an aggregate of 948,243 shares of Common Stock, and (iv) the Austin Acquisition and the issuance of 140,909 shares of Series B Preferred Stock, as if each of such transactions had occurred as of March 31, 1997. The Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1996, and three months ended March 31, 1997 give effect to (i) the Interim Financing, (ii) the sale of 2,500,000 shares of Common Stock offered by the Company hereby and the application of net proceeds therefrom as described in "Use of Proceeds," assuming an initial public offering price of $11.00 and (iii) the Acquisition Transactions, as if each of such transactions had occurred as of January 1, 1996.

     The pro forma consolidated financial statements have been prepared by the Company based on the historical financial statements of the Company and the affiliated dental practices acquired or to be acquired in the Acquisition Transactions, the financial statements of which are included elsewhere in this Prospectus. These pro forma consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the results that would have been obtained if the transactions had occurred on the dates indicated or that may be realized in the future. The pro forma information should be read in conjunction with the Company's Financial Statements and the Unaudited Condensed Consolidated Interim Financial Statements and the Notes thereto and the historical financial statements of the dental practices acquired or to be acquired in the Acquisition Transactions and the Notes thereto included elsewhere in this Prospectus.

                          CASTLE DENTAL CENTERS, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1997

                                                            PRO FORMA                                  PRO FORMA
                                                    -------------------------    HISTORICAL    -------------------------
                                       HISTORICAL     INTERIM                    -----------     AUSTIN
                                       ----------    FINANCING     OFFERING        AUSTIN      ACQUISITION
                                        COMPANY     ADJUSTMENTS   ADJUSTMENTS    ACQUISITION   ADJUSTMENTS
                                          (A)           (B)           (C)            (D)           (D)       AS ADJUSTED
                                       ----------   -----------   -----------    -----------   -----------   -----------
                                                                        (IN THOUSANDS)
               ASSETS
Current assets:
  Cash and cash equivalents..........   $     794     $   500       $ 3,458         $ 210        $(3,800)      $ 1,162
  Patient receivables, net...........       5,486      --            --               258         --             5,744
  Prepaid expenses and other current
     assets..........................         454      --            --                47         --               501
  Deferred income taxes..............         284      --            --             --            --               284
                                       ----------   -----------   -----------    -----------   -----------   -----------
          Total current assets.......       7,018         500         3,458           515         (3,800)        7,691
                                       ----------   -----------   -----------    -----------   -----------   -----------
Property and equipment, net..........       4,028      --            --               394            100         4,522
Intangible assets, net...............      16,303      --            --             --             6,104        22,407
Other assets.........................       2,283       1,000          (320)            3         (1,561)        1,405
Deferred income taxes................         592      --            --             --            --               592
                                       ----------   -----------   -----------    -----------   -----------   -----------
     Total assets....................   $  30,224     $ 1,500       $ 3,138         $ 912        $   843       $36,617
                                       ==========   ===========   ===========    ===========   ===========   ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Revolving line of credit...........   $   1,270     $--           $--             $  --        $--           $ 1,270
  Current portion of long-term debt
     and capital lease obligations...      11,113       1,393        (7,141)          125         --             5,490
  Accounts payable and accrued
     liabilities.....................       5,182        (500)         (526)          182            (77)        4,261
  Due to affiliated dental
     practices.......................         817      --            --             --            --               817
                                       ----------   -----------   -----------    -----------   -----------   -----------
          Total current
             liabilities.............      18,382         893        (7,667)          307            (77)       11,838
                                       ----------   -----------   -----------    -----------   -----------   -----------
Long-term debt and capital lease
  obligations, less current
  portion............................      10,833      --           (10,134)          322         --             1,021
Other long-term liabilities..........       1,578      --                                                        1,578
Redeemable preferred stock...........       2,928         607        (3,535)(E)     --             1,203         1,203
Stockholders' equity (deficit):
  Common stock.......................           2      --                 3             1             (1)            6
                                                                          1(E)
  Additional paid-in capital.........       3,416      --            24,347                       --            31,297
                                                                      3,534(E)
  Retained earnings (accumulated
     deficit)........................      (6,915)     --            (3,411)          282           (282)      (10,326)
                                       ----------   -----------   -----------    -----------   -----------   -----------
          Total stockholders' equity
             (deficit)...............      (3,497)     --            24,474           283           (283)       20,977
                                       ----------   -----------   -----------    -----------   -----------   -----------
Total liabilities and stockholders'
  equity (deficit)...................   $  30,224     $ 1,500       $ 3,138         $ 912        $   843       $36,617
                                       ==========   ===========   ===========    ===========   ===========   ===========

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

(A) Represents the March 31, 1997 historical consolidated balance sheet of the Company, which includes 1st Dental Care and Mid-South Dental Centers, both acquired in May 1996, and Horizon Dental Centers, acquired in August 1996.

(B) Represents the Interim Financing of $2.0 million, the proceeds of which will be used to fund a $1.0 million non-refundable deposit to be credited to the purchase price of the Austin Acquisition and to pay certain accounts payable and accrued liabilities.

(C) Represents the issuance of 2.5 million shares of Common Stock offered by the Company hereby and the use of proceeds therefrom, at an assumed initial public offering price of $11.00 per share, as follows:

                                           IN THOUSANDS
                                           ------------
Gross proceeds of the offering..........     $ 27,500
Underwriting discount...................       (1,925)
Expenses related to the offering........       (1,225)
                                           ------------
     Net proceeds.......................       24,350(1)
Repayment of debt, including current
  portion...............................      (20,366)(2)
Payment of amounts due under the
  Deferred Compensation
  Agreement with Jack H. Castle,
  D.D.S.................................         (526)
                                           ------------
     Net increase in cash and cash
       equivalents......................     $  3,458
                                           ============

     The Company plans to use the net increase in cash and cash equivalents to fund the Austin Acquisition.

               (1) The Common Stock to be issued will affect pro forma equity, as follows:

                                           IN THOUSANDS
                                           ------------
     Common stock.......................     $      3
     Additional paid-in capital.........       24,347
                                           ------------
                                             $ 24,350
                                           ============

               (2) The repayment of long-term debt will affect pro forma assets and liabilities, as follows:

                                           IN THOUSANDS
                                           ------------
     Other assets.......................     $   (320)(a)
     Current portion of long-term
       debt.............................        7,141
     Long-term debt, net of unamortized
       discount of $3,091...............       10,134
     Retained earnings..................        3,411(b)
                                           ------------
               Cash paid................     $ 20,366
                                           ============

------------

               (a) To charge to expense deferred financing costs related to the retirement of the Senior Subordinated Notes.

               (b) To reflect the reduction in retained earnings for the
                   extraordinary charge resulting from the retirement of the Senior Subordinated Notes, with no income tax effect.

(D) Represents the March 31, 1997 historical balance sheet of SW Dental, the affiliated dental practice to be acquired in the Austin Acquisition, and the purchase adjustments thereto.

     The estimated fair value of the assets to be acquired in the Austin Acquisition is summarized below:

                                           IN THOUSANDS
                                           ------------
Cash....................................     $     60
Patient receivables, net................          258
Prepaid expenses and other current
  assets................................           47
Property and equipment..................          494
Other assets............................            3
Management services agreement...........        6,104
Current portion of long-term debt and
  capital leases assumed................         (125)
Accounts payable and accrued liabilities
  assumed...............................         (105)
Long-term debt and capital lease
  obligations assumed...................         (322)
                                           ------------
                                             $  6,414
                                           ============

     The aggregate acquisition price for the Austin Acquisition will be funded as follows:

                                           IN THOUSANDS
                                           ------------
Cash....................................     $  3,650
Escrow deposit and acquisition costs....        1,561
Estimated fair market value of Series B
  Convertible Preferred Stock...........        1,203
                                           ------------
                                             $  6,414
                                           ============

     The value of the Series B Convertible Preferred Stock to be issued is based on the discounted redemption value. The excess of cost over the fair value of the net assets acquired will be amortized over the terms of the management services agreement entered into in connection with the Austin Acquisition, which is 40 years.

(E) Represents conversion of the Series A and Series C Convertible Preferred Stock into Common Stock.

                          CASTLE DENTAL CENTERS, INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996

                                                                                  PRO FORMA
                                                                   ----------------------------------------
                                                HISTORICAL                                       OFFERING      HISTORICAL
                                          ----------------------                                AND INTERIM   ------------
                                                     COMPLETED        COMPLETED                  FINANCING       AUSTIN
                                          COMPANY   ACQUISITIONS    ACQUISITIONS                ADJUSTMENTS   ACQUISITION
                                            (A)         (B)          ADJUSTMENTS     COMBINED       (C)           (D)
                                          -------   ------------   ---------------   --------   -----------   ------------
                                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
Patient revenues of affiliated dental
  practices.............................  $29,601     $  8,118         $--           $37,719      $--           $  4,850
Amounts retained by affiliated dental
  practices.............................   9,981        --                 732(E)     10,713       --             --
                                          -------   ------------   ---------------   --------   -----------   ------------
Net revenues............................  19,620         8,118            (732)       27,006       --              4,850
Expenses:
    Dentists' salaries..................    --             832            (832)(E)     --          --              1,138
    Professional fees and clinic
      expenses..........................    --           1,997         --              1,997       --             --
    Clinical salaries...................   4,233         1,696         --              5,929       --              1,249
    Dental supplies and laboratory
      fees..............................   3,120           490         --              3,610       --                621
    Management fees.....................    --             538            (538)(F)     --          --             --
    Rental and lease expense............   1,592           532               5(G)      2,129       --                137
    Advertising and marketing...........   1,522           290              25(H)      1,837       --                197
    Depreciation and amortization.......   1,088           129             240(I)      1,457          (55)(L)        100
    Other operating expenses............   2,913           394         --              3,307       --                511
    General and administrative..........   4,292           859              91(J)      5,242       --                351
                                          -------   ------------   ---------------   --------   -----------   ------------
         Total expenses.................  18,760         7,757          (1,009)       25,508          (55)         4,304
                                          -------   ------------   ---------------   --------   -----------   ------------
Operating income (loss).................     860           361             277         1,498           55            546
Interest expense........................   2,596           108             351(K)      3,055       (2,617)(M)         34
                                                                                                      240(K)
Other expense (income)..................     (89 )      --             --                (89 )     --             --
                                          -------   ------------   ---------------   --------   -----------   ------------
Income (loss) before income taxes.......  (1,647 )         253             (74)       (1,468 )      2,432            512
Provision (benefit) for income taxes....    (561 )      --                  61(N)       (500 )        828(N)      --
                                          -------   ------------   ---------------   --------   -----------   ------------
Net income (loss).......................  $(1,086)    $    253         $  (135)      $  (968 )    $ 1,604       $    512
                                          =======   ============   ===============   ========   ===========   ============
Net income (loss) per share (O).........  $(0.30 )
                                          =======
Weighted average outstanding shares
  (O)...................................   3,653
                                          =======

                                                   PRO FORMA
                                          ---------------------------
                                             AUSTIN
                                           ACQUISITION
                                           ADJUSTMENTS    AS ADJUSTED
                                          -------------   -----------
Patient revenues of affiliated dental
  practices.............................     $--            $42,569
Amounts retained by affiliated dental
  practices.............................       1,138(E)      11,851
                                          -------------   -----------
Net revenues............................      (1,138)        30,718
Expenses:
    Dentists' salaries..................      (1,138)(E)     --
    Professional fees and clinic
      expenses..........................      --              1,997
    Clinical salaries...................      --              7,178
    Dental supplies and laboratory
      fees..............................      --              4,231
    Management fees.....................      --             --
    Rental and lease expense............      --              2,266
    Advertising and marketing...........      --              2,034
    Depreciation and amortization.......         173(I)       1,675
    Other operating expenses............      --              3,818
    General and administrative..........         215(J)       5,808
                                          -------------   -----------
         Total expenses.................        (750)        29,007
                                          -------------   -----------
Operating income (loss).................        (388)         1,711
Interest expense........................                        712

Other expense (income)..................      --                (89)
                                          -------------   -----------
Income (loss) before income taxes.......        (388)         1,088
Provision (benefit) for income taxes....          42(N)         370
                                          -------------   -----------
Net income (loss).......................     $  (430)       $   718
                                          =============   ===========
Net income (loss) per share (O).........                    $  0.12
                                                          ===========
Weighted average outstanding shares
  (O)...................................                      5,753
                                                          ===========

                          CASTLE DENTAL CENTERS, INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                       THREE MONTHS ENDED MARCH 31, 1997

                                                     PRO FORMA
                                                    ------------
                                                      OFFERING        HISTORICAL               PRO FORMA
                                        HISTORICAL  AND INTERIM      ------------    -----------------------------
                                        --------     FINANCING          AUSTIN          AUSTIN
                                        COMPANY     ADJUSTMENTS      ACQUISITION     ACQUISITION
                                          (A)           (C)              (D)         ADJUSTMENTS      AS ADJUSTED
                                        --------    ------------     ------------    ------------     ------------
                                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)
Patient revenues of affiliated dental
  practices..........................   $10,464        $--              $1,279          $--             $ 11,743
Amount retained by affiliated dental
  practices..........................     3,518        --               --                 313(E)          3,831
                                        --------    ------------     ------------    ------------     ------------
Net revenues.........................     6,946        --                1,279            (313)            7,912
                                        --------    ------------     ------------    ------------     ------------
Expenses:
     Dentists' salaries..............     --           --                  313            (313)(E)        --
     Clinical salaries...............     1,445        --                  314          --                 1,759
     Dental supplies and laboratory
       fees..........................       911        --                  163          --                 1,074
     Rental and lease expense........       637        --                   20          --                   657
     Advertising and marketing.......       513        --                   30          --                   543
     Depreciation and amortization...       427           (14)(L)           25              43(I)            481
     Other operating expenses........       760        --                  134          --                   894
     General and administrative......     1,458        --                  101              54(J)          1,613
                                        --------    ------------     ------------    ------------     ------------
          Total expenses                  6,151           (14)           1,100            (216)            7,021
                                        --------    ------------     ------------    ------------     ------------
Operating income (loss)..............       795            14              179             (97)              891
Interest expense.....................       775          (673)(M)           10                               172
                                                           60(K)
                                        --------    ------------     ------------    ------------     ------------
Income (loss) before income taxes....        20           627              169             (97)              719
Provision for income taxes...........         8           238(N)        --                  28(N)            274
                                        --------    ------------     ------------    ------------     ------------
Net income (loss)....................   $    12        $  389           $  169          $ (125)         $    445
                                        ========    ============     ============    ============     ============
Net income (loss) per share(O).......   $ --                                                            $   0.08
                                        ========                                                      ============
Weighted average outstanding
  shares(O)..........................     3,825                                                            5,753
                                        ========                                                      ============


       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(A) Represents the historical Consolidated Statements of Operations data of the Company, which includes the operations of 1st Dental Care and Mid-South Dental Centers, both acquired in May 1996, and Horizon Dental Centers, acquired in August 1996, from the dates of acquisition.

(B) Represents the combined historical Statements of Operations data of the affiliated dental practices acquired in the Completed Acquisitions for the period from January 1, 1996 through the acquisition date, as appropriate.

(C) Offering and Interim Financing adjustments represent those adjustments resulting from the Interim Financing and this offering that will affect the historical statements of operations on a continuing basis. The Pro Forma Consolidated Statements of Operations do not reflect the $3,411,000 extraordinary loss on retirement of the Senior Subordinated Notes, with no income tax effect, that will be recognized in the period this offering is completed.

(D) Represents the historical statement of operations data of SW Dental for the year ended December 31, 1996 and three months ended March 31, 1997.

(E) Represents (i) adjustments to historical compensation paid to the owner of an acquired dental practice in excess of amounts due under the terms of an employment agreement entered into in connection with the acquisition of such dental practice, and (ii) reclassification of amounts that would have been retained by the affiliated dental practices pursuant to the terms of the management services agreements:

                                              COMPLETED               AUSTIN ACQUISITION
                                            ACQUISITIONS      ----------------------------------
                                          -----------------                        THREE MONTHS
                                             YEAR ENDED          YEAR ENDED           ENDED
                                          DECEMBER 31, 1996   DECEMBER 31, 1996   MARCH 31, 1997
                                          -----------------   -----------------   --------------
                                                              (IN THOUSANDS)
     Reduction in owner's
       compensation.....................        $ 100              $--                $--
     Reclassification of expenses.......          732                1,138               313
                                               ------             --------        --------------
                                                $ 832              $ 1,138            $  313
                                               ======             ========        ==============

(F) Represents the elimination of management fees paid to the owner of an acquired dental practice that will not be incurred pursuant to the terms of the acquisition agreement. See notes G, H, I and J for increased expenses related to the management fees.

(G) Represents additional rents that will be incurred by the Company that were formerly paid by the owner of an acquired dental practice. The increase will be partially offset by a reduction in rents that were formerly paid to the owner of another acquired dental practice prior to its acquisition by the Company.

                                              YEAR ENDED
                                           DECEMBER 31, 1996
                                           -----------------
                                            (IN THOUSANDS)
     Reduction for excess rent
      payments..........................         $ (39)
     Additional rent expense to be
      incurred by the Company...........            44
                                                ------
                                                 $   5
                                                ======

(H) Represents increased expenses for advertising and marketing services that were historically provided by the owner of an acquired dental practice based on the owner's historical cost prior to its acquisition by the Company.

              NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS
                          OF OPERATIONS -- (CONTINUED)

(I) Represents (i) an increase in amortization of management services agreements associated with the Acquisition Transactions, and (ii) adjustments to depreciation based upon the purchase price allocation to property and equipment. The excess of cost over the fair value of the net assets acquired will be assigned to management services agreements and amortized over the term of the management services agreements entered into in connection with the acquisitions, which is 40 years.

                                                                THREE MONTHS
                                             YEAR ENDED            ENDED
                                          DECEMBER 31, 1996    MARCH 31, 1997
                                          -----------------    --------------
                                                    (IN THOUSANDS)
     Amortization of management services
       agreements.......................        $ 337              $   38
     Depreciation adjustment............           76                   5
                                               ------          --------------
                                                $ 413              $   43
                                               ======          ==============

                                                                THREE MONTHS
                                             YEAR ENDED            ENDED
                                          DECEMBER 31, 1996    MARCH 31, 1997
                                          -----------------    --------------
                                                    (IN THOUSANDS)
     Completed Acquisitions.............        $ 240              $   --
     Austin Acquisition.................          173                  43
                                               ------          --------------
          Total.........................        $ 413              $   43
                                               ======          ==============

(J) Represents adjustments to compensation and other overhead expenses in accordance with amounts due under the terms of employment and management services agreements entered into in connection with the Acquisition Transactions.

                                                                THREE MONTHS
                                             YEAR ENDED            ENDED
                                          DECEMBER 31, 1996    MARCH 31, 1997
                                          -----------------    --------------
                                                    (IN THOUSANDS)
     Adjust owners compensation of
       acquired dental practices
       pursuant to the terms of the
       related employment agreements....        $ 289              $   54
     Adjust other costs, pursuant to the
       terms of the acquisition
       agreements.......................           17                  --
                                               ------          --------------
                                                $ 306              $   54
                                               ======          ==============
     Completed Acquisitions.............        $  91              $   --
     Austin Acquisition.................          215                  54
                                               ------          --------------
                                                $ 306              $   54
                                               ======          ==============

              NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS
                          OF OPERATIONS -- (CONTINUED)

(K) Represents adjustments to interest expense for additional debt issued in connection with the Acquisition Transactions. The interest expense was computed based upon actual interest rates on the Senior Subordinated Notes and Seller Notes and the actual variable rate on the Bank Credit Facility at the time the Company entered into the agreement. Such adjustments were partially offset by a reduction in interest expense on debt either paid or not assumed in connection with the Completed Acquisitions. The reduction was based on actual interest expense recorded on the respective debt. Interest on the various components was as follows:

                                                                THREE MONTHS
                                             YEAR ENDED            ENDED
                                          DECEMBER 31, 1996    MARCH 31, 1997
                                          -----------------    --------------
                                                    (IN THOUSANDS)
     Seller Notes (6.34% - 10%).........        $ 181              $   --
     Senior Subordinated Notes (12%)....          240                  60
     Bank Credit Facility (8.75%).......          251                  --
     Interest on acquisition debt paid
       or not assumed...................          (81)                 --
                                               ------          --------------
                                                $ 591              $   60
                                               ======          ==============
     Completed Acquisitions.............        $ 351              $   --
     Offering and interim financing
       adjustments......................          240                  60
                                               ------          --------------
                                                $ 591              $   60
                                               ======          ==============

(L) Represents the elimination of amortization associated with deferred financing costs related to debt that will be repaid upon consummation of this offering.

(M) Represents reductions to interest expense related to debt that will be repaid from the net proceeds of this offering. The adjustments are based upon actual amounts expensed or otherwise reflected in the pro forma adjustments. Interest on the various components was as follows:

                                                                THREE MONTHS
                                             YEAR ENDED            ENDED
                                          DECEMBER 31, 1996    MARCH 31, 1997
                                          -----------------    --------------
                                                    (IN THOUSANDS)
     Seller Notes (6.34% - 10%).........       $  (412)            $ (105)
     Senior Subordinated Notes (12%)....        (1,140)              (305)
     Bank Credit Facility (8.75%).......          (543)              (132)
     Amortization of Senior Subordinated
       Note discount....................          (522)              (131)
                                          -----------------    --------------
                                               $(2,617)            $ (673)
                                          =================    ==============

(N) Represents adjustments to accrue income taxes on earnings untaxed at the corporate level and to reflect tax effects of adjustments described above based on a tax rate of 34.1% for the year ended December 31, 1996 and 38% for the three months ended March 31, 1997.

(O) Shares used in calculating net income per share include the weighted average shares outstanding plus the number of shares, the proceeds of which would be necessary to repay the portion of the Company's debt that funded the $6.0 million payment to Jack H. Castle, D.D.S. in connection with the Reorganization. Historical weighted average shares outstanding and net income (loss) per share were 3,108,000 and 3,280,000 and $0.35 and less than $0.01, respectively, for the year ended December 31, 1996 and the three months ended March 31, 1997, respectively.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Castle Dental Centers, Inc.:

     We have audited the accompanying balance sheets of Castle Dental Centers, Inc. as of December 31, 1995 and 1996, and the related statements of operations, changes in stockholder's deficit, and cash flows for the year ended December 31, 1996 and the related statements of operations, changes in stockholder's equity (deficit) and cash flows of its combined predecessor companies for each of the two years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Castle Dental Centers, Inc. as of December 31, 1995 and 1996, and the results of its operations and its cash flows for the year ended December 31, 1996 and the results of operations and cash flows of its combined predecessor companies for each of the two years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                                      COOPERS & LYBRAND L.L.P.

Houston, Texas
June 19, 1997

                          CASTLE DENTAL CENTERS, INC.
                                 BALANCE SHEETS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                              DECEMBER 31,
                                          --------------------
                                            1995       1996
                                          ---------  ---------
                 ASSETS
Current assets:
     Cash and cash equivalents..........  $   6,439  $      79
     Patient receivables, net of
      allowance for uncollectable
      accounts of $2,437 and $2,425 in
      1995 and 1996, respectively.......      2,710      3,649
     Unbilled patient receivables, net
      of allowance for uncollectible
      accounts of $228 and $361 in 1995
      and 1996, respectively............        913      1,637
     Prepaid expenses and other current
      assets............................         22        326
     Deferred income taxes, net.........     --            284
                                          ---------  ---------
          Total current assets..........     10,084      5,975
                                          ---------  ---------
Property and equipment, net.............      1,583      3,882
Intangibles.............................     --         16,432
Other assets............................        757      2,278
Deferred income taxes, net..............        253        600
                                          ---------  ---------
          Total assets..................  $  12,677  $  29,167
                                          =========  =========

 LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
     Revolving line of credit...........  $  --      $   1,200
     Current portion of long-term
      debt..............................        900      2,371
     Current portion of capital lease
      obligations.......................        140     --
     Accounts payable and accrued
      liabilities.......................      2,836      4,638
     Due to affiliated dental
      practices.........................     --          1,010
                                          ---------  ---------
          Total current liabilities.....      3,876      9,219
                                          ---------  ---------
Long-term debt, net of current
  portion...............................      9,462     18,951
Capital lease obligations, net of
  current portion.......................         50     --
Other long-term liabilities.............      2,104      1,578
Commitments and contingencies
Preferred stock, $.001 par value,
  5,000,000 shares authorized; 1,244,737
  shares Series A issued and
  outstanding...........................      2,928      2,928
Stockholders' deficit:
     Common stock, $.001 par value,
      30,000,000 shares authorized,
      2,000,000 and 2,331,996 shares
      issued and outstanding,
      respectively......................          2          2
     Additional paid-in capital.........         96      3,416
     Accumulated deficit................     (5,841)    (6,927)
                                          ---------  ---------
          Total stockholders' deficit...     (5,743)    (3,509)
                                          ---------  ---------
          Total liabilities and
             stockholders' deficit......  $  12,677  $  29,167
                                          =========  =========

    The accompanying notes are an integral part of the financial statements.

                          CASTLE DENTAL CENTERS, INC.
                            STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                       COMBINED PREDECESSOR
                                            COMPANIES
                                       --------------------     CONSOLIDATED
                                            YEAR ENDED          ------------
                                           DECEMBER 31,          YEAR ENDED
                                       --------------------     DECEMBER 31,
                                         1994       1995            1996
                                       ---------  ---------     ------------
Patient revenues of affiliated dental
  practices..........................  $  17,083  $  18,257       $ 29,601
Amounts retained by affiliated dental
  practices..........................     --         --              9,981
                                       ---------  ---------     ------------
     Net revenues....................     17,083     18,257         19,620
                                       ---------  ---------     ------------
Expenses:
     Dentist salaries................      2,853      3,345         --
     Clinical salaries...............      1,811      1,879          4,233
     Dental supplies and laboratory
       fees..........................      1,907      2,185          3,120
     Rental and lease expense........        681        836          1,592
     Advertising and marketing.......      1,062        959          1,522
     Depreciation and amortization...        309        336          1,088
     Other operating expenses........      2,205      2,260          2,913
     General and administrative......      3,172      3,825          3,700
     Compensation to stockholders....      2,147      5,284            592
                                       ---------  ---------     ------------
          Total expenses.............     16,147     20,909         18,760
                                       ---------  ---------     ------------
          Operating income (loss)....        936     (2,652)           860
Interest expense.....................        112         87          2,596
Other income.........................     --         --                (89)
                                       ---------  ---------     ------------
Income (loss) before income taxes....        824     (2,739)        (1,647)
Provision (benefit) for income
  taxes..............................         43       (325)          (561)
                                       ---------  ---------     ------------
Net income (loss)....................  $     781  $  (2,414)      $ (1,086)
                                       =========  =========     ============
Net income (loss) per share..........  $    0.26  $   (0.82)      $  (0.35)
                                       =========  =========     ============
If all of the Company's operations
  had been subject to income taxes,
  net income (loss) would have been
  as follows (unaudited):
     Historical income (loss) before
       income taxes..................  $     824  $  (2,739)
     Provision (benefit) for income
       taxes.........................        309     (1,041)
                                       ---------  ---------
     Net income (loss)...............  $     515  $  (1,698)
                                       =========  =========
Pro forma net income (loss) per
  share..............................  $    0.17  $   (0.58)
                                       =========  =========
Weighted average number of common and
  common equivalent shares
  outstanding........................      2,948      2,948          3,108
                                       =========  =========     ============
If the shares necessary to fund the
  distribution to the owner in
  connection with the Reorganization
  were outstanding for the entire
  period, net income per share and
  weighted average shares outstanding
  would have been as follows:
     Pro forma net income per
       share.........................                             $  (0.30)
                                                                ============
     Weighted average number of
       common and common equivalent
       shares outstanding............                                3,653
                                                                ============

    The accompanying notes are an integral part of the financial statements.

                          CASTLE DENTAL CENTERS, INC.
            STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                    RETAINED
                                               COMMON STOCK         ADDITIONAL      EARNINGS      STOCKHOLDERS'
                                          -----------------------    PAID-IN      (ACCUMULATED       EQUITY
                                            SHARES       AMOUNT      CAPITAL        DEFICIT)        (DEFICIT)
                                          -----------  ----------   ----------    ------------    -------------
Balance, January 1, 1994................    2,000,000           2          3           1,791           1,796
     Net income.........................      --           --          --                781             781
                                          -----------  ----------   ----------    ------------    -------------
Balance, December 31, 1994..............    2,000,000           2          3           2,572           2,577
     Issuance of common stock and
       distribution in connection with
       the Reorganization...............          500      --              1          (6,000)         (5,999)
     Cancellation of common stock in
       connection with the
       Reorganization...................         (500)     --             (1)              1          --
     Issuance of warrant................      --           --             93          --                  93
     Net loss...........................      --           --          --             (2,414)         (2,414)
                                          -----------  ----------   ----------    ------------    -------------
Balance, December 31, 1995..............    2,000,000           2         96          (5,841)         (5,743)
     Issuance of common stock...........      331,996      --          3,320          --               3,320
     Net loss...........................      --           --          --             (1,086)         (1,086)
                                          -----------  ----------   ----------    ------------    -------------
Balance, December 31, 1996..............    2,331,996  $        2     $3,416        $ (6,927)        $(3,509)
                                          ===========  ==========   ==========    ============    =============

    The accompanying notes are an integral part of the financial statements.

                          CASTLE DENTAL CENTERS, INC.
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                       COMBINED PREDECESSOR
                                            COMPANIES
                                       --------------------     CONSOLIDATED
                                            YEAR ENDED          -------------
                                           DECEMBER 31,          YEAR ENDED
                                       --------------------     DECEMBER 31,
                                         1994       1995            1996
                                       ---------  ---------     -------------
Cash flows from operating activities
     Net income (loss)...............  $     781  $  (2,414)       $(1,086)
     Adjustments:
          Provision for bad debts....      1,501      1,399          1,227
          Depreciation and
             amortization............        309        336          1,088
          Gain on sale of property,
             plant and equipment.....     --         --                (16)
          Amortization of debt
             discount................     --         --                522
          Deferred income taxes
             (benefit)...............         30       (325)          (561)
          Issuance of deferred
             compensation
             agreement...............     --          2,630         --
          Changes in operating assets
             and liabilities:
               Patient receivables...     (1,848)    (1,285)        (1,514)
               Unbilled patient
                  receivables........       (286)      (578)          (748)
               Prepaid expenses and
                  other current
                  assets.............         45     --               (206)
               Other assets..........         (8)       (13)          (283)
               Accounts payable and
                  accrued
                  liabilities........        522        748          1,386
               Due to affiliated
                  dental practices        --         --                860
               Deferred compensation
                  payments...........     --         --               (263)
                                       ---------  ---------     -------------
                     Net cash
                       provided by
                       operating
                       activities....      1,046        498            406
                                       ---------  ---------     -------------
Cash flows used in investing
  activities:
     Capital expenditures............       (308)....      (441)      (1,337)
     Proceeds from sale of property,
       plant and equipment...........     --         --                607
     Acquisition of affiliated dental
       practices, net of cash
       acquired......................     --         --            (10,335)
     Escrow deposit..................     --         --               (500)
                                       ---------  ---------     -------------
          Net cash used in investing
             activities..............       (308)      (441)       (11,565)
                                       ---------  ---------     -------------
Cash flows from financing activities:
     Proceeds from debt..............         67     10,362          7,250
     Repayment of debt...............       (817)      (328)        (1,543)
     Issuance of redeemable preferred
       stock.........................     --          3,138         --
     Distribution to shareholder.....     --         (6,000)        --
     Offering costs..................     --         --               (650)
     Payment of debt and preferred
       stock issuance costs..........     --           (812)          (258)
                                       ---------  ---------     -------------
          Net cash provided by (used
             in) financing
             activities..............       (750)     6,360          4,799
                                       ---------  ---------     -------------
Net change in cash and cash
  equivalents........................        (12)     6,417         (6,360)
Cash and cash equivalents, beginning
  of period..........................         34         22          6,439
                                       ---------  ---------     -------------
Cash and cash equivalents, end of
  period.............................  $      22  $   6,439        $    79
                                       =========  =========     =============

    The accompanying notes are an integral part of the financial statements.

                          CASTLE DENTAL CENTERS, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  CORPORATE ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  CORPORATE ORGANIZATION AND BASIS OF PRESENTATION

     Castle Dental Centers, Inc. and subsidiaries (the "Company") provide administrative and management services, non-healthcare personnel, facilities and equipment to certain professional corporations in Texas, Florida and Tennessee under long-term management services agreements. These professional corporations are collectively referred to as the affiliated dental practices.

     The Company has entered into a long-term management services agreement with each of the affiliated dental practices, under which the Company provides equipment, facilities, administrative personnel and management services, in exchange for a contracted management fee based on a formula. Each of these agreements is for an initial term of 40 years with successive automatic five year renewal terms, unless terminated at least 90 days before the end of the initial term or any renewal term.

     Through the management services agreement, the Company generally assumes full responsibility for the operating expenses, has the right to purchase and has responsibility for collection of all accounts receivable, and receives a management fee for providing non-dental services. The Company generally has perpetual, unilateral control over the assets and operations of the affiliated dental practices (except with respect to those relating to the practice of dentistry and other matters requiring licensure).

     The Company was formed in December 1995 and merged with Family Dental Services of Texas, Inc. ("FDS"), a company wholly owned by members of the family of and entities controlled by Jack H. Castle, D.D.S. (the "Castle Family"). The Company's operations began on January 1, 1996. Simultaneously with this transaction, the Company paid $6,000,000 to acquire all of the outstanding stock of Jack H. Castle, D.D.S., Inc. ("JCD"), a professional corporation of which Dr. Jack H. Castle was the sole owner. JCD provided dental care to patients from 1949 through December 31, 1995. FDS had been established in 1981 to carry out administrative functions for the professional corporation and had no business other than providing administrative services to JCD. All of FDS's revenues consisted of reimbursement of its costs incurred on behalf of JCD. Effective with the acquisition, JCD ceased to operate as a separate entity, and a new professional corporation, Jack H. Castle, D.D.S., P.C. ("PC") was established to continue the dental practice previously operated by JCD. Therefore, at December 31, 1995, the Company's financial statements included both the operations and assets of FDS, the administrative and management services company, and JCD, the professional corporation (together the "predecessor companies"). The combined statements of operations, changes in stockholders' equity (deficit) and cash flows for the years ended December 31, 1994 and 1995 reflect the combined operations of predecessor companies because these entities' activities were assumed by the Company and the PC and they were under common control. All of the services provided by FDS to JDC have been eliminated in combination of the predecessor companies' financial statements (see discussion below).

     At December 31, 1995 and 1996, and for the year ended December 31, 1996, the consolidated financial statements include Castle Dental Centers, Inc. and its wholly-owned management company subsidiaries. The Company does not consolidate the financial statements of the affiliated dental practices. For disclosure purposes, the Company has presented the affiliated dental practice revenues and amounts retained by the affiliated dental practices in the accompanying consolidated statements of operations for the year ended December 31, 1996.

     All intercompany accounts and transactions have been eliminated in consolidation.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid debt investments with original maturities of three months or less at the date of acquisition to be cash equivalents. The carrying amounts approximate fair value.

                          CASTLE DENTAL CENTERS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  REVENUE RECOGNITION

     Patient revenues from affiliated dental practices ("Patient Revenues") represent the estimated realizable amounts to be received from patients, third-party payors and others for services rendered by affiliated dentists. Patient Revenues from general dentistry are recognized as the services are performed. Patient Revenues from orthodontic services are recognized in accordance with the proportional performance method. Under this method, revenue is recognized as services are incurred under the terms of contractual agreements with each patient. Approximately 25% of the services are performed in the first month with the remaining services recognized ratably over the remainder of the contract. Billings under each contract, which average approximately 28 months, are made equally throughout the term of the contract, with final payment at the completion of the treatment.

     Amounts retained by affiliated dental practices consist primarily of compensation paid to dental professionals, including dentists, orthodontists, hygienists, and dental assistants.

     Net revenues represent management fees earned by the Company in accordance with management services agreements with the affiliated dental practices and are generally equal to Patient Revenues less amounts retained by affiliated dental practices.

     Accounts receivable consist primarily of receivables from patients, insurers, government programs and contracts between the affiliated dental practices and third-party payors for dental services provided by dentists. The Company does not believe that change in the reimbursement arrangements for its affiliated dental practice contracts with third-party payors would have a material impact on management fee revenues. An allowance for doubtful accounts is recorded by the Company based on historical experience.

  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the various classes of depreciable assets, ranging from five to ten years. Fully depreciated assets are retained in property and equipment until they are removed from service. Fully depreciated assets in use as of December 31, 1995 and 1996 were $490,000 and $948,400, respectively. Maintenance and repairs are charged to expense whereas renewals and major replacements are capitalized. Gains and losses from dispositions are included in operations.

  INTANGIBLE ASSETS

     The Company's acquisitions involve the purchase of tangible and intangible assets and the assumption of certain liabilities of the affiliated dental practices. As part of the purchase allocation, the Company allocates the purchase price to the tangible assets acquired and liabilities assumed, based on estimated fair market values. In connection with each acquisition, the Company enters into a long-term management services agreement with each affiliated dental practice, which cannot be terminated by either party without cause. The cost of the management services agreement is amortized on a straight line basis over its term, or such shorter period as may be indicated by the facts and circumstances, as described below. Amortization periods of the management services agreements acquired through December 31, 1996, are 40 years.

     In connection with the allocation of the purchase price to identifiable intangible assets, the Company analyzes the nature of the group with which a management services agreement is entered into, including the number of dentists in each group, number of dental centers and ability to recruit additional dentists, the affiliated dental practice's relative market position, the length of time each affiliated dental practice has been in existence, and the term and enforceability of the management services agreement. Because the Company does not practice dentistry, maintain patient relationships, hire dentists, enter into employment and noncompete agreements with the dentist, or directly contract with payors, the intangible asset created in the purchase allocation process is associated solely with the management services agreement with the affiliated dental practice.

                          CASTLE DENTAL CENTERS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The Emerging Issues Task Force of the Financial Accounting Standards Board is currently evaluating certain matters relating to the physician practice management industry, which the Company expects will include a review of accounting for affiliated dental practices. The Company is unable to predict the impact, if any, that this review may have on the Company's acquisition strategy, allocation of purchase price related to acquisitions, and amortization life assigned to intangible assets.

     At each balance sheet date the Company reviews intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. If this review indicates that the carrying amount of the asset may not be recoverable, as determined based on the undiscounted cash flows of the operations acquired over the remaining amortization period, the carrying value of the asset is reduced to fair value. Among the factors that the Company will continually evaluate are unfavorable changes in each affiliated dental practice's relative market share and local market competitive environment, current period and forecasted operating results and cash flows of the affiliated dental practice and its impact on the management fee earned by the Company, and legal factors governing the practice of dentistry.

  OTHER ASSETS

     At December 31, 1996, other assets consist primarily of debt issuance costs and capitalized offering costs. The costs related to the issuance of debt are capitalized and amortized using the effective interest method over the lives of the related debt.

     The Company has capitalized all costs associated with an initial public offering. Upon completion of the offering, such costs will be netted against the proceeds. In the event the offering is not successful, the Company will expense these costs.

  DUE TO AFFILIATED DENTAL PRACTICES

     Amounts due to affiliated dental practices represent transfers of patient receivables to the Company in excess of management fees earned.

  INCOME TAXES

     Prior to January 1, 1996, JCD was a subchapter S entity and, accordingly, all federal tax liabilities were the responsibility of the shareholder. The subchapter S election of JCD was automatically terminated when the entity became a wholly-owned subsidiary of the Company; and therefore, became a C-Corporation for federal income tax purposes. Accordingly, a pro forma provision for income taxes is presented as if the entities were taxed as C-Corporations during the years ended December 31, 1994 and 1995.

     Income taxes, including pro forma calculations, are accounted for under the liability method. Under this method, deferred taxes are determined based on the differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted marginal tax rates currently in effect. All federal deferred taxes of JCD were recognized upon becoming a C-Corporation.

  EARNINGS PER SHARE

     In June 1997, the Company's Board of Directors declared and the stockholders approved a 1-for-2 reverse split of the Company's common stock. All share and per share information in the accompanying financial statements has been retroactively restated to reflect the effects of the reverse stock split.

     Earnings per share is computed on the basis of the weighted average number of shares of common stock and common stock equivalents outstanding during each period. Shares outstanding for all periods presented have been retroactively adjusted to reflect the Reorganization discussed in Note 2 and the issuance of common stock upon the contemplated conversion of the Series A and Series C Stock in connection with the planned initial public offering (Notes 6 and 14). Additionally, in accordance with SAB Number 55, pro forma earnings per share have been presented for 1996 to reflect issuance of the number of

                          CASTLE DENTAL CENTERS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

shares that would have been necessary to fund the $6,000,000 distribution to the Company's owner in connection with the Reorganization (at an assumed public offering price of $11.00 per share). Fully diluted earnings per share are not presented because such amounts would be the same as amounts computed for primary earnings per share.

  ADVERTISING

     Costs incurred for advertising are expensed when incurred.

  USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses during the reporting periods. Actual results could differ from those estimates.

  RECENTLY ISSUED PRONOUNCEMENTS

     In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 128, Earnings Per Share ("SFAS 128") and Statement of Financial Accounting Standards No. 129, Disclosure of Information about Capital Structure ("SFAS 129"). These statements will be adopted by the Company effective January 31, 1998. SFAS 128 simplifies the computation of earnings per share by replacing primary and fully diluted presentations with the new basic and diluted disclosures. SFAS 129 establishes standards for disclosing information about an entity's capital structure. The Company has not determined the impact of these pronouncements on its financial statements.

2.  REORGANIZATION AND RELATED TRANSACTIONS:

     In December 1995, the Company completed a reorganization (the "Reorganization") by (i) entering into a credit agreement that included a $3,000,000 revolving line of credit and a $6,000,000 bank term loan (the "Bank Credit Facility"), (ii) issuing $7,500,000 face amount of senior subordinated notes (the "Senior Subordinated Notes") together with 1,244,737 shares of Series A Convertible Preferred Stock (the "Series A Stock") (Note 6) and (iii) issuing 2,000,000 shares of common stock to the former owner of JCD and certain related parties. A portion of the proceeds from the Reorganization was used to acquire JCD, which acquisition was recorded as a capital distribution to JCD's shareholder because the Company and JCD were under common control. The Company has retroactively applied these common shares to all historical financial statements as a stock split.

     In connection with the purchase of the stock of JCD, the Company entered into a deferred compensation agreement (the "Deferred Compensation Agreement") with the sole shareholder of JCD, who is also director of the Company, pursuant to which the Company has agreed to pay the shareholder $2,630,000 in 20 quarterly installments beginning March 1996. The Company accrued the entire liability under the agreement in December 1995 through a charge to compensation to shareholders. The Company was two payments in arrears at December 31, 1996 (Note 5). In June 1997, the shareholder and the Company amended the Deferred Compensation Agreement to postpone the payment of any scheduled payments until the earlier of a qualified equity or debt financing, as described in the amended agreement, or December 31, 2000, by the bank of which the proceeds are applied to the Bank Credit Facility and the $2.0 million Senior Subordinated Notes issued in June 1997 ("Notes"), or the closing of any equity offering of which the proceeds are applied to the Bank Credit Facility and those Senior Subordinated Notes and (b) January 31, 1998, at which time the scheduled deferred compensation payments shall become payable beginning on the next scheduled payment date, and (ii) deferring payment of the scheduled payments under the Deferred Compensation Agreement which were not made from September 30, 1996 until the earlier of (a) the closing

                          CASTLE DENTAL CENTERS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

or December 31, 2000. Amounts not paid when scheduled under the original Deferred Compensation Agreement bear interest at the rate of ten percent per year.

     A warrant to purchase 56,579 shares of common stock at an exercise price of $11.00 per share was issued to an investment advisor in connection with the Reorganization (Note 13). The warrant is exercisable at any time prior to its expiration date of December 18, 2000. The value of the warrant ($1.64 per share) has been recorded as deferred offering costs of the Senior Subordinated Notes.

3.  SELECTED BALANCE SHEET INFORMATION:

     The details of certain balance sheet accounts were as follows:

                                              DECEMBER 31,
                                          --------------------
                                            1995       1996
                                          ---------  ---------
                                             (IN THOUSANDS)
Property and equipment:
     Equipment..........................  $   1,616  $   3,841
     Leasehold improvements.............        632      1,825
     Furniture and fixtures.............        520        610
     Vehicles...........................         17         75
     Equipment under capital leases.....        602     --
                                          ---------  ---------
          Total property and
             equipment..................      3,387      6,351
     Less accumulated depreciation and
       amortization.....................      1,804      2,469
                                          ---------  ---------
          Property and equipment, net...  $   1,583  $   3,882
                                          =========  =========

     Depreciation expense was approximately $309,000, $336,000 and $678,000 for the years ended December 31, 1994, 1995 and 1996, respectively.

Intangible assets:
     Management services
       agreements....................  $  --      $  16,513
     Other...........................     --            150
                                       ---------  ---------
          Total intangible assets....     --         16,663
     Less accumulated amortization...     --            231
                                       ---------  ---------
               Intangible assets,
                  net................  $  --      $  16,432
                                       =========  =========
Accounts payable and accrued
liabilities:
     Trade...........................  $   1,645  $   2,458
     Salaries, wages and payroll
       taxes.........................         49        596
     Deferred compensation...........        526        789
     Other...........................        616        795
                                       ---------  ---------
                                       $   2,836  $   4,638
                                       =========  =========

4.  ACQUISITIONS:

     In May 1996, the Company acquired substantially all of the assets and assumed certain liabilities of 1st Dental Care and Mid-South Dental Centers, group dental practices headquartered in Clearwater, Florida, and Nashville, Tennessee, respectively. In August 1996, the Company acquired substantially all of the assets and assumed certain liabilities of five dental practices and acquired the stock of three dental practices operated by Horizon Dental Centers, a group dental practice with offices in Austin and Ft. Worth, Texas.

                          CASTLE DENTAL CENTERS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The aggregate purchase price, including the payment of certain assumed debt and related acquisition expenses, of $18.2 million consisted of $10.3 million in cash, $4.6 million in seller notes payable (Note 5) and 332,000 shares of Company common stock with a fair market value of $3.3 million. In connection with these acquisitions, the Company entered into employment agreements with certain employees and former owners of the businesses acquired and into long-term management services agreements with each of the affiliated dental practices.

     The assets and liabilities have been recorded at their estimated fair values at the date of acquisition. The aggregate purchase price and related expenses exceeded the fair market value of net assets by approximately $16.5 million, which has been assigned to management services agreements, included in intangible assets. Patient Revenues, management fees and related costs are included in the consolidated financial statements from their acquisition dates.

     The estimated fair value of assets acquired and liabilities assumed are summarized as follows:

Patient receivables, net.............  $     562
Unbilled patient receivables, net....         66
Prepaid expenses and other current
assets...............................         99
Property and equipment...............      2,104
Other assets.........................         10
Management services agreements.......     16,663
Accounts payable and accrued
liabilities..........................       (603)
Long-term debt, assumed..............       (535)
Other liabilities....................        (80)
                                       ---------
                                          18,286
Less: fair value of common stock
  issued and to be issued............      3,320
Less: issuance of notes payable......      4,631
                                       ---------
     Cash purchase price, net of cash
     acquired........................  $  10,335
                                       =========

     At December 31, 1996 other current assets include a purchase price adjustment of approximately $136,000 due from a former shareholder of an acquired dental practice. The former shareholder is a regional director of the Company.

     Unaudited pro forma combined results of operations, assuming all of the acquisitions occurred at January 1, 1995, are as follows:

                                            YEAR ENDED
                                           DECEMBER 31,
                                       --------------------
                                         1995       1996
                                       ---------  ---------
                                          (IN THOUSANDS,
                                         EXCEPT PER SHARE
                                              DATA)
Net revenues.........................  $  25,405  $  27,006
Net income (loss)....................     (2,280)      (968)
Net income (loss) per share..........  $   (0.70) $   (0.30)

     The unaudited pro forma summary is not necessarily indicative either of results of operations, that would have occurred had the acquisitions been made at the beginning of the periods presented, or of future results of operations of the combined companies.

     In September 1996, the Company entered into a letter of intent and paid a $500,000 nonrefundable deposit to acquire substantially all of the assets and assume certain liabilities of SW Dental Associates, LC ("SW Dental"), a group dental practice located in Austin, Texas. The deposit will be applied against the purchase price of $6.4 million which will consist of cash and shares of the Company's Series B Convertible

                          CASTLE DENTAL CENTERS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

Preferred Stock (Note 6). In June 1997, the Company entered into management services and option agreements with SW Dental and paid an additional $1.0 million nonrefundable deposit as partial consideration for the acquisition. In the event the acquisition is not consummated by May 31, 1998, the Company will forfeit the $1.5 million paid as partial consideration and the owners of SW Dental will have the option for 60 days thereafter to purchase the Company's operations and facilities in the Austin, Texas area for $3.4 million.

5.  REVOLVING LINE OF CREDIT AND LONG-TERM DEBT:

     In June 1997, the Company and the bank amended and restated the Bank Credit Facility (the "1997 Amendment"). At December 31, 1996, the Company classified the current and long-term portion of debt outstanding under the Bank Credit Facility in accordance with the 1997 Amendment. The following discussion reflects those terms. The Bank Credit Facility is collateralized by substantially all of the Company's assets and is personally guaranteed by a member of the Castle family.

  REVOLVING LINE OF CREDIT

     Under the terms of the Bank Credit Facility, the Company maintains a $3.0 million revolving line of credit that is used for working capital requirements and acquisitions. During 1996, interest on the revolving line of credit was computed at variable rates based upon either the bank's base rate or LIBOR plus an applicable margin. The Company's borrowing rate under the Bank Credit Facility at December 31, 1996 was 8.75 percent. A commitment fee is payable quarterly at rates ranging from 0.25 percent to 0.5 percent of the unused amounts for such quarter. At December 31, 1996, $1.2 million was outstanding under the revolving line of credit. In June 1997, the interest rate under the revolving line of credit was amended to the bank's base rate plus 1.0 percent. The revolving line of credit expires on January 31, 1998. The bank's base rate at May 31, 1997 was 8.50 percent.

  LONG-TERM DEBT

     Long-term debt consisted of the following:

                                           DECEMBER 31,
                                       --------------------
                                         1995       1996
                                       ---------  ---------
                                          (IN THOUSANDS)
Term loan............................  $   6,000  $  10,847
Senior Subordinated Notes............      7,500      7,950
Seller Notes.........................     --          4,444
Other various notes payable..........     --            696
                                       ---------  ---------
     Total debt......................     13,500     23,937
Less discount on Senior Subordinated
Notes................................      3,138      2,615
                                       ---------  ---------
Long-term debt, net of discount......     10,362     21,322
Less current portion.................        900      2,371
                                       ---------  ---------
     Long-term debt..................  $   9,462  $  18,951
                                       =========  =========

     Under the terms of the 1997 Amendment, the aggregate commitment under the term loan was reduced to $10.8 million, the amount outstanding as of the amendment date. Principal payments of $602,500 are due on September 30 and December 31, 1997 with a final maturity date of January 31, 1998. Interest at the bank's base rate plus 1.5 percent is payable quarterly. The Company's weighted average borrowing rate at December 31, 1996 was 9.16 percent and was computed during the year based upon the same rate as the revolving line of credit.

                          CASTLE DENTAL CENTERS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The Senior Subordinated Notes bear interest at 12 percent, payable quarterly in arrears with principal payable in two installments of $3.75 million each on December 18, 2001 and 2002. The Company is required to repurchase all outstanding Senior Subordinated Notes in the event of a change in control or if no secondary market exists at December 18, 2001. The holders of the Senior Subordinated Notes have agreed to accept interest notes in lieu of interest payments if the Company does not maintain certain financial covenant ratios under the Bank Credit Facility. As of December 31, 1996, the Company had issued $450,000 in interest notes in lieu of quarterly interest payments. Through May 31, 1997, the Company had issued an additional $225,000 in interest notes and expects to issue an additional $225,000 interest note in June 1997. The Senior Subordinated Notes are not collateralized and are subordinated to the Bank Credit Facility. The discount on the Senior Subordinated Notes is being amortized using the interest method through their maturities. The effective interest rate of the Senior Subordinated Notes was 24.1% as of December 31, 1996.

     In June 1997, the Company and the holders of Senior Subordinated Notes amended the agreement to provide an additional $2.0 million in Senior Subordinated Notes, due January 31, 1998, with interest payable monthly at a rate of 12 percent per annum. The Company also issued 485,382 shares of Series C Convertible Preferred Stock (Note 6).

     The Bank Credit Facility and the Senior Subordinated Notes contain affirmative and negative covenants that require the Company to maintain certain financial ratios, limit the amount of additional indebtedness, limit the creation or existence of liens and set certain restrictions on acquisitions, mergers and sales of assets. At December 31, 1996, the Company was not in compliance with certain covenants of the Bank Credit Facility and of the Senior Subordinated Notes. In connection with the June 1997 amendment, both lenders waived any events of default that had occurred through the date of the amendments.

     At December 31, 1996, approximately $776,000 (net of accumulated amortization of $179,000) of debt issuance costs, had been capitalized in connection with the issuance of the Bank Credit Facility and the Subordinated Notes. Additionally, approximately $210,000 of issuance costs were charged to the Series A Stock.

     The Company has issued various subordinated promissory notes payable in connection with certain acquisitions ("Seller Notes") (Note 4). During 1996 interest on the Seller Notes ranged from 6.36 percent to 10.0 percent. At December 31, 1996, the Company was in arrears on payments due under certain Seller Notes. In April and June 1997, the Company restructured each of the Seller Notes to provide for interest payments through January 1998, at interest rates of 10 percent per annum. Principal is due in equal installments beginning January 1998 through various dates in 2001. All of the defaults under each of the Seller Notes have been waived and the Company is in compliance with the Seller Notes, as restructured. The Seller Notes are not collateralized. The Seller Notes are subordinated to the Bank Credit Facility and the Senior Subordinated Notes.

     In connection with restructuring the Seller Notes, the Company granted an option to the former owner of its Florida facilities to acquire its operations in Florida for an aggregate consideration of $3.1 million in cash, the discharge of $2.7 million Seller Notes and the return of the 72,621 shares of the Company's common stock that had been issued in connection with the Company's acquisition of the Florida facilities. The option may only be exercised if the Company defaults on scheduled payments under the related restructured Seller Notes or if the Company's lender under the Bank Credit Facility declares a default under the Bank Credit Facility and accelerates amounts due thereunder. Also, in connection with restructuring of the Seller Notes, the Company modified certain other contractual relationships between the Company and the former owner of the Florida facilities and entered into a limited mutual release with respect to claims arising out of the Company's default under the original terms of the related Seller Notes. An aggregate of $943,000 of these Seller Notes remains convertible into common stock prior to the time they are paid at a

                          CASTLE DENTAL CENTERS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

conversion price of $14.34 per share, subject to antidilution adjustments and automatic annual increases in conversion price.

     The aggregate maturities of long-term debt for each of the next five years subsequent to December 31, 1996 were as follows (in thousands):

1997.................................  $   2,371
1998.................................      4,531
1999.................................      3,226
2000.................................      4,125
2001.................................      5,660
Thereafter...........................      4,024
                                       ---------
                                       $  23,937
                                       =========

6.  PREFERRED STOCK:

  SERIES A CONVERTIBLE PREFERRED STOCK

     As of December 31, 1996, there were 1,244,737 shares of the Series A Convertible Preferred Stock (the "Series A Stock") outstanding. The Series A Stock was convertible into 663,960 shares of the Company's common stock. The conversion ratio increases proportionately when the Company issues interest notes in lieu of interest payments to the holders of the Senior Subordinated Notes. Consequently, after the expected issuance of interest notes in June 1997 (Note 5) the Series A Stock will be convertible into 705,552 shares of common stock. The Series A Stock is mandatorily redeemable at the fair market value at the date of redemption at the holders option either upon receipt of a change of control notice or after December 18, 2001, if no secondary market exists for Series A Stock. The value of the Series A Stock issued ($2.52 per share) has been recorded as a discount on the Senior Subordinated Notes. The Company has a right to call all the shares of the Series A Stock at $.001 per share, upon a completed or anticipated change of control.

  SERIES B CONVERTIBLE PREFERRED STOCK

     The Company has agreed to issue Series B Convertible Preferred Stock (the "Series B Stock") in connection with the planned acquisition of SW Dental
(Note 4). The number of shares to be issued will be those equivalent to $1,550,000 divided by the price of the Company's common stock in its planned initial public offering, which will close contemporaneously with the acquisition of SW Dental. The Series B Stock will be convertible at the holder's option, for a thirty-day period beginning one year after its issuance (the "Conversion Period"), into an equivalent number of shares of the Company's common stock. Alternatively, during the Conversion Period, the holder may require the Company to redeem the Series B Stock in quarterly increments of $114,000. The Company may call the Series B Stock at any time following the Conversion Period.

  SERIES C CONVERTIBLE PREFERRED STOCK

     In June 1997, the Company issued 485,382 shares of its Series C Convertible Preferred Stock (the "Series C Stock") in connection with issuance of $2 million in Senior Subordinated Notes (Note 5). The terms of the Series C Stock are substantially the same as those of the Series A Stock. The Series C Stock is convertible into 242,691 shares of the Company's common stock.

                          CASTLE DENTAL CENTERS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

7.  COMMITMENT AND CONTINGENCIES:

  LEASE COMMITMENTS

     Future minimum lease payments under non-cancellable operating leases with remaining terms of one or more years consisted of the following at December 31, 1996 (in thousands):

1997....................................    $ 1,687
1998....................................      1,377
1999....................................      1,203
2000....................................        928
2001....................................        574
Thereafter..............................      1,358
                                           ---------
Total minimum lease obligation..........    $ 7,127
                                           =========

     The Company has entered into operating leases for various types of office equipment and for its building facilities. Certain building facility leases include rent escalation clauses. Most leases contain purchase and renewal options at fair market and rental values.

  LITIGATION

     The Company is from time to time subject to claims and suits arising in the ordinary course of operations. In the opinion of management, the ultimate resolution of such pending legal proceedings will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

  DENTIST EMPLOYMENT AGREEMENTS AND PROFESSIONAL LIABILITY

     Each Affiliated Dental Practice has entered into an employment agreement with each full time dentist, orthodontist and other dental specialist it employs. Although the form of contract varies somewhat among practices and among dentists with different specialties, the typical contract provides for a defined compensation arrangement, including performance-based compensation, liquidated damages and a covenant not to compete. Each full-time dentist is required to maintain professional liability insurance, and mandated coverage limits are generally at least $1,000,000 per claim and $1,000,000 in aggregate. In addition, many affiliated dental practices employ part-time dentists. Not all part-time dentists have employment agreements, but all part-time dentists are required to carry professional liability insurance in specified amounts.

                          CASTLE DENTAL CENTERS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

8.  INCOME TAXES:

     Significant components of the Company's deferred tax assets (liabilities) were as follows:

                                              DECEMBER 31,
                                          --------------------
                                            1995       1996
                                          ---------  ---------
                                             (IN THOUSANDS)
Deferred tax assets:
     Net operating loss carryforward....  $  --      $     758
     Deferred compensation..............        999        982
     Allowances for bad debts...........        926        922
     Accrued amounts not currently
       deductible.......................     --            149
                                          ---------  ---------
          Total deferred assets.........      1,925      2,811
                                          ---------  ---------
Deferred tax liabilities:
     Unbilled receivables...............       (347)      (622)
     Loss of Subchapter S status in
       connection with changes in
       corporate form...................     (1,307)    (1,059)
     Other..............................     --            (16)
     Management services agreements.....     --           (122)
     Property and equipment.............     --           (108)
                                          ---------  ---------
          Total deferred tax
             liabilities................     (1,654)    (1,927)
                                          ---------  ---------
Net deferred tax assets.................        271        884
Less current portion....................         18        284
                                          ---------  ---------
     Noncurrent.........................  $     253  $     600
                                          =========  =========


     Significant components of the provision for income taxes were as follows:

                                                    DECEMBER 31,
                                          ---------------------------------
                                             1994        1995       1996
                                          -----------  ---------  ---------
Current tax provision:
     Federal............................   $      13   $  --      $  --
     State..............................      --          --         --
                                                 ---   ---------  ---------
          Total current.................          13      --         --
                                                 ---   ---------  ---------
Deferred tax provision (benefit):
     Federal............................      --       $    (217) $    (512)
     State..............................          30        (108)       (49)
                                                 ---   ---------  ---------
          Total deferred................          30        (325)      (561)
                                                 ---   ---------  ---------
Provision (benefit) for income taxes....   $      43   $    (325) $    (561)
                                                 ===   =========  =========

                          CASTLE DENTAL CENTERS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The differences between the statutory federal tax rate and the Company's effective tax rate were as follows:

                                                   DECEMBER 31,
                                          -------------------------------
                                            1994       1995       1996
                                          ---------  ---------  ---------
                                                  (IN THOUSANDS)
Tax at U.S. statutory rate (34%)........  $     280  $    (931) $    (560)
State income taxes, net of federal
  tax...................................         30        (71)       (66)
Income not subject to corporate level
  federal tax...........................       (266)       (83)    --
Difference due to graduated tax rates...        (10)    --         --
Nondeductible expenses and other........          9         10         65
Effect of conversion to taxable
  entity................................     --            750     --
                                          ---------  ---------  ---------
                                          $      43  $    (325) $    (561)
                                          =========  =========  =========

     At December 31, 1996, the Company had net operating loss carryforwards available to reduce future taxable income of approximately $2 million, expiring in 2011. The Company has not recorded a valuation allowance for the potential inability to realize its net deferred tax assets because, after consideration of the affiliated dental practices' historical operating results and the Company's planned operations, management believes that it is more likely than not that the Company will realize those assets.

9.  STOCK OPTION PLANS

     The Company has adopted the Castle Dental Centers, Inc. Omnibus Stock and Incentive Plan (the "Employees Plan"), a stock-based incentive compensation plan, and the Nonemployee Directors Stock Option Plan (the "Directors' Plan," together, the "Plans"), which are described below. The Company applies APB Opinion 25 and related Interpretations in accounting for the Plans. In 1995, the FASB issued Statement of Financial Accounting Standards Statement No. 123 "Accounting for Stock-Based Compensation" ("SFAS 123") which, if fully adopted by the Company, would change the methods the Company applies in recognizing the cost of the Plans. Adoption of the cost recognition provisions of SFAS 123 is optional and the Company has decided not to elect these provisions of SFAS 123. However, pro forma disclosures as if the Company adopted the cost recognition provisions of SFAS 123 in 1995 are required by SFAS 123 and are presented below.

     Under the Employees' Plan, the Company is authorized to issue 1,000,000 shares of Common Stock pursuant to awards granted to officers and key employees in the form of stock options and restricted stock. Under the Directors' Plan, the Company is authorized to issue 150,000 shares of Common Stock to non-employee directors of the Company. There were no options granted under the Directors' Plan at December 31, 1996. The Compensation Committee administers the Plans.

     The stock options granted in 1996 have exercise prices of $10.00 and $11.00 per share, which in each case was greater than or equal to the fair market value of the Common Stock on the date of grant. These options have contractual terms of 10 years, and vest 20 percent per year over a five-year period, beginning on the first anniversary of the date of grant. All of the options granted in 1996 are incentive stock options.

                          CASTLE DENTAL CENTERS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     A summary of the status of the Company's stock options as of December 31, 1996 and the changes during the year ended on that date is presented below:

                                                            1996
                                           -------------------------------------
                                               NUMBER OF
                                               SHARES OF        WEIGHTED AVERAGE
                                           UNDERLYING OPTIONS   EXERCISE PRICES
                                           ------------------   ----------------
Outstanding at beginning of year........        --                      n/a
     Granted at-a-premium...............          28,000             $11.00
     Granted at-the-money...............          64,250             $10.00
                                           ------------------
Total granted...........................          92,250             $10.30
                                           ==================
Outstanding at end of year..............          92,250             $10.30
                                           ==================

     The weighted average fair value of options granted during the year at a premium was $2.44, for options granted at-the-money was $3.02, and for all options was $2.86.

     The fair value of each new stock option granted in 1996 is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions: no dividend yield risk-free interest rates range from 5.37 percent to 6.67 percent; and the expected lives of the options are six years (SFAS 123 does not require the volatility of the Company's common stock underlying the options to be calculated or considered because the Company was not publicly-traded when the options were granted).

     As of December 31, 1996, 92,250 options are outstanding, with a weighted-average exercise price of $10.30 and a weighted average contractual life of 9.35 years. None of the options were exercisable at December 31, 1996.

     The Company has calculated the pro forma effects of adopting the measurement principles of SFAS 123 and determined that the differences from reported results are immaterial.

10.  DEFINED CONTRIBUTION PLANS:

     In August 1996, the Company adopted a defined contribution plan qualified under Section 401(k) of the Internal Revenue Code of 1986 (the "401(k) Plan"). All permanent employees of the Company, except those of the Tennessee subsidiary, are eligible to participate in the 401(k) Plan upon the completion of six months of service. The Company maintains a separate defined contribution 401(k) plan for all permanent employees of the Company's Tennessee subsidiary ("Tennessee 401(k) Plan"). Employees are eligible to participate in the Tennessee 401(k) Plan upon the completion of four months of service. The Company may match contributions made by participants under both Plans each year in an amount determined by the Company on a year-to-year basis.

     The Company did not make any contributions to either Plan in 1996.

                          CASTLE DENTAL CENTERS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

11.  SUPPLEMENTAL CASH FLOW INFORMATION:

                                               DECEMBER 31,
                                       -----------------------------
                                         1994       1995     1996
                                       ---------    ----   ---------
                                              (IN THOUSANDS)
Cash paid during the period for:
     Interest........................  $     150    $87    $   1,358
     Income taxes....................         14      1       --
Supplemental disclosure of noncash
  investing and financing activities:
     Effect of reorganization on
     capital structure...............     --         39       --
     Issuance of warrant.............     --         93       --
     Issuance of notes payable for
       accrued interest and purchase
       of property and equipment.....     --        --           576

12.  CREDIT RISK AND FAIR VALUE OF FINANCIAL INSTRUMENTS:

  CREDIT RISK

     The Company grants customers credit in the normal course of business. The Company does not require collateral on the extension of credit. Procedures are in effect to monitor the creditworthiness of customers and appropriate allowances are made to reduce accounts to their net realizable values.

     The Company maintains cash balances at various financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company's accounts at these institutions may, at times, exceed the federally insured limits. The Company has not experienced any losses in such accounts.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following estimated fair values of financial instruments have been determined by the Company using available market information and appropriate valuation methodologies.

     The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and the revolving line of credit approximate fair values due to the short-term maturities of these instruments. The carrying amounts of the Company's long-term borrowings as of December 31, 1995 and 1996, respectively, approximate their fair value based on the Company's current incremental borrowing rates for similar type of borrowing arrangements.

13.  RELATED PARTY TRANSACTIONS:

     The Company maintains a management services agreement with the PC pursuant to which the PC's shareholder receives an annual salary of $100,000 to take actions necessary to maintain the dental license for the affiliated dental practice in the state of Texas, for as long as he holds such license and is the sole shareholder of the practice. Such compensation arrangement was negotiated between the shareholder and previously unaffiliated investors in the Company. In addition, the shareholder receives $131,500 per quarter pursuant to the terms of Deferred Compensation Agreement (Note 2).

     During 1995, the Company entered into a lease agreement with Goforth, Inc., a company owned by the Company's chairman and chief executive officer (the "Affiliate"). The Company has agreed to pay the Affiliate a minimum guaranteed rental of $12,000 per month through January 2001 and $13,200 per month from January 2001 through January 2006 for rental of a dental center. The Company has also agreed to pay additional rent of approximately $1,600 per month for insurance, taxes and common area maintenance. The Company paid $188,400 and $235,000 under this agreement during 1996 and 1995, respectively.

                          CASTLE DENTAL CENTERS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     A Director of the Company is a Managing Director of The GulfStar Group, Inc., which provides investment banking and advisory services to the Company. The Company paid $540,000 and $198,000 during 1995 and 1996, respectively, in investment banking fees to The GulfStar Group, and in 1995 issued a warrant for 56,579 shares of Common Stock to GulfStar Investments, Ltd., an affiliate of The GulfStar Group, Inc. (Note 2).

     A Director of the Company is a Managing Partner of Pecks Management Partners Ltd., an investment advisor to investors in the Company owning in the aggregate 1,244,737 shares of the Series A Stock and $7.5 million of the Subordinated Notes at December 31, 1996 (Note 2). Pursuant to the provisions of a Securities Purchase Agreement dated as of December 18, 1995, as amended in June 1997, for so long as certain ownership thresholds are maintained with respect to Series A Stock and Series C Stock or common stock following conversion of the Series A Stock and Series C Stock, the investors have the contractual right to nominate one member of the Company's Board of Directors.

14.  PLANNED INITIAL PUBLIC OFFERING

     The Company has prepared a registration statement on SEC Form S-1 to register 2.5 million of its common shares.

                          CASTLE DENTAL CENTERS, INC.
               CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

                                        DECEMBER 31,       MARCH 31,
                                            1996              1997
                                        -------------     ------------
                                            (DOLLARS IN THOUSANDS)
               ASSETS
Current assets:
     Cash and cash equivalents.......      $    79          $    794
     Patient receivables, net........        3,649             3,764
     Unbilled patient receivables,
      net............................        1,637             1,722
     Prepaid expenses and other
      current assets.................          326               454
     Deferred income taxes, net......          284               284
                                        -------------     ------------
          Total current assets.......        5,975             7,018
Property and equipment, net..........        3,882             4,028
Intangible assets, net...............       16,432            16,303
Other assets.........................        2,278             2,283
Deferred income taxes, net...........          600               592
                                        -------------     ------------
          Total assets...............      $29,167          $ 30,224
                                        =============     ============
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
     Revolving line of credit........      $ 1,200          $  1,270
     Current portion of long-term
      debt and capital lease
      obligations....................        2,371            11,113
     Accounts payable and accrued
      liabilities....................        4,638             5,182
     Due to affiliated dental
      practices......................        1,010               817
                                        -------------     ------------
          Total current
             liabilities.............        9,219            18,382
Long-term debt and capital lease
  obligations, net of current
  portion............................       18,951            10,833
Commitments and contingencies
Other long-term liabilities..........        1,578             1,578
Preferred stock, $.001 par value,
  5,000,000 shares authorized;
  1,244,737 shares Series A issued
  and outstanding....................        2,928             2,928
Stockholders' deficit:
     Common stock, $.001 par value,
      30,000,000 shares authorized,
      and 2,331,996 shares issued and
      outstanding....................            2                 2
     Additional paid in capital......        3,416             3,416
     Accumulated deficit.............       (6,927)           (6,915)
                                        -------------     ------------
          Total stockholders'
             deficit.................       (3,509)           (3,497)
                                        -------------     ------------
          Total liabilities and
             stockholders' deficit...      $29,167          $ 30,224
                                        =============     ============

   The accompanying notes are an integral part of the condensed consolidated financial statements.

                          CASTLE DENTAL CENTERS, INC.
          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                         THREE MONTHS ENDED
                                             MARCH 31,
                                       ----------------------
                                          1996        1997
                                       ----------  ----------
                                           (IN THOUSANDS,
                                       EXCEPT PER SHARE DATA)
Patient revenues of affiliated dental
  practices..........................  $    4,493  $   10,464
Amounts retained by affiliated dental
  practices..........................       1,278       3,518
                                       ----------  ----------
     Net revenues....................       3,215       6,946
                                       ----------  ----------
Expenses:
     Clinical salaries...............         484       1,445
     Dental supplies and laboratory
      fees...........................         662         911
     Rental and lease expense........         188         637
     Advertising and marketing.......         218         513
     Depreciation and amortization...         120         427
     Other operating expenses........         538         760
     General and administrative......         425       1,458
                                       ----------  ----------
          Total expenses.............       2,635       6,151
                                       ----------  ----------
          Operating income...........         580         795
Interest expense.....................         504         775
Other income.........................         (40)     --
                                       ----------  ----------
Income before income taxes...........         116          20
Provision for income taxes...........          39           8
                                       ----------  ----------
          Net income.................  $       77  $       12
                                       ==========  ==========
Net income per share.................  $     0.03  $   --
                                       ==========  ==========
Weighted average number of common and
  common equivalent shares
  outstanding........................       2,948       3,280
                                       ==========  ==========
If the shares necessary to fund a
  distribution to the owner in
  connection with the Reorganization
  were outstanding for the period,
  net income per share and weighted
  average shares outstanding would
  have been as follows:
     Pro forma net income per
      share..........................              $   --
                                                   ==========
     Weighted average number of
      common and common equivalent
      shares outstanding.............                   3,825
                                                   ==========

   The accompanying notes are an integral part of the condensed consolidated financial statements.

                          CASTLE DENTAL CENTERS, INC.
          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                        THREE MONTHS ENDED
                                            MARCH 31,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
                                           (DOLLARS IN
                                            THOUSANDS)
Net cash (used in) provided by
  operating activities...............  $  (1,698) $     834
Net cash used in investing
  activities--capital expenditures...       (568)      (113)
Financing activities:
     Payments on long-term debt and
      capital lease obligations......        (64)       (77)
     Proceeds from debt..............     --             71
     Payment of debt issuance cost...        (28)    --
                                       ---------  ---------
Net cash used by financing
  activities.........................        (92)        (6)
                                       ---------  ---------
          Net change in cash and cash
            equivalents..............     (2,358)       715
Cash and cash equivalents, beginning
  of period..........................      6,439         79
                                       ---------  ---------
Cash and cash equivalents, end of
  period.............................  $   4,081  $     794
                                       =========  =========
Supplemental Cash Flow Information:
     Supplemental disclosure of
      noncash investing and financing
      activities
          Issuance of capital lease
            obligation for purchase
            of property and
            equipment................  $  --      $     284

   The accompanying notes are an integral part of the condensed consolidated financial statements.

                          CASTLE DENTAL CENTERS, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1.  BASIS OF PRESENTATION:

     Castle Dental Centers, Inc. and subsidiaries (the "Company") provide administrative and management systems and services, non-healthcare personnel, facilities and equipment to certain professional corporations in Texas, Florida and Tennessee under long-term management services agreements. These professional corporations are collectively referred to as the affiliated dental practices.

     The accompanying condensed consolidated financial statements as of March 31, 1997 and for the three months ended March 31, 1996 and 1997 include the accounts of the Company and its wholly-owned management company subsidiaries. The Company's subsidiaries acquire operating assets and assume certain liabilities of the affiliated dental practices and account for the Company's management activities with the affiliated dental practices under the Company's long-term management services agreements. The condensed consolidated financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations. These condensed consolidated financial statements should be read in conjunction with the annual financial statements of the Company included elsewhere herein. In management's opinion, such interim financial statements include all normal recurring adjustments considered necessary for a fair presentation of such financial statements. Interim results are not necessarily indicative of results for a full year.

2.  EARNINGS PER SHARE:

     In June 1997, the Company's Board of Directors declared and the stockholders approved a 1-for-2 reverse split of the Company's common stock. All share and per share information in the accompanying consolidated financial statements has been retroactively restated to reflect the effects of the reverse stock split.

     Earnings per share is computed on the basis of the weighted average number of shares of common stock and common stock equivalents outstanding during each period. Shares outstanding for all periods presented have been retroactively adjusted to reflect the Reorganization discussed in the annual financial statements and the issuance of common stock upon the contemplated conversion of the Series A and Series C stock in connection with the planned initial public offering. Additionally, in accordance with SAB Number 55, pro forma earnings per share have been presented for 1997 to reflect issuance of the number of shares that would have been necessary to fund the $6,000,000 distribution to the Company's owner in connection with the Reorganization (at an assumed public offering price of $11.00 per share). Fully diluted earnings per share are not presented because such amounts would be the same as amounts computed for primary earnings per share.

                          CASTLE DENTAL CENTERS, INC.
      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

3.  LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS:

     Long-term debt and capital lease obligations consisted of the following at March 31, 1997 (dollars in thousands):

Term loan...............................  $  10,847
Senior Subordinated Notes...............      8,175
Seller Notes............................      4,444
Other various notes payable and capital
  lease obligations.....................        964
                                          ---------
     Total debt and capital lease
      obligations.......................     24,430
Less discount on Senior Subordinated
  Notes.................................      2,484
                                          ---------
Long-term debt, net of discount.........     21,946
Less current portion....................     11,113
                                          ---------
     Total long-term debt and capital
      lease obligations.................  $  10,833
                                          =========

     In June 1997, the Company amended and restated the Bank Credit Facility with the bank, which among other items as further described in the Company's annual financial statements, reduced the aggregate commitment of the term loan to $10.8 million.

4.  COMMITMENTS AND CONTINGENCIES:

  LITIGATION

     The Company is subject to claims and suits arising in the ordinary course of operations. In the opinion of management, the ultimate resolution of such pending legal proceedings will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

  DENTIST EMPLOYMENT AGREEMENTS AND PROFESSIONAL LIABILITY

     Each affiliated dental practice has entered into an employment agreement with each full time dentist, orthodontist and other dental specialist employed by it. Although the form of contract varies somewhat among practices and among dentists with different specialties, the typical contract provides for a defined compensation arrangement, including performance-based compensation, liquidated damages and a covenant not to compete. Each full time dentist is required to maintain professional liability insurance, and mandated coverage limits are generally at least $1,000,000 per claim and $1,000,000 in aggregate. In addition, many affiliated dental practices employ part time dentists. Not all part time dentists have employment agreements, but all part time dentists are required to carry professional liability insurance in specific amounts.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Members of
SW Dental Associates, LC:

     We have audited the accompanying balance sheets of SW Dental Associates, LC ("SW Dental Associates") as of December 31, 1995 and 1996, and the related statements of operations, changes in members' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SW Dental Associates as of December 31, 1995 and 1996, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                               /s/ COOPERS & LYBRAND L.L.P.

Houston, Texas
June 18, 1997

                              SW DENTAL ASSOCIATES
                                 BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                           DECEMBER 31,
                                       --------------------
                                         1995       1996
                                       ---------  ---------
                          ASSETS
Current assets:
     Cash and cash equivalents.......  $     101  $     285
     Patient receivables, net of
      allowance for uncollectible
      accounts of $170 and $121,
      respectively...................        164        218
     Other current assets............         30         35
                                       ---------  ---------
       Total current assets..........        295        538
     Property and equipment, net.....        334        419
     Other assets....................          2          3
                                       ---------  ---------
          Total assets...............  $     631  $     960
                                       =========  =========
              LIABILITIES AND MEMBERS' EQUITY
Current liabilities:.................
     Current portion of long-term
      debt...........................  $      55  $      60
     Current portion of capital lease
      obligations -- related party...         37         66
     Accounts payable and accrued
      liabilities....................        164        186
                                       ---------  ---------
          Total current
            liabilities..............        256        312
Long-term debt, net of current
  portion............................        128         68
Capital lease obligations -- related
  party, net of current portion......        182        251
Commitments and contingencies
Members' equity:
     Common stock, $1 par value,
      1,000 shares authorized, 1,000
      shares issued and
      outstanding....................          1          1
     Retained earnings...............         64        328
                                       ---------  ---------
          Members' equity............         65        329
                                       ---------  ---------
          Total liabilities and
            members' equity..........  $     631  $     960
                                       =========  =========

    The accompanying notes are an integral part of the financial statements

                              SW DENTAL ASSOCIATES
                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                               YEAR ENDED
                                              DECEMBER 31,
                                          --------------------
                                            1995       1996
                                          ---------  ---------
Net patient revenue.....................  $   3,745  $   4,850
                                          ---------  ---------
Expenses:
     Dentists' salaries.................        672      1,138
     Clinical salaries..................      1,051      1,249
     Dental supplies and laboratory
      fees..............................        641        621
     Rental and lease expense...........        108        137
     Advertising and marketing..........         90        197
     Depreciation and amortization......         74        100
     Other operating expenses...........        610        511
     General and administrative.........        237        351
                                          ---------  ---------
          Total expenses................      3,483      4,304
                                          ---------  ---------
          Operating income..............        262        546
Interest expense........................         43         34
                                          ---------  ---------
Net income..............................  $     219  $     512
                                          =========  =========
If all of the Company's operations had
  been subject to income taxes, net
  income would have been as follows
  (unaudited):
     Historical income before income
      taxes.............................  $     219  $     512
     Provision for income taxes.........        (81)      (189)
                                          ---------  ---------
Pro forma net income....................  $     138  $     323
                                          =========  =========

    The accompanying notes are an integral part of the financial statements.

                              SW DENTAL ASSOCIATES
               STATEMENTS OF CHANGES IN MEMBERS' EQUITY (DEFICIT)
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                              RETAINED
                                          COMMON STOCK        EARNINGS        TOTAL
                                        ----------------    (ACCUMULATED     EQUITY
                                        SHARES    AMOUNT      DEFICIT)      (DEFICIT)
                                        ------    ------    ------------    ---------
Balance at January 1, 1995...........    1,000     $  1        $  (24)       $   (23)
     Distribution to members.........     --       --            (131)          (131)
     Net income......................     --       --             219            219
                                        ------    ------    ------------    ---------
Balance at December 31, 1995.........    1,000        1            64             65
     Distribution to members.........     --       --            (248)          (248)
     Net income......................     --       --             512            512
                                        ------    ------    ------------    ---------
Balance at December 31, 1996.........    1,000     $  1        $  328        $   329
                                        ======    ======    ============    =========

    The accompanying notes are an integral part of the financial statements.

                              SW DENTAL ASSOCIATES
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                          YEAR ENDED DECEMBER
                                                  31,
                                          --------------------
                                            1995       1996
                                          ---------  ---------
Cash flows from operating activities:
     Net income.........................  $     219  $     512
     Adjustments:
          Provision for bad debts.......        114         61
          Depreciation and
            amortization................         74        100
          Changes in operating assets
            and liabilities:
               Patient receivables......       (224)      (115)
               Other current assets.....        (25)        (5)
               Other assets.............         (2)        (1)
               Accounts payable and
                 accrued liabilities....         34         22
                                          ---------  ---------
                     Net cash provided
                     by operating
                     activities.........        190        574
                                          ---------  ---------
Cash flows used in investing
  activities -- capital expenditures...         (28)       (35)
                                          ---------  ---------
Cash flows from financing activities:
     Repayment of debt..................        (46)       (55)
     Repayment of capital leases........        (35)       (52)
     Distributions to members...........       (131)      (248)
                                          ---------  ---------
                     Net cash used in
                     financing
                     activities.........       (212)      (355)
Net change in cash and cash
  equivalents...........................        (50)       184
Cash and cash equivalents at beginning
  of period.............................        151        101
                                          ---------  ---------
Cash and cash equivalents at end of
  period................................  $     101  $     285
                                          =========  =========

    The accompanying notes are an integral part of the financial statements.

                              SW DENTAL ASSOCIATES
                         NOTES TO FINANCIAL STATEMENTS

1.  CORPORATE ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  CORPORATE ORGANIZATION

     The statements reflect the operations of SW Dental Associates, LC (the "Company"), which is a provider of dental and orthodontic services and products that owns and operates dental centers in the Austin, Texas area.

  USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during each reporting period. Actual results could differ from those estimates.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid financial investments with original maturities of three months or less when purchased to be cash equivalents. The carrying amounts approximate fair value because of the short maturity.

     The Company maintains cash balances at financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company's accounts at these institutions may, at times, exceed the federally insured limits. The Company has not experienced any losses in such accounts.

  REVENUE RECOGNITION

     Net patient revenue represents amounts billed to patients for services performed by affiliated dentists. Dental revenue is recognized as the services are performed and billed.

     Accounts receivable primarily consist of receivables from patients, insurers, government programs and other third-party payors for services provided by dentists. An allowance for doubtful accounts is recorded by the Company based on historical experience.

  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation and amortization of property and equipment, which include the amortization of assets recorded under capital leases, are provided using the straight-line method over the estimated useful lives of the various classes of depreciable assets, ranging from five to ten years. Maintenance and repairs are charged to expense whereas renewals and major replacements are capitalized. Gains and losses from dispositions are included in operations.

  INCOME TAXES

     The Company is a limited liability company and, accordingly, all federal and state tax liabilities are the responsibility of the respective members.

     Income taxes for the pro forma calculation are determined under the liability method. Under this method, deferred taxes are based on the differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted marginal tax rates currently in effect.

  ADVERTISING

     Advertising costs are expensed when incurred.

                              SW DENTAL ASSOCIATES
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  IMPAIRMENT OF LONG-LIVED ASSETS

     Effective January 1, 1996 the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." The adoption of this standard had no effect on the financial statements.

2.  SELECTED BALANCE SHEET INFORMATION:

     The details of certain balance sheet accounts are as follows:

                                           DECEMBER 31,
                                       --------------------
                                         1995       1996
                                       ---------  ---------
                                          (IN THOUSANDS)
Property and equipment:
     Leasehold improvements..........  $     202  $     204
     Equipment.......................         12         37
     Furniture and fixtures..........          2         10
     Equipment under capital
      leases.........................        296        446
                                       ---------  ---------
          Total property and
              equipment..............        512        697
     Less accumulated depreciation
      and amortization...............        178        278
                                       ---------  ---------
          Property and equipment,
              net....................  $     334  $     419
                                       =========  =========

     Accumulated amortization for equipment under capital leases as of December 31, 1995 and 1996 was $100 and $162, respectively.

                                           DECEMBER 31,
                                       --------------------
                                         1995       1996
                                       ---------  ---------
                                          (IN THOUSANDS)
Accounts payable and accrued
liabilities:
     Trade...........................  $      88  $      64
     Accrued payroll.................         76        119
     Other accrued liabilities.......     --              3
                                       ---------  ---------
                                       $     164  $     186
                                       =========  =========

3.  LONG-TERM DEBT:

     At December 31, 1995 and 1996, long-term debt consisted of the following:

                                           DECEMBER 31,
                                       --------------------
                                         1995       1996
                                       ---------  ---------
                                          (IN THOUSANDS)
Uncollateralized note payable due in
  monthly installments of $2
  principal and interest, interest
  rate of 9% per year, maturing in
  1999...............................  $      92  $      70
Uncollateralized note payable to a
  related party (see Note 8) due in
  monthly installments of $1
  principal and interest, interest
  rate of 10% per year, maturing in
  1997...............................         19         10
Note payable due in monthly
  installments of $2 principal and
  interest, interest rate of 9.25%
  per year, maturing in 1998,
  collateralized by certain
  receivables and fixed assets of the
  Company............................         72         48
                                       ---------  ---------
          Total......................        183        128
          Less current portion.......         55         60
                                       ---------  ---------
          Total long-term debt.......  $     128  $      68
                                       =========  =========

                              SW DENTAL ASSOCIATES
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The aggregate maturities of long-term debt as of December 31, 1996 for each of the next five years were as follows (in thousands):

1997....................................  $      60
1998....................................         47
1999....................................         21
                                          ---------
                                          $     128
                                          =========

4.  COMMITMENTS AND CONTINGENCIES:

  LEASE COMMITMENTS

     The Company leases a portion of its property and equipment under capital and operating leases. The capital leases are with a related party (see Note 8). Future minimum lease payments under capital leases and noncancelable operating leases with remaining terms of one or more years consisted of the following at December 31, 1996 (in thousands):

                                           CAPITAL      OPERATING
                                           -------      ---------
1997....................................    $  94         $  67
1998....................................       86            59
1999....................................       70            62
2000....................................       64            54
2001....................................       45            49
Thereafter..............................       43           135
                                           -------      ---------
Total minimum lease obligations.........      402         $ 426
                                                        =========
Less amount representing interest.......       85
                                           -------
Present value of minimum lease
  obligations...........................      317
     Less current portion...............       66
                                           -------
Long-term capital lease obligations.....    $ 251
                                           =======

  LITIGATION

     The Company is from time to time subject to claims and suits arising in the ordinary course of operations. In the opinion of management, the ultimate resolution of such pending legal proceedings will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

5.  INCOME TAXES:

     The difference between the federal tax rate and the Company's effective tax rate for the years ended December 31, 1995 and 1996 was as follows:

                                              DECEMBER 31,
                                          --------------------
                                            1995       1996
                                          ---------  ---------
                                             (IN THOUSANDS)
Tax at U.S. statutory rate (34%)........  $      74  $     174
State income taxes, net of federal
  tax...................................          7         15
Income not subject to corporate level
  federal tax...........................        (81)      (189)
                                          ---------  ---------
                                          $  --      $  --
                                          =========  =========

                              SW DENTAL ASSOCIATES
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

6.  SUPPLEMENTAL CASH FLOW INFORMATION:

                                               YEAR ENDED
                                              DECEMBER 31,
                                          --------------------
                                            1995       1996
                                             ---     ---------
                                             (IN THOUSANDS)
Cash paid during the period for
  interest..............................  $      43  $      34
Noncash transactions -- capital
  leases................................         34        150

7.  CREDIT RISK AND FAIR VALUE OF FINANCIAL INSTRUMENTS:

  CREDIT RISK

     The Company grants patients credit in the normal course of business. The credit risk with respect to these patient receivables is generally considered minimal because procedures are in effect to monitor the creditworthiness of patients and appropriate allowances are made to reduce accounts to their net realizable values.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following estimated fair values of financial instruments have been determined by the Company using available market information and appropriate valuation methodologies.

     The carrying amounts of cash and cash equivalents, patient receivables and accounts payable approximate fair values due to the short-term maturities of these instruments. The carrying amounts of the Company's fixed rate long-term borrowings and capitalized lease obligations as of December 31, 1995 and 1996, approximate their fair value.

8.  RELATED PARTY TRANSACTIONS:

     The Company leased certain assets from a relative of the owners. These leases were recorded as capital leases. At December 31, 1995 and 1996, the balance of capital lease obligations was approximately $220,000 and $317,000, respectively.

9.  SUBSEQUENT EVENT:

     In September 1996, the Company and its members entered into a letter of intent to sell the Company to Castle Dental Centers of Texas, Inc. ("Castle"). In June 1997, the Company entered into management services and option agreements concerning the sale to Castle. As consideration for the letter of intent and option agreements, the Company's members received non-refundable deposits of $1.5 million, which will be applied against the purchase price. In the event the sale is not consummated by May 31, 1998, the Company's members will retain the deposits and the Company will have the option for 60 days thereafter to purchase Castle's operations and facilities in Austin, Texas.

                              SW DENTAL ASSOCIATES
                      CONDENSED BALANCE SHEET (UNAUDITED)

                                           DECEMBER 31,     MARCH 31,
                                               1996           1997
                                           ------------   -------------
                                                  (IN THOUSANDS)
                 ASSETS
Current assets:
     Cash and cash equivalents..........      $  285          $ 210
     Patient receivables, net...........         218            258
     Other current assets...............          35             47
                                           ------------   -------------
          Total current assets..........         538            515
Property and equipment, net.............         419            394
Other assets............................           3              3
                                           ------------   -------------
          Total assets..................      $  960          $ 912
                                           ============   =============
    LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
     Current portion of long-term debt
      and capital lease obligations.....      $  126          $ 125
     Accounts payable and accrued
      liabilities.......................         186            182
                                           ------------   -------------
          Total current liabilities.....         312            307
Long-term debt and capital lease
  obligations, net of current portion...         319            322
Commitments and contingencies
Common stock, $1 par value, 1,000 shares
  authorized, issued and
  outstanding...........................           1              1
Retained earnings.......................         328            282
                                           ------------   -------------
          Total liabilities and members'
             equity.....................      $  960          $ 912
                                           ============   =============

    The accompanying notes are an integral part of the financial statements.

                              SW DENTAL ASSOCIATES
                 CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)

                                        THREE MONTHS ENDED
                                            MARCH 31,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
                                          (IN THOUSANDS)
Net patient revenue..................  $   1,098  $   1,279
Expenses:
     Dentists' salaries..............        217        313
     Clinical salaries...............        312        314
     Dental supplies and laboratory
      fees...........................        172        163
     Rental and lease expense........         35         20
     Advertising and marketing.......         41         30
     Depreciation....................         19         25
     Other operating expenses........        155        134
     General and administrative......         56        101
                                       ---------  ---------
          Total expenses.............      1,007      1,100
                                       ---------  ---------
          Operating income...........         91        179
Interest expense.....................          5         10
                                       ---------  ---------
Net income (loss)....................  $      86  $     169
                                       =========  =========
If all of the Company's operations
  had been subject to income taxes,
  net income would have been as
  follows (unaudited):
     Historical income before income
      taxes..........................  $      86  $     169
     Provision for income taxes......         32         63
                                       ---------  ---------
     Pro forma net income (loss).....  $      54  $     106
                                       =========  =========

    The accompanying notes are an integral part of the financial statements.

                              SW DENTAL ASSOCIATES
                 CONDENSED STATEMENT OF CASH FLOWS (UNAUDITED)

                                           THREE MONTHS ENDED
                                               MARCH 31,
                                          --------------------
                                            1996       1997
                                          ---------  ---------
                                             (IN THOUSANDS)
Net cash provided (used) by operating
  activities............................  $     179  $     139
                                          ---------  ---------
Net cash used in investing
  activities - capital expenditures.....        (79)    --
                                          ---------  ---------
Financing activities:
     Payments on long-term debt and
      capital leases....................        (21)         2
     Distributions to members...........        (59)      (216)
                                          ---------  ---------
Net cash used in financing activities...        (80)      (214)
                                          ---------  ---------
          Net increase in cash and cash
            equivalents.................         20        (75)
Cash and cash equivalents, beginning of
  period................................        101        285
                                          ---------  ---------
Cash and cash equivalents, end of
  period................................  $     121  $     210
                                          =========  =========

    The accompanying notes are an integral part of the financial statements.

                              SW DENTAL ASSOCIATES
                    NOTES TO CONDENSED FINANCIAL STATEMENTS

1.  CORPORATE ORGANIZATION AND BASIS OF PRESENTATION:

  ORGANIZATION

     SW Dental Associates (the "Company") is a provider of dental and orthodontic services and products in the Austin, Texas area. The accompanying unaudited condensed financial statements for the three months ended March 31, 1996 and 1997, reflect the results of operations for the Company and have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations. These unaudited condensed financial statements should be read in conjunction with the annual financial statements of the Company included elsewhere, herein. In management's opinion, such interim financial statements include all normal recurring adjustments considered necessary for a fair presentation of such financial statements. Interim results are not necessarily indicative of results for a full year.

2.  COMMITMENTS AND CONTINGENCIES:

  LITIGATION

     The Company is from time to time subject to claims and suits arising in the ordinary course of operations. In the opinion of management, the ultimate resolution of such pending legal proceedings will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholder of
  1st Dental Care Inc.:

     We have audited the accompanying combined balance sheets of 1st Dental Care as of December 31, 1994 and 1995, and the related combined statements of operations, changes in stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1995. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of 1st Dental Care as of December 31, 1994 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          COOPERS & LYBRAND L.L.P.

Houston, Texas
June 10, 1996

                                1ST DENTAL CARE
                            COMBINED BALANCE SHEETS
                           DECEMBER 31, 1994 AND 1995
                                 (IN THOUSANDS)

                                           DECEMBER 31,
                                       --------------------
                                         1994       1995
                                       ---------  ---------
               ASSETS
Current assets:
     Patient receivables, net of
      allowance for uncollectible
      accounts of
       $26 and $21 in 1994 and 1995,
      respectively...................  $     166  $     130
     Unbilled patient receivables,
      net of allowance for
      uncollectible accounts
       of $12 and $19 in 1994 and
      1995, respectively.............         61        107
     Other current assets............         17         25
                                       ---------  ---------
          Total current assets.......        244        262
Property and equipment, net..........      1,272      1,242
Other assets.........................          2         14
                                       ---------  ---------
          Total assets...............  $   1,518  $   1,518
                                       =========  =========
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
     Current portion of long-term
      debt...........................  $     293  $     236
     Accounts payable and accrued
      expenses.......................        746        747
                                       ---------  ---------
          Total current
            liabilities..............      1,039        983
Deferred revenue.....................         37         28
Long-term debt.......................        593        884
Commitments and contingencies
Common stock.........................          5          5
Additional paid-in capital...........        427        427
Accumulated deficit..................       (583)      (809)
                                       ---------  ---------
          Stockholders' deficit......       (151)      (377)
                                       ---------  ---------
          Total liabilities and
            stockholders' deficit....  $   1,518  $   1,518
                                       =========  =========

     The accompanying notes are an integral part of the combined financial statements.

                                1ST DENTAL CARE
                       COMBINED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                           YEAR ENDED DECEMBER 31,
                                       -------------------------------
                                         1993       1994       1995
                                       ---------  ---------  ---------
Net patient revenues.................  $   5,763  $   6,274  $   6,465
                                       ---------  ---------  ---------
Expenses:
     Dentists' salaries..............      1,048      1,243      1,221
     Clinical salaries...............      1,919      2,031      2,086
     Dental supplies and laboratory
       fees..........................        446        463        511
     Rental and lease expense........        326        339        373
     Advertising and marketing.......        165        156        163
     Depreciation and amortization...        176        199        236
     Other operating expenses........        359        417        392
     General and administrative......        954      1,126      1,040
                                       ---------  ---------  ---------
          Total expenses.............      5,393      5,974      6,022
                                       ---------  ---------  ---------
          Operating income...........        370        300        443
Loss on sale of property and
  equipment..........................     --         --             95
Interest expense.....................         48         83        106
                                       ---------  ---------  ---------
Income before extraordinary item.....        322        217        242
Extraordinary gain on extinguishment
of debt..............................     --         --            112
                                       ---------  ---------  ---------
Net income...........................  $     322  $     217  $     354
                                       =========  =========  =========
If all of the Company's operations
  had been subject to income taxes,
  net income would have been as
  follows (unaudited):
     Historical income before income
       taxes and extraordinary
       gain..........................                        $     242
     Provision for income taxes......                               90
                                                             ---------
     Net income before extraordinary
       gain..........................                              152
     Extraordinary gain, net of tax
       effect of $41.................                               71
                                                             ---------
     Net income......................                        $     223
                                                             =========

     The accompanying notes are an integral part of the combined financial statements.

                                1ST DENTAL CARE
        COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                                 (IN THOUSANDS)

                                                  ADDITIONAL                     TOTAL
                                        COMMON     PAID-IN      ACCUMULATED     EQUITY
                                        STOCK      CAPITAL        DEFICIT      (DEFICIT)
                                        ------    ----------    -----------    ---------
Balance at January 1, 1993...........    $  5       $  427        $  (159)      $   273
     Distribution to stockholders....    --          --              (599)         (599)
     Net income......................    --          --               322           322
                                        ------    ----------    -----------    ---------
Balance at December 31, 1993.........       5          427           (436)           (4)
     Distribution to stockholders....    --          --              (364)         (364)
     Net income......................    --          --               217           217
                                        ------    ----------    -----------    ---------
Balance at December 31, 1994.........       5          427           (583)         (151)
     Distribution to stockholders....    --          --              (580)         (580)
     Net income......................    --          --               354           354
                                        ------    ----------    -----------    ---------
Balance at December 31, 1995.........    $  5       $  427        $  (809)      $  (377)
                                        ======    ==========    ===========    =========

     The accompanying notes are an integral part of the combined financial statements.

                                1ST DENTAL CARE
                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                              YEAR ENDED DECEMBER 31,
                                          -------------------------------
                                            1993       1994       1995
                                          ---------  ---------  ---------
Cash flows from operating activities:
     Net income.........................  $     322  $     217  $     354
     Adjustments:
          Provision for bad debts                18         44          8
          Depreciation and
              amortization..............        176        199        236
          Losses on disposition and
              impairment of property and
             equipment..................     --         --             95
          Extraordinary gain on
              extinguishment of debt....     --         --           (112)
          Changes in operating assets
              and liabilities:
               Patient receivables......        (62)        18         35
               Unbilled patient
                   receivables..........         15         10        (53)
               Other current assets.....         19         (6)        (8)
               Other assets.............         20         (7)        (6)
               Accounts payable and
                   accrued
                   liabilities..........        182         86          1
               Other liabilities........     --            (24)        (9)
                                          ---------  ---------  ---------
                     Net cash provided
                        by operating
                        activities......        690        537        541
                                          ---------  ---------  ---------
Cash flows used in investing
  activities -- capital expenditures....       (187)      (161)      (307)
                                          ---------  ---------  ---------
Cash flows from financing activities:
     Proceeds from debt.................        470        300        532
     Repayment of debt..................       (346)      (340)      (186)
     Distribution to owners.............       (599)      (364)      (580)
                                          ---------  ---------  ---------
                     Net cash used in
                        financing
                        activities......       (475)      (404)      (234)
                                          ---------  ---------  ---------
Net change in cash and cash
  equivalents...........................         28        (28)    --
Cash and cash equivalents, beginning of
  period................................     --             28     --
                                          ---------  ---------  ---------
Cash and cash equivalents, end of
  period................................  $      28  $      --  $      --
                                          =========  =========  =========

     The accompanying notes are an integral part of the combined financial statements.

                                1ST DENTAL CARE
                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  CORPORATE ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  CORPORATE ORGANIZATION

     1st Dental Care (the "Company") is a provider of dental and orthodontic services and products that owns the assets of and provides management services to dental and orthodontic centers in northwest and west Florida. The combined financial statements for 1995 reflect the operations of Lester B. Greenberg, D.D.S., P.A., 1st Dental Care Inc. and M&B Dental Lab because all entities are under common control. The combined financial statements for 1993 and 1994 reflect the combined operations of the following corporations because these entities were under common control:

Bayonett Point Inc.          Holiday Inc.               Timber Pines
Boot Ranch Inc.              Lakewood Inc.              Town and Country
Crystal River Inc.           Largo Mall Inc.            First Dental Management
Carrollwood Inc.             Port Richey Inc.           First Dental P.A.
East Bay Inc.                Sear Town                  M & B Dental Lab
                             Seven Hills

     These corporations were dissolved and merged into the corporations included in the 1995 financial statements. All significant intercompany accounts and transactions have been eliminated in combination.

  USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses during each reporting period. Actual results could differ from those estimates.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid debt investments with original maturities of three months or less when purchased to be cash equivalents. The carrying amounts approximate fair value because of the short maturity.

     The Company maintains cash balances at various financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company's accounts at these institutions may, at times, exceed the federally insured limits. The Company has not experienced any losses in such accounts.

  REVENUE RECOGNITION

     Net patient revenues represent amounts billed to patients for services performed by affiliated dentists. Dental revenue is recognized as the services are performed and billed. Orthodontic revenue is recognized in accordance with the proportional performance method. Under this method, revenue is recognized as services are incurred under the terms of contractual agreements with each patient. Approximately 25% of the services are performed in the first month with the remaining services recognized ratably over the remainder of the contract. Billings under each contract, which average approximately 28 months, are made equally throughout the term of the contract, with final payment at the completion of the treatment.

     Accounts receivable primarily consist of receivables from patients, insurers, government programs and other third-party payors for services provided by dentists. An allowance for doubtful accounts is recorded by the Company based on historical experience.

                                1ST DENTAL CARE
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation and amortization of property and equipment, which include the amortization of assets recorded under capital leases, are provided using the straight-line method over the estimated useful lives of the various classes of depreciable assets, ranging from five to ten years. Fully depreciated assets are retained in property and equipment until they are removed from service. Fully depreciated assets as of December 31, 1994 and 1995 were approximately $314,000. Maintenance and repairs are charged to expenses whereas renewals and major replacements are capitalized. Gains and losses from dispositions are included in operations.

  DEBT ISSUANCE COSTS

     The costs related to the issuance of debt are capitalized and amortized using the effective interest method over the life of the related debt.

  INCOME TAXES

     The Companies are Subchapter S entities and, accordingly, all federal and state tax liabilities are the responsibility of the shareholder.

     Income taxes for the pro forma calculations are determined under the liability method. Under this method, deferred taxes are based on the differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted marginal tax rates currently in effect.

  ADVERTISING

     Advertising costs are expensed when incurred.

  RECENT FASB PRONOUNCEMENTS

     In March 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed
Of" which establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of. The Company adopted SFAS No. 121 during the first quarter of 1996. Implementation of SFAS No. 121 did not have a material impact on its financial position, results of operations or cash flows.

                                1ST DENTAL CARE
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

2.  SELECTED BALANCE SHEET INFORMATION:

     The details of certain balance sheet accounts are as follows:

                                           DECEMBER 31,
                                       --------------------
                                         1994       1995
                                       ---------  ---------
                                          (IN THOUSANDS)
Property and equipment:
     Equipment and vehicles..........  $   1,225  $   1,356
     Leasehold improvements..........        465        450
     Furniture and fixtures..........        254        210
     Buildings, land and
       improvements..................        516        524
                                       ---------  ---------
          Total property and
             equipment...............      2,460      2,540
     Less accumulated depreciation
       and amortization..............      1,188      1,298
                                       ---------  ---------
          Property and equipment,
             net.....................  $   1,272  $   1,242
                                       =========  =========
Accounts payable and accrued
liabilities:
     Trade...........................  $     465  $     440
     Compensation....................        170        257
     Affiliate.......................         75         23
     Other...........................         36         27
                                       ---------  ---------
                                       $     746  $     747
                                       =========  =========

3.  LONG-TERM DEBT AND LINE OF CREDIT:

     Long-term debt consisted of the following:

                                           DECEMBER 31,
                                       --------------------
                                         1994       1995
                                       ---------  ---------
                                          (IN THOUSANDS)
Revolving credit loan................  $  --      $     201
Term loans...........................        886        919
                                       ---------  ---------
          Total debt.................        886      1,120
Less current portion.................        293        236
                                       ---------  ---------
          Total long-term debt.......  $     593  $     884
                                       =========  =========

     The aggregate maturities of long-term debt as of December 31, 1995 for each of the next five years were as follows (in thousands):

1996.................................  $     236
1997.................................        228
1998.................................        179
1999.................................         81
2000.................................        113
Thereafter...........................        283
                                       ---------
                                       $   1,120
                                       =========

     In August 1995, the Company entered into a collateralized revolving credit agreement for $400,000 to be used for the renovation of and purchase of equipment for a new clinical facility. All advances under this credit facility bear interest at the rate of 2.5% above the prime rate (8.25% at December 31, 1995). At

                                1ST DENTAL CARE
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

December 31, 1995, the outstanding balance of this credit facility was $201,000. The line of credit is payable on demand and is renewable annually with advances amortized over a five year period. The credit agreement contains customary restrictive covenants that include, but are not limited to, requiring the Company to meet certain financial ratios. The Company was in compliance with all loan covenants to which it was subject as of December 31, 1995.

     At December 31, 1995, the Company had several term loans payable to various banks for a total principal balance of $794,000. These loans are collateralized by the assets of the Company and have fixed interest rates ranging from 7.58% to 11.00% per year. All notes are payable in monthly installments through March 2001. In addition, the Company has a term loan collateralized by the personal assets of the shareholders with a balance of $125,000 at December 31, 1995. The note bears interest at a fixed rate of 16% per year and is payable in monthly installments of principal and interest of $6,400 through January 1997.

     In March 1995, the Company paid a note payable to a bank. The note was in held in receivership and extinguishment of this debt resulted in a gain of $112,000, which has been reflected in the Company's statement of operations as an extraordinary gain.

4.  COMMITMENTS AND CONTINGENCIES:

  LEASE COMMITMENTS

     Future minimum lease payments under noncancelable operating leases with remaining terms of one or more years consisted of the following at December 31, 1995 (in thousands):

1996....................................  $     418
1997....................................        349
1998....................................        248
1999....................................        137
2000....................................         83
Thereafter..............................         44
                                          ---------
Total minimum obligation................  $   1,279
                                          =========

  LITIGATION

     The Company is from time to time subject to claims and suits arising in the ordinary course of operations. In the opinion of management, the ultimate resolution of such pending legal proceedings will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

5.  INCOME TAXES:

     The differences between the statutory federal tax rate and the Company's effective tax rate were as follows:

                                                   DECEMBER 31,
                                          -------------------------------
                                            1993       1994       1995
                                          ---------  ---------  ---------
                                                  (IN THOUSANDS)
Tax at U.S. statutory rate (34%)........  $     109  $      74  $     120
State income taxes, net of federal
  tax...................................          6          4         11
Income not subject to corporate level
  federal tax...........................       (115)       (78)      (131)
                                          ---------  ---------  ---------
                                          $      --  $      --  $      --
                                          =========  =========  =========

                                1ST DENTAL CARE
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

6.  SUPPLEMENTAL CASH FLOW INFORMATION:

                                                   DECEMBER 31,
                                          -------------------------------
                                            1993       1994       1995
                                          ---------  ---------  ---------
                                                  (IN THOUSANDS)
Cash paid during the period for:
     Interest...........................  $      48  $      83  $     106
                                          =========  =========  =========

7.  CREDIT RISK AND FAIR VALUE OF FINANCIAL INSTRUMENTS:

  CREDIT RISK

     The Company grants patients credit in the normal course of business. The credit risk with respect to these patient receivables is generally considered minimal because procedures are in effect to monitor the creditworthiness of patients and appropriate allowances are made to reduce accounts to their net realizable values.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following estimated fair values of financial instruments have been determined by the Company using available market information and appropriate valuation methodologies.

     The carrying amounts of cash and cash equivalents, receivables and accounts payable approximate fair values due to the short-term maturities of these instruments. The carrying amounts of the Company's fixed rate long-term borrowings as of December 31, 1994 and 1995, respectively, approximate their fair value.

     The carrying value of the Company's revolving credit agreement approximates fair value because the rate on such agreement is variable, based on current market.

8.  SUBSEQUENT EVENTS:

     On March 31, 1996, the Company closed a facility due to ongoing operating losses. It is not management's intent to reopen this facility. The Company wrote off certain assets associated with this facility in 1995. For the period ended December 31, 1995, the Company recognized a loss of $41,000.

     The assets of the Company were acquired by Castle Dental Centers of Florida in May 1996.

9.  RELATED PARTY TRANSACTIONS:

     The Company purchases dental supplies from an affiliated company wholly-owned by one of the Company's stockholders. For the years ended 1993 and 1994, the Company purchased $120,000 of dental supplies from this affiliate and none in fiscal year ended 1995.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholder of
Mid-South Dental Centers P.C.:

     We have audited the accompanying balance sheets of Mid-South Dental Centers as of December 31, 1994 and 1995, and the related combined statements of operations, changes in stockholder's equity and cash flows for each of the three years in the period ended December 31, 1995. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mid-South Dental Centers as of December 31, 1994 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          COOPERS & LYBRAND L.L.P.

Houston, Texas
June 10, 1996

                            MID-SOUTH DENTAL CENTERS
                                 BALANCE SHEETS
                           DECEMBER 31, 1994 AND 1995
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                           DECEMBER 31,
                                       --------------------
                                         1994       1995
                                       ---------  ---------
               ASSETS
Current assets:
     Cash and cash equivalents.......  $      52  $     166
     Patient receivables, net of
      allowance for uncollectible
      accounts of $28
       and $108 in 1994 and 1995,
      respectively...................        247        281
     Unbilled patient receivables,
      net of allowance for
      uncollectible accounts
       of $9 and $12 in 1994 and
      1995, respectively.............         50         66
     Notes receivable shareholder....         84     --
     Other current assets............         14         12
                                       ---------  ---------
               Total current
              assets.................        447        525
Property and equipment, net..........        504        510
Other assets.........................         20         14
                                       ---------  ---------
               Total assets..........  $     971  $   1,049
                                       =========  =========
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
     Current portion of long-term
      debt...........................  $      50  $      99
     Current portion of capital lease
      obligations....................        118         98
     Accounts payable and accrued
      expenses.......................        240        209
                                       ---------  ---------
               Total current
              liabilities............        408        406
Long-term debt, net of current
  portion............................        254        399
Capital lease obligations, net of
  current portion....................        123        112
Commitments and contingencies
Common stock, $1 par value, 1,000
  shares authorized, 1,000 shares
  issued
  and outstanding....................          1          1
Additional paid-in capital...........          4          4
Retained earnings....................        181        127
                                       ---------  ---------
               Stockholder's
                 equity..............        186        132
                                       ---------  ---------
               Total liabilities and
                 stockholder's
                 equity..............  $     971  $   1,049
                                       =========  =========

    The accompanying notes are an integral part of the financial statements.

                            MID-SOUTH DENTAL CENTERS
                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                           YEAR ENDED DECEMBER 31,
                                       -------------------------------
                                         1993       1994       1995
                                       ---------  ---------  ---------
Net patient revenues.................  $   4,290  $   4,871  $   5,435
                                       ---------  ---------  ---------
Expenses:
  Dentists' salaries.................        710        844        920
  Clinical salaries..................      1,606      1,818      2,063
  Dental supplies and laboratory
     fees............................        520        642        732
  Rental and lease expense...........        283        293        321
  Advertising and marketing..........        149        163        178
  Depreciation and amortization......        124        121        149
  Other operating expenses...........        147        147        210
  General and administrative.........        317        367        394
  Compensation to stockholder........        270        312        457
                                       ---------  ---------  ---------
       Total expenses................      4,126      4,707      5,424
                                       ---------  ---------  ---------
       Operating income..............        164        164         11
Interest expense.....................         20         32         65
                                       ---------  ---------  ---------
Net income (loss)....................  $     144  $     132  $     (54)
                                       =========  =========  =========
If all of the Company's operations
  had been subject to income
  taxes, net loss would have been as
  follows (unaudited):
  Historical loss before income
     taxes...........................                        $     (54)
  Benefit for income taxes...........                              (20)
                                                             ---------
  Pro forma net loss.................                        $     (34)
                                                             =========

    The accompanying notes are an integral part of the financial statements.

                            MID-SOUTH DENTAL CENTERS
                 STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                          COMMON STOCK        ADDITIONAL
                                        -----------------      PAID-IN       RETAINED     TOTAL
                                        SHARES     AMOUNT      CAPITAL       EARNINGS     EQUITY
                                        ------     ------     ----------     --------     ------
Balance at January 1, 1993...........    1,000      $  1         $  4         $    1      $   6
  Net income.........................     --        --          --               144        144
                                         -----      ----         ----         ------      -----
Balance at December 31, 1993.........    1,000         1            4            145        150
  Distribution to shareholder........     --        --          --               (96)       (96)
  Net income.........................     --        --          --               132        132
                                         -----      ----         ----         ------      -----
Balance at December 31, 1994.........    1,000         1            4            181        186
  Net loss...........................     --        --          --               (54)       (54)
                                         -----      ----         ----         ------      -----
Balance at December 31, 1995.........    1,000      $  1         $  4         $  127      $ 132
                                         =====      ====         ====         ======      =====

    The accompanying notes are an integral part of the financial statements.

                            MID-SOUTH DENTAL CENTERS
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                              YEAR ENDED DECEMBER 31,
                                          -------------------------------
                                            1993       1994       1995
                                          ---------  ---------  ---------
Cash flows from operating activities:
     Net income (loss)..................  $     144  $     132  $     (54)
     Adjustments:
          Provision for bad debts.......         12         36         86
          Depreciation and
              amortization..............        124        121        149
          Changes in operating assets
              and liabilities:
               Patient receivables......        (56)      (103)      (117)
               Unbilled patient
                   receivables..........                   (59)       (19)
               Other current assets.....         13        (14)         2
               Other assets.............          2         (1)         7
               Accounts payable and
                   accrued
                   liabilities..........        (16)       (42)       (31)
                                          ---------  ---------  ---------
                     Net cash provided
                        by operating
                        activities......        223         70         23
                                          ---------  ---------  ---------
Cash flows used in investing
  activities -- capital expenditures....        (31)       (30)       (56)
                                          ---------  ---------  ---------
Cash flows from financing activities:
     Proceeds from debt.................     --            313        256
     Repayment of debt..................       (126)       (44)       (83)
     Repayment of capital leases........        (66)       (77)      (110)
     Distributions to stockholder.......     --            (96)    --
     Notes receivable stockholder.......     --            (84)        84
                                          ---------  ---------  ---------
                     Net cash provided
                        by (used in)
                        financing
                        activities......       (192)        12        147
                                          ---------  ---------  ---------
Net change in cash and cash
  equivalents...........................         --         52        114
Cash and cash equivalents at beginning
  of period.............................         --         --         52
                                          ---------  ---------  ---------
Cash and cash equivalents, at end of
  period................................  $      --  $      52  $     166
                                          =========  =========  =========

    The accompanying notes are an integral part of the financial statements.

                            MID-SOUTH DENTAL CENTERS
                         NOTES TO FINANCIAL STATEMENTS

1.  CORPORATE ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  CORPORATE ORGANIZATION

     Mid-South Dental Centers (the "Company") is a provider of dental and orthodontics services and products that owns and operates dental centers in the Nashville and Chattanooga, Tennessee areas.

     The statements reflect the operations of Mid-South Dental Centers P.C.

  USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses during each reporting period. Actual results could differ from those estimates.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid debt investments with original maturities of three months or less when purchased to be cash equivalents. The carrying amounts approximate fair value because of the short maturity.

     The Company maintains cash balances at various financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company's accounts at these institutions may, at times, exceed the federally insured limits. The Company has not experienced any losses in such accounts.

  REVENUE RECOGNITION

     Net patient revenues represent amounts billed to patients for services performed by affiliated dentists. Dental revenue is recognized as the services are performed and billed. Orthodontic revenue is recognized in accordance with the proportional performance method. Under this method, revenue is recognized as cost of services are incurred under the terms of contractual agreements with each patient. Approximately 25% of services are performed in the first month with the remaining services recognized ratably over the remainder of the contract. Billings under each contract, which average approximately 28 months, are made equally throughout the term of the contract, with final payment at the completion of the treatment.

     Accounts receivable primarily consist of receivables from patients, insurers, government programs and other third-party payers for services provided by dentists. An allowance for doubtful accounts is recorded by the Company based on historical experience.

  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation and amortization of property and equipment, which include the amortization of assets recorded under capital leases, are provided using the straight-line method over the estimated useful lives of the various classes of depreciable assets, ranging from five to ten years. Fully depreciated assets are retained in property and equipment until they are removed from service. Fully depreciated assets as of December 31, 1994 and 1995 were approximately $376,000. Maintenance and repairs are charged to expenses whereas renewals and major replacements are capitalized. Gains and losses from dispositions are included in operations.

  DEBT ISSUANCE COSTS

     The costs related to the issuance of debt are capitalized and amortized using the effective interest method over the lives of the related debt.

                            MID-SOUTH DENTAL CENTERS
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  INCOME TAXES

     The Company is a Subchapter S entity and, accordingly, all federal and state tax liabilities are the responsibility of the shareholder.

     Income taxes, including pro forma calculations, are determined under the liability method. Under this method, deferred taxes are based on the differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted marginal tax rates currently in effect.

  ADVERTISING

     Costs incurred for advertising are expensed when incurred.

  RECENT FASB PRONOUNCEMENTS

     In March 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed
Of" which establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of. The Company adopted SFAS No. 121 during the first quarter of 1996. Implementation of this standard did not have a material effect on the Company's financial position, results of operations or cash flows.

2.  SELECTED BALANCE SHEET INFORMATION:

     The details of certain balance sheet accounts are as follows:

                                           DECEMBER 31
                                       --------------------
                                         1994       1995
                                       ---------  ---------
Property and equipment:
     Equipment.......................  $     892  $   1,026
     Leasehold improvements..........        301        313
     Furniture and fixtures..........         93        101
                                       ---------  ---------
          Total property and
          equipment..................      1,286      1,440
     Less accumulated depreciation
     and amortization................        782        930
                                       ---------  ---------
          Net property and
          equipment..................  $     504  $     510
                                       =========  =========

                                           DECEMBER 31
                                       --------------------
                                         1994       1995
                                       ---------  ---------
Accounts payable and accrued
liabilities:
     Trade...........................  $     178  $     134
     Accrued liabilities.............         62         75
                                       ---------  ---------
                                       $     240  $     209
                                       =========  =========

                            MID-SOUTH DENTAL CENTERS
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

3.  LONG-TERM DEBT:

     Long-term debt consisted of the following:

                                           DECEMBER 31
                                       --------------------
                                         1994       1995
                                       ---------  ---------
                                          (IN THOUSANDS)
Term loans...........................  $     304  $     498
Less current portion.................         50         99
                                       ---------  ---------
          Total long-term debt.......  $     254  $     399
                                       =========  =========

     The aggregate maturities of long-term debt as of December 31, 1995 for each of the next five years were as follows (in thousands):

1996....................................  $      99
1997....................................        112
1998....................................        112
1999....................................        123
2000....................................         52
                                          ---------
                                          $     498
                                          =========

     In December 1994, the Company entered into a term loan payable for $300,000. Principal and interest are payable in monthly installments of $6,000 (including interest) through November 1999, at which time all unpaid principal together with accrued but unpaid interest shall be due and payable in full. The note accrues interest at a rate of 9.2% per year and is collateralized by certain equipment of the Company.

     In December of 1995, the Company entered into a term loan for approximately $78,000 collateralized by certain equipment of the Company. The note accrues interest at a rate of 8.2% per year with principal and interest payments due monthly through November 2000.

     Also in December 1995, the Company entered into a term loan for approximately $157,000 collateralized by the personal guaranty of the owner of the Company. The note accrues interest at a rate of 9.7% per year with principal and interest payments of $3,000 due monthly through November 2000.

                            MID-SOUTH DENTAL CENTERS
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

4.  COMMITMENTS AND CONTINGENCIES:

  LEASE COMMITMENTS

     The Company leases a portion of its property and equipment under capital and operating leases. Future minimum lease payments under capital leases and noncancelable operating leases with remaining terms of one or more years consisted of the following at December 31, 1995 (in thousands):

                                           CAPITAL     OPERATING
                                           --------    ----------
1996....................................    $  109       $  252
1997....................................        72          232
1998....................................        25          226
1999....................................        25          211
2000....................................         9          164
Thereafter..............................     --             330
                                           --------    ----------
Total minimum lease obligations.........       240       $1,415
                                                       ==========
Less amount representing interest.......        30
                                           --------
Present value of minimum lease
  obligations...........................       210
     Less current portion...............        98
                                           --------
Long-term capital lease obligations.....    $  112
                                           ========

  LITIGATION

     The Company is from time to time subject to claims and suits arising in the ordinary course of operations. In the opinion of management, the ultimate resolution of such pending legal proceedings will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

5.  INCOME TAXES:

     The differences between the federal tax rate and the Company's effective tax rate at December 31 were as follows:

                                            1993       1994       1995
                                          ---------  ---------  ---------
Tax at U.S. statutory rate (34%)........  $      49  $      45  $     (18)
State income taxes, net of federal
  tax...................................          4          4         (2)
Income not subject to corporate level
  federal tax...........................        (53)       (49)        20
                                          ---------  ---------  ---------
                                          $      --  $      --  $      --
                                          =========  =========  =========

6.  SUPPLEMENTAL CASH FLOW INFORMATION:

                                              YEAR ENDED DECEMBER 31,
                                          -------------------------------
                                            1993       1994       1995
                                          ---------  ---------  ---------
                                              (DOLLARS IN THOUSANDS)
Cash paid during the period for
  interest..............................  $      20  $      32  $      65
Noncash transactions -- capital lease
  obligations...........................  $      73  $     206  $     100

7.  CREDIT RISK AND FAIR VALUE OF FINANCIAL INSTRUMENTS:

  CREDIT RISK

     The Company grants patients credit in the normal course of business. The credit risk with respect to these patient receivables is generally considered minimal because procedures are in effect to monitor the

                            MID-SOUTH DENTAL CENTERS
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

creditworthiness of patients and appropriate allowances are made to reduce accounts to their net realizable values.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following estimated fair values of financial instruments have been determined by the Company using available market information and appropriate valuation methodologies.

     The carrying amounts of cash and cash equivalents, receivables and accounts payable approximate fair values due to the short-term maturities of these instruments. The carrying amounts of the Company's fixed rate long-term borrowings as of December 31, 1994 and 1995, respectively, approximate their fair value.

     The carrying value of the Company's revolving credit agreement approximates fair value because the rate on such agreement is variable, based on current market.

8.  SUBSEQUENT EVENT:

     The assets of the Company were acquired by Castle Dental Centers of Tennessee in May 1996.

9.  RELATED PARTY TRANSACTIONS:

     The Company leased certain assets from the owner of the Company. Lease expense related to these assets for each of the years ended 1993, 1994, and 1995 was approximately $44,000.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholder of
  Horizon Dental Centers:

     We have audited the accompanying combined balance sheet of Horizon Dental Centers as of December 31, 1995, and the related combined statements of operations, changes in stockholder's equity (deficit) and cash flows for each of the two years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Horizon Dental Centers as of December 31, 1994 and 1995, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                                      COOPERS & LYBRAND L.L.P.

Houston, Texas
August 15, 1996

                             HORIZON DENTAL CENTERS
                             COMBINED BALANCE SHEET
                               DECEMBER 31, 1995
                                 (IN THOUSANDS)

                                        DECEMBER 31,
                                            1995
                                        ------------
               ASSETS
Current assets:
     Cash and cash equivalents.......      $   50
     Patient receivables.............         160
     Other current assets............           4
                                        ------------
          Total current assets.......         214
     Property and equipment, net.....          26
     Receivable from affiliate.......         809
                                        ------------
          Total assets...............      $1,049
                                        ============
LIABILITIES AND STOCKHOLDER'S DEFICIT
Current liabilities:
     Current portion of long-term
     debt............................      $  458
     Accounts payable and accrued
     liabilities.....................           6
                                        ------------
          Total current
        liabilities..................         464
Long-term debt.......................         659
Commitments and contingencies
Common stock.........................          10
Accumulated deficit..................         (84)
                                        ------------
          Total liabilities and
        stockholder's deficit........      $1,049
                                        ============

     The accompanying notes are an integral part of the combined financial statements.

                             HORIZON DENTAL CENTERS
                       COMBINED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                       YEAR ENDED DECEMBER
                                               31,
                                       --------------------
                                         1994       1995
                                       ---------  ---------
Net patient revenues.................  $   5,652  $   5,430
                                       ---------  ---------
Expenses:
  Professional fees and clinic
     expenses........................      3,006      3,012
  Dental supplies and laboratory
     fees............................        124        132
  Affiliate management fee...........      1,694      1,249
  Rent expense.......................        615        520
  Advertising and marketing..........        264        162
  General and administrative.........        106        110
  Other operating expenses...........         58         58
                                       ---------  ---------
       Total expenses................      5,867      5,243
                                       ---------  ---------
       Operating income (loss).......       (215)       187
                                       ---------  ---------
Interest expense.....................         37         44
                                       ---------  ---------
Net income (loss)....................  $    (252) $     143
                                       =========  =========
If all of the Company's operations
  had been subject to income taxes,
  net income would have been as
  follows (unaudited):
  Historical income before income
     taxes...........................             $     143
  Provision for income taxes.........                    54
                                                  ---------
  Net income.........................             $      89
                                                  =========

     The accompanying notes are an integral part of the combined financial statements.

                             HORIZON DENTAL CENTERS
        COMBINED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY (DEFICIT)
                                 (IN THOUSANDS)

                                                      RETAINED
                                                      EARNINGS
                                        COMMON      (ACCUMULATED
                                        STOCK         DEFICIT)
                                        ------      ------------
Balance, January 1, 1994.............    $  9          $   25
     Stock issued....................       1          --
     Net loss........................    --              (252)
                                        ------      ------------
Balance, December 31, 1994...........      10            (227)
     Net income......................    --               143
                                        ------      ------------
Balance, December 31, 1995...........    $ 10          $  (84)
                                        ======      ============

     The accompanying notes are an integral part of the combined financial statements.

                             HORIZON DENTAL CENTERS
                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                            YEAR ENDED
                                           DECEMBER 31,
                                       --------------------
                                         1994       1995
                                       ---------  ---------
Cash flows from operating activities:
  Net income (loss)..................  $    (252) $     143
  Adjustments:
     Depreciation and amortization...          2          2
     Changes in operating assets and
     liabilities:
       Patient receivables...........        (22)        10
       Other current assets..........         (5)         4
       Accounts payable and accrued
        liabilities..................         (5)    --
                                       ---------  ---------
          Net cash provided by (used
             in) operating
             activities..............       (282)       159
                                       ---------  ---------
Cash flows used in investing
  activities -- capital
  expenditures.......................        (20)        (9)
                                       ---------  ---------
Cash flows from financing activities:
  Proceeds from debt.................        577        351
  Repayment of debt..................       (276)      (453)
                                       ---------  ---------
          Net cash provided by (used
             in) financing
             activities..............        301       (102)
                                       ---------  ---------
Net change in cash and cash
  equivalents........................         (1)        48
Cash and cash equivalents, beginning
  of period..........................          3          2
                                       ---------  ---------
Cash and cash equivalents, end of
period...............................  $       2  $      50
                                       =========  =========

     The accompanying notes are an integral part of the combined financial statements.

                             HORIZON DENTAL CENTERS
                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  CORPORATE ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  CORPORATE ORGANIZATION

     Horizon Dental Centers (the "Company") is a provider of dental services and products that operates dental practices in central and north Texas. The combined financial statements for 1994 and 1995 reflect the operations of the following corporations because these entities were under common control:

                                           FEDERAL INCOME
            NAME OF COMPANY                  TAX STATUS
----------------------------------------   ---------------
CA Dental Services, PC..................   S Corp.
NA Dental Services, PC..................   S Corp.
SCA Dental Services, PC.................   S Corp.
SA Dental Services, PC..................   S Corp.
EFW Dental Services, PC.................   C Corp.
NEFW Dental Services, PC................   C Corp.
HDC Dental Services, PC.................   C Corp.
MIDCITIES Services, PC..................   C Corp.
West Fort Worth Dental Services, PC.....   C Corp.
Austin Periodontist Assoc., Inc.........   C Corp.

     All significant intercompany accounts and transactions have been eliminated in combination.

  USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid debt investments with original maturities of three months or less when purchased to be cash equivalents. The carrying amounts approximate fair value because of the short maturity.

     The Company maintains cash balances at various financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company's accounts at these institutions may, at times, exceed the federally insured limits. The Company has not experienced any losses in such accounts.

  REVENUE RECOGNITION

     Net patient revenues represent amounts billed to patients for services performed by affiliated dentists. Dental revenue is recognized as the services are performed and billed. Accounts receivable consist primarily of receivables from patients, insurers, and other third-party payers for dental services provided by dentists. Such amounts are reduced by an allowance for uncollectible accounts based on historical experience.

  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation and amortization of property and equipment, which include the amortization of assets recorded under capital leases, are provided using the straight-line method over the estimated useful lives of the various classes of depreciable assets, ranging from five to seven years. Maintenance and repairs are charged to expense whereas renewals and major replacements are capitalized. Gains and losses from dispositions are included in operations.

                             HORIZON DENTAL CENTERS
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  INCOME TAXES

     All federal and state income tax liabilities are the responsibility of the shareholder for the Companies that are Subchapter S Corporations.

     The Subchapter C Corporations utilize the liability method for income taxes. Under this method, deferred taxes are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates currently in effect when the differences reverse.

  ADVERTISING

     Advertising costs are expensed when incurred.

  RECENT FASB PRONOUNCEMENTS

     In March 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," which establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of. The Company adopted SFAS No. 121 during the first quarter of 1996. Implementation of SFAS No. 121 did not have a material impact on its financial position, results of operations or cash flows.

2.  LONG-TERM DEBT:

     Long-term debt consisted of the following:

                                         DECEMBER 31,
                                             1995
                                        --------------
                                        (IN THOUSANDS)
Notes payable........................       $1,117
Less current portion.................          458
                                        --------------
          Total long-term debt.......       $  659
                                        ==============

     The aggregate maturities of long-term debt as of December 31, 1995 for each of the next five years were as follows (in thousands):

1996.................................  $     458
1997.................................        446
1998.................................        213
                                       ---------
                                       $   1,117
                                       =========

     The Company has various fixed rate commercial promissory notes outstanding, that are collateralized by assets used in the Company's operations. The assets have been sold to Consolidated Industries Inc., an entity owned by the stockholder. The Company recorded a receivable from this affiliate. The promissory notes are payable in monthly installments of principal and interest ranging from $8,000 to $9,000 and have varying maturity dates through 1998. Interest rates on these notes vary at rates ranging from 17% to 21% per year. The affiliate makes payments of principal and interest on this debt, the principal payments are reflected as a reduction of the receivable and the debt. The interest cost is borne by the affiliate and incorporated into the management fees paid by the Company (see Note 6).

                             HORIZON DENTAL CENTERS
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

3.  COMMITMENT AND CONTINGENCIES:

  LITIGATION

     The Company is from time to time subject to claims and suits arising in the ordinary course of operations. In the opinion of management, the ultimate resolution of such pending legal proceedings will not have a material adverse effect on the Company's financial position, results of operations or cash flows.

4.  CREDIT RISK AND FAIR VALUE OF FINANCIAL INSTRUMENTS:

  CREDIT RISK

     The Company grants patients credit in the normal course of business. The credit risk with respect to these patient receivables is generally considered minimal because procedures are in effect to monitor the credit worthiness of patients and appropriate allowances are made to reduce accounts to their net realizable values.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following estimated fair values of financial instruments have been determined by the Company using available market information and appropriate valuation methodologies.

     The carrying amounts of cash and cash equivalents, receivables and accounts payable approximate fair values due to the short-term maturities of these instruments. The carrying amounts of the Company's long-term borrowings as of December 31, 1994 and 1995, respectively, approximate their fair value.

5.  AFFILIATE MANAGEMENT AGREEMENT:

     The Company has entered into a management agreement with Consolidated Industries Inc., an entity owned by the Company's stockholder. Under the agreement Consolidated provides services to the Company for a fixed fee. These services include consultation and management services and the use of office equipment and facilities. Fees paid to the affiliate were $1,694,000 and $1,249,000 for 1994 and 1995, respectively.

6.  PROFESSIONAL FEE AND CLINICAL AGREEMENT:

     The Company has entered into professional and clinical agreements with various professional corporations. The agreements are for services to be provided to the Company for daily services of dentists, clinical support, and daily management of each facility. Such fees incurred under these agreements were $3,006,000 and $3,012,000 for 1994 and 1995, respectively.

7.  SUBSEQUENT EVENTS:

     Castle Dental Centers of Texas acquired certain assets and stock of the entities described in Note 1 during August 1996.

                               [GRAPHIC OMITTED]

    [GRAPHICS: PHOTOGRAPHS DEPICTING INTERIOR AND EXTERIOR OF DENTAL OFFICES
                INCLUDING DENTAL OFFICE PERSONNEL AND PATIENTS.]

================================================================================

  NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY SECURITY OTHER THAN THE SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY THE SHARES OF COMMON STOCK OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

  UNTIL _________________ __, 1997 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS) ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES OFFERED HEREBY, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               ------------------

                               TABLE OF CONTENTS

                                      PAGE
                                      ----
Prospectus Summary...................    3
Risk Factors.........................    7
The Company..........................   15
Use of Proceeds......................   16
Dividend Policy......................   17
Dilution.............................   17
Capitalization.......................   18
Selected Historical and Pro Forma
  Financial Data.....................   19
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations......................   21
Business.............................   31
Management...........................   43
Certain Transactions.................   50
Principal Stockholders...............   52
Description of Capital Stock.........   54
Shares Eligible for Future Sale......   57
Underwriting.........................   59
Legal Matters........................   60
Experts..............................   60
Additional Information...............   60
Index to Combined Financial
  Statements.........................  F-1

                                2,500,000 SHARES

                          [CASTLE DENTAL CENTERS LOGO]

                                  COMMON STOCK

                           -------------------------
                                   PROSPECTUS
                           -------------------------
                              J.C. Bradford & Co.
                               Southcoast Capital
                                  Corporation

                                         , 1997

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Company in connection with the issuance and distribution of the securities being registered. All amounts are estimates except for the fees payable to the Commission.

                                        AMOUNT TO
                                         BE PAID
                                        ----------
Commission registration fee..........   $   21,811
Printing expenses....................   $  150,000
Legal fees and expenses..............   $  350,000
Accounting fees and expenses.........   $  600,000
Transfer Agent's and Registrar's
fees.................................   $   15,000
Miscellaneous........................   $   88,189
                                        ----------
     TOTAL...........................   $1,225,000
                                        ==========


ITEM 14.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     The Company's Certificate of Incorporation, as amended, and Bylaws incorporate substantially the provisions of the Delaware General Corporation Law ("DGCL") providing for indemnification of directors and officers of the Company against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an officer or director of the Company or is or was serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

     As permitted by Section 102 of the DGCL, the Company's Certificate of Incorporation, as amended, contains provisions eliminating a director's personal liability for monetary damages to the Company and its stockholders arising from a breach of a director's fiduciary duty except for liability (a) for any breach of the director's duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit.

     Section 145 of the DGCL provides generally that a person sued as a director, officer, employee or agent of a corporation may be indemnified by the corporation for reasonable expenses, including attorneys' fees, if in the case of other than derivative suits such person has acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal proceeding, had no reasonable cause to believe that such person's conduct was unlawful). In the case of a derivative suit, an officer, employee or agent of the corporation which is not protected by the Certificate of Incorporation may be indemnified by the corporation for reasonable expenses, including attorneys' fees, if such person has acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in the case of a derivative suit in respect of any claim as to which an officer, employee or agent has been adjudged to be liable to the corporation unless that person is fairly and reasonably entitled to indemnity for proper expenses. Indemnification is mandatory in the case of a director, officer, employee, or agent who is successful on the merits in defense of a suit against such person.

     The Company has entered into indemnity agreements with its directors and certain key officers pursuant to which the Company generally is obligated to indemnify its directors and such officers to the full extent permitted by the DGCL as described above.

     The Company intends to purchase liability insurance policies covering directors and officers in certain circumstances.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     On December 18, 1995, the Company issued and sold shares of its Series A Convertible Preferred Stock to the following investors in the following amounts:
Declaration of Trust for Defined Benefit Plans of Zeneca Holdings Inc.-165,965 shares, Delaware State Employees' Retirement Fund-838,123 shares and Declaration of Trust for Defined Benefit Plans of ICI American Holdings Inc.-240,649 shares, each of which represented to the Company that it is an accredited investor under Rule 501(a) of Regulation D. The Series A Preferred Stock was issued in connection with a loan from the Pecks Investors to the Company of $7.5 million. These sales were exempt from registration under Section 4(2) of the Securities Act, no public offering being involved.

     Also on December 18, 1995, the following individuals received Common Stock of the Company in the following amounts pursuant to the merger of the Company with Family Dental Services of Texas, Inc.: Jack H. Castle Jr., Trustee-1,428,000 shares, Castle Interests, Ltd.-1,028,000 shares, Lisa G. Castle Donnell, Trustee-116,000 shares, Jack H. Castle, D.D.S.-714,000 shares, Loretta Castle-714,000 shares, each of which is an accredited investor under Rule 501(a) of Regulation D. The consideration for the issuance of these shares of Common Stock was the merger of the Company with Family Dental Services of Texas, Inc. See "Unaudited Pro Forma Consolidated Financial Information." The foregoing transactions were exempt from registration under Section 4(2) of the Securities Act, no public offering being involved.

     Also on December 18, 1995, the Company issued to GulfStar Investments, Ltd., an accredited investor under Rule 501(a) of Regulation D, a Common Stock purchase warrant for 113,158 shares of Common Stock. The consideration for the issuance of the Common Stock purchase warrant was services performed by an affiliate of Gulfstar Investments, Ltd. to the Company. The foregoing transaction was exempt from registration under Section 4(2) of the Securities Act, no public offering being involved.

     On April 29, 1996, the Company issued and sold 150,000 shares of its Common Stock to Mid-South Dental Center, P.C., which represented to the Company that it is an accredited investor under Rule 501(a) of Regulation D. These shares of Common Stock represent the stock portion of the purchase price of the acquisition by the Company of certain assets of Mid-South Dental Center, P.C. The foregoing transaction was exempt from registration under Section 4(2) of the Securities Act, no public offering being involved.

     On May 19, 1996, the Company issued and sold 145,242 shares of its Common Stock to 1st Dental Care, Inc., which represented to the Company that it is an accredited investor under Rule 501(a) of Regulation D, and issued to 1st Dental Care, Inc. an aggregate of $943,363 of subordinated notes convertible into Common Stock at a conversion price of $6.75 per share, subject to antidilution adjustments and automatic annual increase in conversion price. These shares of Common Stock represent the stock portion of the purchase price of the acquisition by the Company of certain assets of 1st Dental Care, Inc. The foregoing transaction was exempt from registration under Section 4(2) of the Securities Act, no public offering being involved.

     On August 9, 1996 in connection with the acquisition of Horizon Dental Centers, the Company issued and sold 21,315 shares of its Common Stock to EFW Dental Centers, P.C., 70,280 shares of its Common Stock to NEFW Dental Centers, P.C., 65,095 shares of its Common Stock to HDC Dental Services, P.C., 71,432 shares of its Common Stock to Midcities Dental Services, P.C., 59,912 shares of its Common Stock to West Ft. Worth Dental Services, P.C., and 48,966 shares of its Common Stock to N.A. Dental Services, P.C., each of which represented to the Company that it is an accredited investor under Rule 501(a) of Regulation D. These shares of Common Stock represent the stock portion of the purchase price of the acquisition by the Company of Horizon Dental. The foregoing transactions were exempt from registration under Section 4(2) of the Securities Act, no public offering being involved.

     On June 16, 1997, the Company issued and sold shares of its Series C Convertible Preferred Stock to the following investors in the following amounts:
Declaration of Trust for Defined Benefit Plans of Zeneca Holdings, Inc.-32,351 shares, Delaware State Employees' Retirement Fund-163,331 shares and Declaration of Trust for Defined Benefit Plans of ICI American Holdings, Inc.-247,009 shares, each of which represented to the Company that it is an accredited investor under Rule 501(a) of Regulation D. The Series C Preferred Stock was issued in connection with a loan from the Pecks Investors to the Company of $2.0 million. These sales were exempt from registration under Section 4(2) of the Securities Act, no public offering being involved.

     Effective June 1, 1997, the Company entered into an Option Agreement for the Purchase and Sale of Businesses with SW Dental Associates, LC and its owners. Under the terms of the Option Agreement, the Company has paid $1.5 million for an option to acquire all of the outstanding limited liability company interests in and capital stock of SW Dental. At the time the Company exercises its option under the Option Agreement, the Company will enter into a definitive purchase agreement (the "Acquisition Agreement") with SW Dental and its two equity owners, the terms of which have been fully negotiated and are subject to no conditions within the control of the equity owners of SW Dental, and the form of which is attached to the Option Agreement. The consideration for the transactions contemplated by the Acquisition Agreement are (i) $5.2 million in cash, of which $1.5 million has previously been paid, and (ii) the issuance to one of SW Dental's equity owners, John Goodman, D.D.S., an accredited investor, of a number of shares of the Company's Series B Convertible Preferred Stock calculated in accordance with a formula set forth in the Acquisition Agreement, which the Company presently expects to be 140,909. The foregoing transaction is exempt from registration under Section 4(2) of the Securities Act, no public offering being involved.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)  Exhibits

        EXHIBIT
         NUMBER                DESCRIPTION OF EXHIBIT
-------------------------------------------------------------
         **1         -- Form of underwriting agreement among
                        Castle Dental Centers, Inc. and the
                        underwriters.
          *3.1       -- Certificate of Incorporation of
                        Castle Dental Centers, Inc., as
                        amended.
          *3.2       -- Certificate of Amendment to
                        Certificate of Incorporation of
                        Castle Dental Centers, Inc. dated
                        August 28, 1996.
          *3.3       -- Bylaws of Castle Dental Centers, Inc.
          *3.4       -- Amendment to Bylaws of Castle Dental
                        Centers, Inc. dated August 16, 1996.
           3.5       -- Certificate of Amendment of
                        Certificate of Incorporation of
                        Castle Dental Centers, Inc. dated
                        June 16, 1997.
         **3.6       -- Certificate of Designation of Series
                        B Convertible Preferred Stock, dated
                           , 1997.
           3.7       -- Certificate of Designation of Series
                        C Convertible Preferred Stock, dated
                        June 16, 1997.
          *4.1       -- Form of Certificate representing the
                        Common Stock, par value $.001 per
                        share, of Castle Dental Centers, Inc.
          *4.2       -- Securityholders Agreement dated
                        December 18, 1995, among Castle
                        Dental Centers, Inc., Jack H. Castle,
                        D.D.S., P.C., certain investors in
                        the Company, certain stockholders of
                        Castle Dental Centers, Inc., and
                        certain shareholders of Jack H.
                        Castle, D.D.S., P.C.
          *4.3       -- Amendment, Waiver and Consent dated
                        August 20, 1996 given by Pecks
                        Management Partners Ltd. on behalf of
                        Delaware State Employees' Retirement
                        Fund and the pension plans of Zeneca
                        Holdings, Inc. and ICI American
                        Holdings, Inc.
          *4.4       -- Stockholders' Agreement dated May 19,
                        1996 among Castle Dental Centers,
                        Inc. and certain stockholders.
          *4.5       -- Stockholders' Agreement dated May 31,
                        1996 by and among Castle Dental
                        Centers, Inc. and certain
                        stockholders.
          *4.6       -- Stockholders' Agreement dated August
                        9, 1996 by and among Castle Dental
                        Centers, Inc. and certain
                        stockholders.
          *4.7       -- Registration Rights Agreement dated
                        December 18, 1995, among Castle
                        Dental Centers, Inc. and Delaware
                        State Employees' Retirement Fund,
                        Declaration of Trust for Defined
                        Benefit Plan of ICI American
                        Holdings, Inc., Declaration of Trust
                        for Defined Benefit Plan of Zeneca
                        Holdings, Inc. and certain
                        stockholders and investors in the
                        Company.
          *4.8       -- Registration Rights Agreement dated
                        May 19, 1996 between Castle Dental
                        Centers, Inc. and 1st Dental Care,
                        Inc.
          *4.9       -- Registration Rights Agreement dated
                        May 31, 1996 by and between Castle
                        Dental Centers, Inc. and G. Powell
                        Bilyeu, D.D.S.
          *4.10      -- Registration Rights Agreement dated
                        August 9, 1996 by and between Castle
                        Dental Centers, Inc., Joseph A.
                        Bonola, D.D.S. and Larry C. Jackson,
                        D.D.S.
           4.11      -- Reserved.
           4.12      -- Amended and Restated Securityholders
                        Agreement dated June 16, 1997, among
                        Castle Dental Centers, Inc., Jack H.
                        Castle, D.D.S., P.C., certain
                        investors in the Company, certain
                        stockholders of Castle Dental
                        Centers, Inc., and certain sharehold-
                        ers of Jack H. Castle, D.D.S., P.C.

        EXHIBIT
         NUMBER                DESCRIPTION OF EXHIBIT
-------------------------------------------------------------
           4.13      -- Amended and Restated Registration
                        Rights Agreement dated June 16, 1997,
                        among Castle Dental Centers, Inc. and
                        Delaware State Employees' Retirement
                        Fund, Declaration of Trust for
                        Defined Benefit Plan of ICI American
                        Holdings, Inc., Declaration of Trust
                        for Defined Benefit Plan of Zeneca
                        Holdings, Inc. and certain
                        stockholders and investors in the
                        Company.
           4.14      -- Registration Rights Agreement dated
                        as of June , 1997, by and between
                        Castle Dental Centers, Inc. and John
                        Goodman, D.D.S.
         **5         -- Opinion of Bracewell & Patterson,
                        L.L.P. as to the validity of the
                        Common Stock being offered.
         *10.1       -- Securities Purchase Agreement dated
                        December 18, 1995 among Castle Dental
                        Centers, Inc., Jack H. Castle,
                        D.D.S., P.C., JHCDDS, Inc. and
                        certain investors.
          10.2       -- Amendment No. 1 to Securities
                        Purchase Agreement dated June 16,
                        1997 among Castle Dental Centers,
                        Inc., Jack H. Castle, D.D.S., P.C.,
                        JHCDDS, Inc. and certain investors.
         *10.3       -- 12% Senior Subordinated Note due
                        December 18, 2002 between Castle
                        Dental Centers, Inc. and NAP &
                        Company in the principal amount of
                        $5,050,000.
         *10.4       -- 12% Senior Subordinated Note due
                        December 18, 2002 between Castle
                        Dental Centers, Inc. and Fuelship &
                        Company in the principal amount of
                        $1,000,000.
         *10.5       -- 12% Senior Subordinated Note due
                        December 18, 2002 between Castle
                        Dental Centers, Inc. and Northman &
                        Company in the principal amount of
                        $1,450,000.
          10.6       -- Management Services Agreement
                        effective December 18, 1995 by and
                        between Castle Dental Centers, Inc.
                        and Jack H. Castle, D.D.S., P.C.
         *10.7       -- Amendment to Management Services
                        Agreement between Castle Dental
                        Centers, Inc. and Jack H. Castle,
                        D.D.S., P.C., dated as of August 15,
                        1996.
         *10.8       -- Accounts Receivable Purchase
                        Agreement dated December 18, 1995,
                        between Jack H. Castle, D.D.S., P.C.
                        and Castle Dental Centers, Inc.
         *10.9       -- Plan and Agreement of Merger of
                        Family Dental Services of Texas, Inc.
                        with and into Castle Dental Centers,
                        Inc. dated December 18, 1995.
          10.10      -- Stock Purchase Agreement dated
                        December 18, 1995 by and between Jack
                        H. Castle, D.D.S. and Castle Dental
                        Centers, Inc.
         *10.11      -- Amendment to Stock Purchase Agreement
                        by and between Jack H. Castle, D.D.S.
                        and Castle Dental Centers, Inc.,
                        dated as of August 15, 1996.
         *10.12      -- Deferred Compensation Agreement
                        effective December 18, 1995 by and
                        between Castle Dental Centers, Inc.
                        and Jack H. Castle, D.D.S.
         *10.13      -- Indemnity Agreement dated December
                        18, 1995 by and between Castle Dental
                        Centers, Inc. and G. Kent Kahle.
         *10.14      -- Indemnity Agreement dated December
                        18, 1995, by and between Castle
                        Dental Centers, Inc. and Jack H.
                        Castle, D.D.S.
         *10.15      -- Indemnity Agreement dated December
                        18, 1995 by and between Castle Dental
                        Centers, Inc. and Jack H. Castle, Jr.
         *10.16      -- Indemnity Agreement dated December
                        18, 1995 by and between Castle Dental
                        Centers, Inc. and Robert J. Cresci.
         *10.17      -- Indemnity Agreement dated August 16,
                        1996 by and between Castle Dental
                        Centers, Inc. and Bannus B. Hudson.
         *10.18      -- Indemnity Agreement dated August 16,
                        1996 by and between Castle Dental
                        Centers, Inc. and Elizabeth A.
                        Tilney.
          10.19      -- Asset Purchase Agreement dated May
                        19, 1996 by and among Castle Dental
                        Centers of Florida, Inc., and 1st
                        Dental Care, Inc., Hernando Dental
                        Center-Lester B. Greenberg, D.D.S.,
                        P.A., M&B Dental Lab, Inc., Lester B.
                        Greenberg, D.D.S. and Elisa
                        Greenberg.
         *10.20      -- 10% Note due May 19, 2001 by and
                        between Castle Dental Centers, Inc.
                        and 1st Dental Care, Inc. in the
                        principal amount of $1,787,938.

        EXHIBIT
         NUMBER                DESCRIPTION OF EXHIBIT
-------------------------------------------------------------
         *10.21      -- 6.36% Note due May 19, 2000 by and
                        between Castle Dental Centers, Inc.
                        and 1st Dental Care, Inc. in the
                        principal amount of $656,588.
         *10.22      -- 6.36% Note due May 19, 2000 by and
                        between Castle Dental Centers, Inc.
                        and M&B Dental Lab, Inc. in the
                        principal amount of $286,775.
          10.23      -- Management Services Agreement
                        effective May 19, 1996 by and between
                        Castle Dental Centers of Florida,
                        Inc. and Castle 1st Dental Care, P.A.
         *10.24      -- Amendment to Management Services
                        Agreement between Castle Dental
                        Centers of Florida, Inc. and Castle
                        1st Dental Care, P.A., dated as of
                        August 16, 1996.
         *10.25      -- Accounts Receivable Purchase
                        Agreement dated May 19, 1996, between
                        Castle 1st Dental Care, P.A. and
                        Castle Dental Centers of Florida,
                        Inc.
         *10.26      -- Trade Name License Agreement
                        effective May 19, 1996 by and between
                        Castle Dental Centers of Florida,
                        Inc. and Castle 1st Dental Care, P.A.
         *10.27      -- Trademark License Agreement effective
                        May 19, 1996 by and between Castle
                        Dental Centers of Florida, Inc. and
                        Castle 1st Dental Care, P.A.
          10.28      -- Employment Agreement dated May 19,
                        1996 by and between Castle Dental
                        Centers of Florida, Inc. and Lester
                        B. Greenberg, D.D.S.
          10.29      -- Asset Purchase Agreement dated April
                        29, 1996 by and among Castle Dental
                        Centers of Tennessee, Inc. and
                        Mid-South Dental Center, P.C. and G.
                        Powell Bilyeu, D.D.S.
         *10.30      -- 10% Note due May 30, 2001 by and
                        between Castle Dental Centers, Inc.
                        and Mid-South Dental Centers, P.C. in
                        the principal amount of $750,000.
         *10.31      -- Accounts Receivable Purchase
                        Agreement dated May 31, 1996, between
                        Castle Mid-South Dental Centers, P.C.
                        and Castle Dental Centers of
                        Tennessee, Inc.
          10.32      -- Management Services Agreement
                        effective May 31, 1996 by and between
                        Castle Dental Centers of Tennessee,
                        Inc. and Castle Mid-South Dental
                        Center, P.C.
         *10.33      -- Amendment to Management Services
                        Agreement between Castle Dental
                        Centers of Tennessee, Inc. and Castle
                        Mid-South Dental Center, P.C., dated
                        as of August 16, 1996.
         *10.34      -- Trade Name License Agreement
                        effective May 31, 1996 by and between
                        Castle Dental Centers of Tennessee,
                        Inc. and Castle Mid-South Dental
                        Centers, P.C.
         *10.35      -- Trademark License Agreement effective
                        May 31, 1996 by and between Castle
                        Dental Centers of Tennessee, Inc. and
                        Castle Mid-South Dental Centers, P.C.
          10.36      -- Employment Agreement dated May 31,
                        1996 by and between Castle Dental
                        Centers of Tennessee, Inc., and G.
                        Powell Bilyeu, D.D.S.
          10.37      -- Asset Purchase Agreement dated August
                        9, 1996 by and among Castle Dental
                        Centers, Inc.; Castle Dental Centers
                        of Texas, Inc.; Consolidated
                        Industries, Inc.; S.A. Dental
                        Services, P.C.; C.A. Dental Services,
                        P.C.; S.C.A. Dental Services, P.C.;
                        Austin Periodontist Associates, Inc.;
                        Joseph A. Bonola, D.D.S.; and Kristen
                        Bonola.
          10.38      -- Plan and Agreement of Reorganization
                        dated August 9, 1996 by and among
                        Castle Dental Centers, Inc.; Castle
                        Dental Centers of Texas, Inc.; N.A.
                        Dental Services, P.C.; EFW Dental
                        Services, P.C.; HDC Dental Services,
                        P.C.; Midcities Dental Services,
                        P.C.; NEFW Dental Services, P.C.;
                        West Ft. Worth Dental Services, P.C.;
                        Joseph A. Bonola, D.D.S.; Kristen
                        Bonola; and Larry Charles Jackson.
         *10.39      -- 10% Note due July 9, 2001 between
                        Castle Dental Centers, Inc. and
                        Joseph Bonola, D.D.S. in the
                        principal amount of $1,000,000.
         *10.40      -- License Agreement effective August 9,
                        1996 by and between Joseph A. Bonola,
                        D.D.S. and Castle Dental Centers of
                        Texas, Inc.
          10.41      -- Employment Agreement dated August 9,
                        1996 by and between Jack H. Castle,
                        D.D.S., P.C., and Joseph A. Bonola,
                        D.D.S.

        EXHIBIT
         NUMBER                DESCRIPTION OF EXHIBIT
-------------------------------------------------------------
         *10.42      -- Escrow Agreement dated August 9, 1996
                        by and among N.A. Dental Services,
                        P.C.; EFW Dental Services P.C.; NEFW
                        Dental Services, P.C.; HDC Dental
                        Services, P.C.; Midcities Dental
                        Services, P.C.; West Ft. Worth Dental
                        Services, P.C.; Joseph A. Bonola and
                        Kristen Bonola; Castle Dental Centers
                        of Texas, Inc,.; and the escrow agent
                        named therein.
          10.43      -- Reserved
          10.44      -- Reserved
          10.45      -- Reserved
          10.46      -- Reserved
          10.47      -- Reserved
          10.48      -- Reserved
         *10.49      -- Amended and Restated Credit Agreement
                        dated May 31, 1996 between Castle
                        Dental Centers, Inc. and NationsBank
                        of Texas, N.A.
         *10.50      -- $3,000,000 Revolving Credit Note
                        dated May 31, 1996 between Castle
                        Dental Centers, Inc. and NationsBank
                        of Texas, N.A.
         *10.51      -- $6,000,000 Term Note dated May 31,
                        1996 between Castle Dental Centers,
                        Inc. and NationsBank of Texas, N.A.
         *10.52      -- $10,000,000 Advancing Term Note dated
                        May 31, 1996 between Castle Dental
                        Centers, Inc. and NationsBank of
                        Texas, N.A.
         *10.53      -- Amended and Restated Security
                        Agreement (Stocks, Bonds and Other
                        Securities) dated May 31, 1996
                        between Castle Dental Centers, Inc.
                        and NationsBank of
                        Texas, N.A.
         *10.54      -- Amended and Restated Security
                        Agreement (Accounts, Inventory,
                        Equipment, Chattel Paper, Documents,
                        Instruments, General Intangibles and
                        Other Property) dated May 31, 1996
                        between Castle Dental Centers, Inc.
                        and NationsBank of Texas, N.A.
         *10.55      -- Amended and Restated Guaranty
                        Agreement dated May 31, 1996 by Jack
                        H. Castle, Jr. in favor of
                        NationsBank of Texas, N.A.
         *10.56      -- Guaranty Agreement dated May 31, 1996
                        by JHCDDS, Inc. in favor of
                        NationsBank of Texas, N.A.
         *10.57      -- Amended and Restated Security
                        Agreement (Accounts, Inventory,
                        Equipment, Chattel Paper, Documents,
                        Instruments, General Intangibles and
                        Other Property) dated May 31, 1996
                        between JHCDDS, Inc. and NationsBank
                        of Texas, N.A.
         *10.58      -- Security Agreement (Accounts,
                        Inventory, Equipment, Chattel Paper,
                        Documents, Instruments, General
                        Intangibles and Other Property) dated
                        May 31, 1996 between Castle Dental
                        Centers of Florida, Inc. and
                        NationsBank of Texas, N.A.
         *10.59      -- Guaranty Agreement dated May 31, 1996
                        by Castle Dental Centers of Florida,
                        Inc. in favor of NationsBank of
                        Texas, N.A.
         *10.60      -- Security Agreement (Accounts,
                        Inventory, Equipment, Chattel Paper,
                        Documents, Instruments, General
                        Intangibles and Other Property) dated
                        May 31, 1996 between Castle Dental
                        Centers of Tennessee, Inc. and
                        NationsBank of Texas, N.A.
         *10.61      -- Guaranty Agreement dated May 31, 1996
                        by Castle Dental Centers of
                        Tennessee, Inc. in favor of
                        NationsBank of Texas, N.A.
         *10.62      -- Lease dated January 1, 1996 by and
                        between Goforth, Inc. and Family
                        Dental Services of Texas, Inc.
         *10.63      -- Lease Agreement effective February
                        20, 1995 by and between Lehndorff
                        Four Oaks Place Joint Venture and
                        Family Dental Services of Texas, Inc.
          10.64      -- Reserved
          10.65      -- Reserved
          10.66      -- Reserved
         *10.67      -- Option Agreement effective as of
                        December 18, 1995 by and between Jack
                        H. Castle, D.D.S. and Castle Dental
                        Centers, Inc.

        EXHIBIT
         NUMBER                DESCRIPTION OF EXHIBIT
-------------------------------------------------------------
         *10.68      -- Option Agreement effective as of May
                        19, 1996 by and between Lester B.
                        Greenberg, D.D.S. and Castle Dental
                        Centers of Florida, Inc.
         *10.69      -- Incentive Stock Option Agreement
                        dated May 31, 1996 between Castle
                        Dental Centers, Inc. and G. Powell
                        Bilyeu, D.D.S.
         *10.70      -- Incentive Stock Option Agreement
                        dated May 31, 1996 between Castle
                        Dental Centers, Inc. and Phillip T.
                        Hamner.
         *10.71      -- Incentive Stock Option Agreement
                        dated May 31, 1996 between Castle
                        Dental Centers, Inc. and David North.
          10.72      -- Option Agreement effective as of May
                        31, 1996 by and between G. Powell
                        Bilyeu and Castle Dental Centers of
                        Tennessee, Inc.
          10.73      -- Second Amendment and Supplement to
                        Amended and Restated Credit Agreement
                        dated as of June 16, 1997 between
                        Castle Dental Centers, Inc. and
                        NationsBank of Texas, N.A.
          10.74      -- 12% Senior Subordinated Note due
                        January 31, 1998 between Castle
                        Dental Centers, Inc. and NAP &
                        Company in the principal amount of
                        $1,347,000.
          10.75      -- 12% Senior Subordinated Note due
                        January 31, 1998 between Castle
                        Dental Centers, Inc. and Fuelship &
                        Company in the principal amount of
                        $267,000.
          10.76      -- 12% Senior Subordinated Note due
                        January 31, 1998 between Castle
                        Dental Centers, Inc. and Northman &
                        Co. in the principal amount of
                        $386,000.
          10.77      -- Amendment No. 1 to Deferred
                        Compensation Agreement dated June 16,
                        1997 by and between Castle Dental
                        Centers, Inc. and Jack H. Castle,
                        D.D.S.
          10.78     --  Option Agreement for the Purchase and
                        Sale of Businesses dated as of June
                        1, 1997 by and among Castle Dental
                        Centers of Texas, Inc., Castle Dental
                        Centers, Inc., Jack H. Castle,
                        D.D.S., P.C., SW Dental Associates,
                        LC, John Goodman, D.D.S. and Harold
                        Simpson, Jr.
          10.79     --  Asset Purchase Agreement dated as of
                        June , 1997 by and among Castle
                        Dental Centers of Texas, Inc., Jack
                        H. Castle, D.D.S., P.C. and SW Dental
                        Associates, LC.
          10.80     --  Member Interests Purchase Agreement
                        dated as of June 1, 1997 by and among
                        Castle Dental Centers of Texas, Inc.,
                        Castle Dental Centers, Inc., Jack H.
                        Castle, D.D.S., P.C., SW Dental
                        Associates, LC, John Goodman, D.D.S.
                        and Harold Simpson, Jr.
          10.81     --  Management Services Agreement
                        effective June 1, 1997 by and between
                        Castle Dental Centers of Texas, Inc.,
                        and SW Dental Associates, LC.
          10.82     --  Employment Agreement dated as of June
                        1, 1997 by and between Castle Dental
                        Centers of Texas, Inc. and John
                        Goodman, D.D.S.
          10.83      -- Consulting Agreement dated as of June
                        1, 1997 by and between Castle Dental
                        Centers of Texas, Inc. and Sheryl K.
                        Goodman.
        **10.84      -- Option Agreement dated as of , 1997
                        by and among Castle Dental Centers,
                        Inc., Castle Dental Centers of
                        Florida, Inc., Lester Greenberg
                        D.D.S. and NationsBank of Texas, N.A.
          11.1       -- Computation of Earnings Per Share.
          11.2       -- Computation of Earnings Per Share
                        under SAB No. 55.
          11.3       -- Computation of Pro Forma Earnings Per
                        Share.
         *21         -- Subsidiaries of the Registrant.
          23.1       -- Consent of Coopers & Lybrand L.L.P.
          23.2       -- Reserved
         *23.3       -- Consent of Emmett Moore.
         *23.4       -- Consent of Louis A. Waters.
        **27         -- Financial Data Schedule.

------------
 * Filed previously.

** To be filed by amendment.

ITEM 17.  UNDERTAKINGS.

     (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 14, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (b) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (c) The undersigned registrant hereby undertakes that: (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; (ii) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, CASTLE DENTAL CENTERS, INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT THERETO TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON JUNE 20, 1997.

                                          CASTLE DENTAL CENTERS, INC.
                                          BY: /s/ JACK H. CASTLE, JR.
                                                  JACK H. CASTLE, JR.
                                                CHAIRMAN OF THE BOARD AND
                                                 CHIEF EXECUTIVE OFFICER

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT OR AMENDMENT THERETO HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE INDICATED CAPACITIES ON JUNE 20, 1997.

      SIGNATURE                                  TITLE
      ---------                                  -----
/s/ JACK H. CASTLE, JR.              Chairman of the Board of Directors,
    Jack H. Castle, Jr.              Chief Executive Officer and Director
                                     (principal executive officer)

          *                          Director
  JACK H. CASTLE, D.D.S.

  /s/ JOHN M. SLACK                  Vice President and Chief Financial Officer
      John M. Slack                  (principal financial and accounting
                                      officer)


           *                         Director
     G. Kent Kahle


           *                         Director
    Robert J. Cresci


           *                         Director
   Elizabeth A. Tilney

By: s/ JACK H. CASTLE, JR.
      *Jack H. Castle, Jr.,
                   ATTORNEY-IN-FACT

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Castle Dental Centers, Inc.:

     Our report on the financial statements of Castle Dental Centers, Inc. is included on page F-12 of this registration statement. In connection with our audits of such financial statements, we have also audited the related financial statement schedule on S-2.

     In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included herein.

                                          COOPERS & LYBRAND L.L.P.

Houston, Texas
June 19, 1997

                          CASTLE DENTAL CENTERS, INC.
                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)

                                         BALANCE                                              BALANCE AT
                                        BEGINNING    CHARGED TO                                  END
             DESCRIPTION                 OF YEAR      EXPENSES      DEDUCTIONS      OTHER      OF YEAR
-------------------------------------   ---------    ----------    -------------    -----     ----------
Year ended December 31, 1994:
     Allowance for uncollectible
       accounts --
       patient receivables...........    $ 1,882       $1,444         $   730        --         $2,596
                                        =========    ==========    =============    =====     ==========
Year ended December 31, 1995:
     Allowance for uncollectible
       accounts --
       patient receivables...........    $ 2,596       $1,284         $ 1,443        --         $2,437
                                        =========    ==========    =============    =====     ==========
Year ended December 31, 1996:
     Allowance for uncollectible
       accounts-- patient
       receivables...................    $ 2,437       $1,137         $ 1,324       $ 175(1)    $2,425
                                        =========    ==========    =============    =====     ==========

                                         BALANCE                                              BALANCE AT
                                        BEGINNING    CHARGED TO                                  END
             DESCRIPTION                 OF YEAR      EXPENSES      DEDUCTIONS      OTHER      OF YEAR
-------------------------------------   ---------    ----------    -------------    -----     ----------
Year ended December 31, 1994:
     Allowance for uncollectible
       accounts -- unbilled patient
       receivables...................    $    56       $   57         $--            --         $  113
                                        =========    ==========    =============    =====     ==========
Year ended December 31, 1995:
     Allowance for uncollectible
       accounts -- unbilled patient
       receivables...................    $   113       $  115         $--            --         $  228
                                        =========    ==========    =============    =====     ==========
Year ended December 31, 1996:
     Allowance for uncollectible
       accounts-- unbilled patient
       receivables...................    $   228       $   90         $--           $  43(1)    $  361
                                        =========    ==========    =============    =====     ==========

--------------
(1) Acquired allowances for uncollectible accounts of Affiliated Dental
     Practices.

                                      S-2